As filed with the Securities and Exchange Commission on January 11, 2006
                                      An Exhibit List can be found on page II-6.
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GLOBAL AXCESS CORP
                         (Name of small business issuer)

          Nevada                       7299                    88-0199674
(State or other jurisdiction     (Primary standard           (IRS employer
     of incorporation)         industrial code number)    identification number)

                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082
                                 (904)-280-3950
          (Address and telephone number of principal executive offices and principal place of business)

                     Michael Dodak, Chief Executive Officer
                               GLOBAL AXCESS CORP
                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082
                                 (904)-280-3950
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                       (212) 930-9700 (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
Title of each class of           Amount to be       Proposed maximum      Proposed maximum         Amount of
   securities to be            registered (1)     offering price per    aggregate offering      registration
     registered                                         share(2)               price                 fee
-------------------------------------------------------------------------------------------------------------
Shares of common stock             2,879,403              $1.05             $3,023,373.15            $323.50

-------------------------------------------------------------------------------------------------------------
Shares of common stock             2,256,756              $1.05             $2,453,593.80            $264.78
issuable upon exercise of
common stock purchase
warrants
-------------------------------------------------------------------------------------------------------------

Shares of common stock             3,017,241              $1.05             $3,168,103.05            $338.99
issuable upon conversion
of convertible notes
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

Total                              8,233,400                                                         $927.27
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding and are issuable upon conversion of convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the notes as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 6, 2005, which was $1.05 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 11, 2006

                               GLOBAL AXCESS CORP
                               8,233,400 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 8,233,400 shares of our common stock, including 2,879,403 shares of common stock, up to 2,336,756 issuable upon the exercise of common stock purchase warrants and 3,017,241 shares of common stock issuable upon conversion of a convertible note. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "GAXC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 6, 2006, was $1.05.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Global Axcess Corp, with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               GLOBAL AXCESS CORP

Through our wholly owned subsidiaries, we provide various services through our automated teller machine (ATM) network. In addition, we also provide processing services. We currently own, operate or provide management services to approximately 5,000 ATMs in our network spanning 42 states. We also provide proprietary ATM branding and processing for 80 financial institutions with approximately 750 branded sites nationwide. Additionally, we provide processing services for over 1,000,000 transactions per month. For the year ended December 31, 2004, we generated net income of $1,139,889 as compared to $309,866 for the comparable period in 2003. In addition, for the nine months ended September 30, 2005, we generated net income of $559,176 as compared to net income of $608,651 for the comparable period in 2004.

Our principal offices are located at 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082 and our telephone number is (904) 280-3950. We are a Nevada corporation.

-------------------------------------------------------------------------------------------------------------------------------
The Offering
-------------------------------------------------------------------------------------------------------------------------------
Common stock offered by selling stockholders                 Up to 8,233,400 shares, which would represent 31.27% of our outstanding shares of common stock assuming the full conversion of all convertible notes and exercise of warrants being registered herewith including:

                                                             - 2,879,403 shares of common stock;

                                                             - up to 2,336,756 shares issuable upon the exercise of common stock purchase warrants; and

                                                             - 3,017,241 shares of common stock underlying a convertible note in the aggregate amount of $3,500,000 assuming full conversion of the convertible notes (includes a good faith estimate of the shares underlying the convertible debenture to account for a decrease in the conversion price);.

-------------------------------------------------------------------------------------------------------------------------------
Common stock to be outstanding after the offering            Up to 26,324,886 shares

-------------------------------------------------------------------------------------------------------------------------------
Use of Proceeds                                              We will not receive any proceeds from the sale of the common stock

-------------------------------------------------------------------------------------------------------------------------------
Over the Counter Bulletin Board Symbol                       GAXC

-------------------------------------------------------------------------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 20,970,886 shares of common stock outstanding as of January 6, 2006 and assumes the exercise of warrants by our selling stockholders.

We are registering shares of common stock and shares of common stock underlying common stock purchase warrants in connection with the following financing transactions engaged in pursuant to Section 4(2) under the Securities Act of 1933 or Regulation D promulgated thereunder:

January 2004 Private Placement

On January 19, 2004, we closed a private offering whereby we raised $2,500,000 in connection with the sale of 1,000,000 units for $2.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock and four common stock purchase warrants.

We issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrant terms are as follows:

      o The F Warrants are exercisable at $1.75 per share and are not callable.

      o The G Warrants are exercisable at $1.75 per share and are callable if the market price of our common stock is equal to or in excess of $3.50 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the G Warrants.

      o The H Warrants are exercisable at $2.50 per share and are callable by us if the market price of our common stock is equal to or in excess of $5.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrants.

      o The I Warrants are exercisable at $5.00 per share and are callable if the market price of our common stock is equal to or in excess of $6.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the I Warrants.

September 2004 Debt Financing

On September 15, 2004, we entered into and closed a financing of $2,250,000 whereby we issued 9% debentures (the "Debentures") to various accredited investors. We are required to pay interest on a quarterly basis and the principal is due three years from the date of the Debenture. In an event of default, the Debentures shall become immediately due and we are required to pay all costs and expenses, including attorneys' fees, incurred by the Investors in connection with the preservation and enforcement of the Investor's rights. An event of default is defined as the following:

      o     Our failure to pay the amounts owed under the Debenture;

      o any representation or warranty made under the Debenture made shall prove to be false or incorrect at any time;

      o the occurrence of any event or circumstance that results in or is reasonably likely to result in a material adverse change;

      o the commencement against us of an involuntary case seeking the liquidation or reorganization of our company under the Bankruptcy Code; and

      o we institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code.

In connection with this financing, the investors also received an aggregate of 675,000 common stock purchase warrants to purchase shares of common stock. The warrants are exercisable at a price of $1.50 per share for a period of three years.

April 2005 Private Placement

We conducted an offering of up to 535,702 units at a per unit price of $5.60 with each unit consisting of four shares of common stock, $.001 par value per share and two common stock purchase warrants exercisable at $1.25 per share to accredited investors. The warrants are exercisable for three years from the date of issuance.

On March 30, 2005, we completed a closing of the offering. Pursuant to the closing, we sold an aggregate of 113,214 units resulting in the issuance of 452,855 shares of common stock and warrants to purchase 226,427 shares of common stock to five accredited investors. As a result of the closing, investors have subscribed for an aggregate amount totaling $634,000.00. Subsequent to the closing, we terminated the offering.

November 2005 Private Placement

On November 8, 2005, to obtain funding for acquisitions and working capital, we entered into Subscription Agreements with Renaissance U.S. Growth Investment Trust, PLC, BFS US Special Opportunities Trust PLC, Heller Capital Investments, LLC, and Richard Molinsky (the "November Investors") on November 8, 2005 for the aggregate sale of 320,000 units with each unit including five shares of common stock and two common stock purchase warrants resulting in the issuance of 1,600,000 shares of common stock and common stock purchase warrants to purchase 640,000 shares of our common stock. We closed this financing pursuant on November 8, 2005 and received gross proceeds in the amount of $2,000,000.

The warrants are exercisable until three years from the date of issuance at an exercise price of $1.75 per share. In the event that our closing bid price is equal to or greater than $2.25 for a period of five consecutive days, then, at our election, the warrant holder is required to exercise its warrants within ten days from receipt of an automatic exercise notice from us. If the holder fails to exercise its warrants within ten days from receipt of an automatic exercise notice from our company, then the warrants will expire. We have agreed to register the shares and the shares of common stock issuable upon exercise of the warrants on this registration statement.

CAMOFI Private Placement

On October 27, 2005, to obtain funding for the acquisition of processing merchant contracts, we entered into a Securities Purchase Agreement ("CAMOFI Purchase Agreement") with CAMOFI Master LDC (the "CAMOFI") on October 27, 2005 for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "CAMOFI Note") and (ii) stock purchase warrants (the "CAMOFI Warrant") to purchase 910,000 shares of our common stock. The obligations under the CAMOFI Note are subordinated to Wachovia Bank. We closed the financing pursuant to the CAMOFI Purchase Agreement on October 27, 2005.

The CAMOFI Note bears interest at 9%, matures on October 27, 2010 and is convertible into our common stock, at CAMOFI's option, at a conversion price of $1.45. We are permitted to require CAMOFI to convert a portion of the CAMOFI
Note in the event that the following conditions are satisfied:

      o our average daily trading volume exceeds 300,000 shares of common stock,

      o the amount of shares to be converted does not exceed 25% of the volume for any previous 10 trading days for the 20 consecutive trading days immediately prior to the mandatory conversion notice,

      o the mandatory conversion does not exceed the 4.9% limitation described below, and

      o there is no event of default in existence, all previous conversion notices shall have been honored, all liquidated damages and other penalties shall have been paid, an effective registration statement covering CAMOFI's shares is current, our common stock is trading on our trading market and there is a sufficient number of authorized but unissued shares available.

If the above conditions are met, then we can require that CAMOFI convert the following:

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.18 for 20 consecutive trading days,

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.90 for 20 consecutive trading days and providing that the conversion does not result in excess of 50% of the original aggregate principal amount of the CAMOFI Note being converted,

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $3.63 for 20 consecutive trading days and providing that the conversion does not result in excess of 75% of the original aggregate principal amount of the CAMOFI Note being converted, and

      o 100% of the CAMOFI Note outstanding in the event that the market price exceeds $4.35 for 20 consecutive trading days.

We are required to pay interest on a monthly basis and on each conversion date in cash. All interest outstanding as of the maturity date is due in full. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum.

We may prepay all or part of the CAMOFI Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the CAMOFI Note is due upon default under the terms of Note. In addition, we granted CAMOFI a security interest in substantially all of our assets and intellectual property as well as registration rights.

The CAMOFI Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event we issue common stock at a price below the exercise price.

CAMOFI has contractually agreed to restrict its ability to convert the CAMOFI Note and exercise the Warrant and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

The CAMOFI Note and CAMOFI Warrant were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. There are a number of factors that are not identified herein that could have a negative effect. Among the factors that could cause actual results to differ materially are the following:

      o Changes in laws or card association rules affecting our ability to impose surcharge fees, and continued customer willingness to pay surcharge fees;

      o Our ability to form new strategic relationships and maintain existing relationships with issuers of credit cards and national and regional card organizations;

      o Our ability to expand our ATM base and transaction processing business;

      o The availability of financing at reasonable rates for vault cash and for other corporate purposes, including funding our expansion plans;

      o Our ability to maintain our existing relationships with Food Lion and Kash and Karry;

      o Our ability to keep our ATMs at other existing locations at reasonable rental rates and to place additional ATMs in preferred locations at reasonable rental rates;

      o The extent and nature of competition from financial institutions, credit card processors and third party operators, many of whom have substantially greater resources;

      o Our ability to maintain our ATMs and information systems technology without significant system failures or breakdowns;

      o Our ability to develop new products and enhance existing products to be offered through ATMs, and our ability to successfully market these products;

      o Our ability to identify suitable acquisition candidates, to finance and complete acquisitions and to successfully integrate acquired assets and businesses into existing operations;

      o     Our ability to retain senior management and other key personnel;

      o     Our ability to comply with mandated Triple DES configuration; and

      o     Changes in general economic conditions.

If any of these risk factors occur, they could adversely affect our company and may have a negative impact on our actual future results.

Risks Relating to Our Company

We have a limited operating history which may not be an indicator of our future results

As a result of our limited operating history, our plan for rapid growth, and the increasingly competitive nature of the markets in which we operate, the historical financial data is of limited value in evaluating its future revenue and operating expenses. Our planned expense levels will be based in part on expectations concerning future revenue, which is difficult to forecast accurately based on current plans of expansion and growth. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, general and administrative expenses may increase significantly as we expand operations. To the extent that these expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition will suffer.

We are dependent upon a few key personnel and their loss may negatively impact our results from operations

Our success depends upon the continued contributions of certain key personnel, including, among others, Michael Dodak, our Chief Executive Officer, and David Fann, our President, who may be difficult to replace because of their extensive experience in their fields, extensive market contacts and familiarity with our activities. While we believe we have sufficient cross expertise, if any key management employee were to cease employment, our operating results may suffer. Our future success also depends in large part upon its ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Should we be unable to attract and retain skilled personnel, our performance may suffer.

The termination of our contract with our major customer could negatively impact our results of operations and may result in our ceasing operations

Our contract with a major customer (Food Lion) expired in September 2001. We signed new contracts with Food Lion, and an affiliated company, Kash n Karry, in November 2001. The new contracts included the sites then operating of approximately 550, and included an additional 400 sites. The new contracts were for a five-year period for both the existing sites and the new sites. During fiscal year 2003, we renegotiated these contracts to extend the lives until April 2011 and have in service approximately 696 ATM sites. The sites maintained by Food Lion and Kash n Karry constitute approximately 22% of our total sites and 33% of our total ongoing revenues. Historically, these sites have generated average revenue per site in excess of other sites. If we were to lose the Food Lion and Kash n Karry accounts, our revenues would be substantially affected.

The continued growth and acceptance of debit cards as a means of payment could negatively impact our results of operations

The use of debit cards by consumers has been growing. Consumers use debit cards to make purchases from merchants, with the amount of the purchase automatically deducted from the consumers' checking accounts. An increasing number of merchants are accepting debit cards as a method of payment, and are also permitting consumers to use the debit cards to obtain cash. The increasing use of debit cards to obtain cash may reduce the number of cash withdrawals from our ATMs, and may adversely affect our revenues from surcharge fees. A continued increase in the use and acceptance of debit cards could have a material adverse effect on our business, results of operations and financial condition.

Any regulation or elimination of surcharge or interchange fees could have a materially adverse impact on our results of operations

There have been various efforts by both consumer groups and various legislators to eliminate surcharge fees, which comprise a large portion of our revenue. In the event that surcharges are terminated, the revenue generated from cash withdrawal transactions would be significantly reduced and would cause irreparable harm to our results of operations. There have also been efforts by various legislators to eliminate interchange fees. Although this would have a negative immediate impact, we believe, although we cannot guarantee, that the industry will respond by increasing surcharge fees to make up the loss in interchange fees. In the event that the loss of interchange fees could not be passed through via an increase in surcharge fees, the elimination of interchange would severely impact our company.

Mergers, acquisitions and personnel changes at financial institutions and electronic funds transfer networks and independent sales organizations may adversely affect our business, financial condition and results of operations

Currently, the banking industry is consolidating, causing the number of financial institutions and ATM networks to decline. This consolidation could cause us to lose:

      o     current and potential customers;

      o market share if the combined entity determines that it is more efficient to develop in-house products and services similar to ours or use our competitors' product and services; and

      o revenue if the combined institution is able to negotiate a greater volume discount for, or discontinue the use of, our products and services.

For example, one of the larger customers of our electronic transaction processing business, the STAR Network, has been purchased by one of our competitors, Concord EFS. Although we have a multi-year processing contract with STAR, we cannot presently predict the possible long-term impact of this acquisition on our business with certainty. The loss of STAR as a processing customer would have an adverse effect on our business

The ATM and electronic transaction processing industries are increasingly competitive, which could adversely impact our results from operations and financial condition.

The ATM business is and can be expected to remain highly competitive. While our principal competition comes from national and regional banks, we also compete with independent ATM companies. All of these competitors offer services similar to or substantially the same as those offered by our company. Most of these competitors are larger, more established and have greater financial and other resources than our company. Such competition could prevent us from obtaining or maintaining desirable locations for our machines or could cause us to reduce our user fees generated by our ATMs or could cause our profits to decline.

The independent ATM business has become increasingly competitive since entities other than banks have entered the market and relatively few barriers exist to entry. We face intense competition from a number of companies. Further, we expect that competition will intensify as the movement towards increasing consolidation within the financial services industry continues. Many of our competitors have significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we do.

In the market for electronic transaction processing, the principal factors on which we compete are price and service levels. The future growth of our revenues in this market is dependent upon securing an increasing volume of transactions. If we cannot control our transaction processing expenses, we may not remain price competitive and our revenues will be adversely affected.

In addition to our current competitors, we expect substantial competition from established and new companies. We cannot assure you that we will be able to compete effectively against current and future competitors. Increased competition could result in price reductions, reduced gross margins or loss of market share.

If our computer network and data centers were to suffer a significant interruption, our business and customer reputation could be adversely impacted and result in a loss of customers

Our ability to provide reliable service largely depends on the efficient and uninterrupted operations of our computer network systems and data centers. Any significant interruptions could severely harm our business and reputation and result in a loss of customers. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Although we have taken steps to prevent a system failure, we cannot be certain that our measures will be successful and that we will not experience system failures. Further, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may be unable to protect our intellectual property rights, which could have a negative impact on our results of operations

Despite our efforts to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property rights, or otherwise independently develop substantially equivalent products and services. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete. We rely on a combination of trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect our trademarks, software and know-how. We have also applied for patent protection on some of the features of our newer products. We may be required to spend significant resources to protect our trade secrets and monitor and police our intellectual property rights.

Third parties may assert infringement claims against us in the future. In particular, there has been a substantial increase in the issuance of business process patents for Internet-related business processes, which may have broad implications for all participants in Internet commerce. Claims for infringement of these patents are becoming an increasing source of litigation. If we become subject to an infringement claim, we may be required to modify our products, services and technologies or obtain a license to permit our continued use of those rights. We may not be able to do either of these things in a timely manner or upon reasonable terms and conditions. Failure to do so could seriously harm our business and operating results. In addition, future litigation relating to infringement claims could result in substantial costs to us and a diversion of management resources. Adverse determinations in any litigation or proceeding could also subject us to significant liabilities and could prevent us from using some of our products, services or technologies.

Risks Related To Our Stock

The substantial number of shares that are or will be eligible for sale, including the 8,233,400 shares of common stock being registered pursuant to this prospectus, which, assuming the exercise of all of our warrants and conversion of our convertible note, would represent 31.27% of our total outstanding shares, could cause our common stock price to decline even if we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We are registering 2,879,403 shares of common stock, 3,017,241 shares of common stock issuable upon conversion of a convertible note and 2,336,756 issuable upon exercise of common stock purchase warrants. Assuming the exercise of all of our warrants and conversion of our convertible note, the shares being registered pursuant to this prospectus would represent 31.27% of our total outstanding.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Nevada law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We are authorized to issue a total of 45,000,000 shares of common stock, and 5,000,000 shares of preferred stock. We do not currently have any shares of our preferred stock outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "GAXC". As of January 6, 2006, there were 20,970,886 shares of our common stock issued and outstanding.

On January 6, 2006, there were approximately 720 registered holders of record of our common stock. Because many of such shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the high and low sales price per share of our common stock.

                                         Price Range
                                         ------------
                                      High             Low
                                     ------           ----
Fiscal 2005:
  First Quarter                    $     1.85         1.45
  Second Quarter                         1.60         1.05
  Third Quarter                          1.70         1.30
  Fourth Quarter                         1.42         0.92

Fiscal 2004:
  First Quarter                    $     6.05         2.25
  Second Quarter                         3.40         2.55
  Third Quarter                          2.75         1.40
  Fourth Quarter                         1.85         1.30

Fiscal 2003:
  First Quarter                    $      .75          .30
  Second Quarter                         1.45         1.25
  Third Quarter                          1.65          .85
  Fourth Quarter                         1.80         1.50

We have paid no dividends on our common stock during the fiscal year ended December 31, 2004, or during any period of the Company's existence.

The declaration of future dividends, whether in cash or in-kind, is within the discretion of the Board of Directors and will depend upon business conditions, our results of operations, our financial condition, and other factors.

Securities authorized for issuance under equity compensation plans:

As of December 31, 2004, we had the following securities authorized for issuance under the equity compensation plans:

                                                                  Number of           Weighted-average    Number of securities
Plan Category                                                     Securities to be    exercise price of   remaining available
                                                                  issued upon         outstanding         for future issuance
                                                                  exercise of         options, warrants   under equity
                                                                  outstanding         and rights          compensation plans
                                                                  options, warrants                       (excluding
                                                                  and rights                              securities reflected
                                                                                                          in column (a)
Equity compensation plans approved by security holders
     Stock Options                                                 2,444,700          $ 1.40                    1,055,300
     Warrants                                                     10,815,868          $ 2.75                           --
Equity compensation plans not approved by security holders                --              --                           --
Total                                                             12,821,990          $ 4.10                      887,100

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Critical Accounting Policies

The fundamental objective of financial reporting is to provide useful information that allows a reader to comprehend our business activities. To aid in that understanding, management has identified our "critical accounting policies". When more than one accounting principle, or the method of its application, is generally accepted, management selects the principle or method that is appropriate in the specific circumstances. Application of these accounting principles requires our management to make estimates about the future resolution of existing uncertainties. As a result, actual results could differ from these estimates. Accordingly, these policies have the potential to have a significant impact on our consolidated financial statements, either because of the significance of the consolidated financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature. In preparing these consolidated financial statements, management has made its best estimates and judgments of the amounts and disclosures included in the consolidated financial statements. Except as separately discussed, we do not believe there is a great likelihood that materially different amounts would be reported under different conditions or by using different assumptions pertaining to the accounting policies described below.

Revenue Recognition Policies. We recognize revenues as ATM cardholders use ATMs or as services are rendered to customers. When the customer accepts the convenience fee, also known as surcharge fees, and performs a transaction on the ATM, revenue can then be recognized since that transaction is then captured by the Company's database. In connection with recording revenue, estimates and assumptions are required in determining the expected conversion of the revenue streams to cash collected. The reserve estimation process requires that management make assumptions based on historical results, future expectations, the industry's economic and competitive environment, changes in the creditworthiness of our customers, and other relevant factors. Revenues are also adjusted with positive and negative processing accruals occurring in the operation of the Company's ATM network in the ordinary course of business. It is the policy of the Company to book as revenue all surcharge and interchange it receives, whether for its owned ATMs or for those it manages. In the case of managed ATMs, the Company then books as a commission all monies paid to the owners of the ATMs. Where the Company provided only processing services through it's wholly owned subsidiary, EFT Integration, the Company only records the fees it charges to its customers as revenue. During consolidation of the financial statements the Company eliminates the revenue earned by EFT Integration for the processing of Company owned or managed ATMs. Surcharge fees are fees assessed directly to the consumer utilizing the ATM terminals owned by the Company. The surcharge fees assessed range from $1.50 to $2.50 based upon a cash withdrawal transaction from the ATM terminals.

Interchange fees are fees assessed directly to the card issuer of the consumer. The interchange fees are comprised of two fees: (1) an interchange fee ranging from approximately $0.40 to $0.55 based upon each cash withdrawal transaction; and (2) an interchange fee ranging from approximately $0.15 to $0.25 based upon an account inquiry by the consumer.

Processing fees are earned by EFT Integration (EFTI), a wholly owned subsidiary of the Company, for the switching of transactions between the ATMs and the cardholders bank(s). The processing fees earned by EFTI for the switching of transactions for Nationwide Money Services, Inc.'s ATMs are eliminated at time of consolidation. However, EFTI switches transactions for companies other than Nationwide Money Services.

Management fees are charged to various companies or individuals that use the services of Nationwide Money Services to operate their ATMs. These fees are for services such as cash management, project management and account management.

Software sales and services are recorded when complete, shipped and invoiced.

Allowance of Uncollectible Accounts Receivable. Merchants and investors have been historically billed for reimbursable expenses of the Company as part of negotiated contracts. The accounts receivable, for these reimbursed expense invoices, have been historically reduced by an allowance for amounts that may become uncollectible in the future. The Company reviews the accounts receivable on a regular basis to determine the collectability of the accounts. The Company reserves for accounts that have aged over 90 days and are no longer an active account.

Equipment. ATM equipment comprises a significant portion of our total assets. Changes in technology or changes in our intended use of these assets may cause the estimated period of use or the value of these assets to change. We perform annual internal studies to confirm the appropriateness of estimated economic useful lives for each category of current equipment. Estimates and assumptions used in setting depreciable lives require both judgment and estimates.

Goodwill

In July 2001, the FASB issued SFAS No. 142, 'Goodwill and Other Intangible Assets,' which was required to be adopted for fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of, goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compared the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step was not required. SFAS 142 required completion of this first step within the first three months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process was only performed for purposes of evaluating goodwill impairment and did not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Asset Impairment

The Company reviews long-lived assets for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. During the year ended December 31, 2004, the Company determined that there were no long-lived assets that were impaired.

In July 2001, the FASB issued SFAS No. 142, 'Goodwill and Other Intangible Assets,' which was required to be adopted for fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of, goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compared the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step was not required. SFAS 142 required completion of this first step within the first six months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line and accelerated methods, as appropriate, over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Overview

Through our wholly owned subsidiaries, we own and operate Automatic Teller Machines ("ATM") with locations primarily in the Eastern United States. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

Interchange fees are processing fees that are paid by the issuer of the credit or debit card used in a transaction. Interchange fees vary for cash withdrawals, balance inquiries, account transfers or uncompleted transactions, the primary types of transactions that are currently processed on ATMs in our network. The maximum amount of the interchange fees is established by the national and regional card organizations and credit card issuers with whom we have a relationship. We receive interchange fee for transactions on ATMs that we own, but sometimes we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the interchange fee for transactions on ATMs owned by third party vendors included within our network, but we rebate all or a portion of each fee to the third party vendor based upon negotiations between us. The interchange fees received by us vary from network to network and to some extent from issuer to issuer, but generally range from $0.15 to $0.55 per cash withdrawal. Interchange fees for balance inquiries, account transfers and denied transactions are generally substantially less than fees for cash withdrawals. The interchange fees received by us from the card issuer are independent of the service fees charged by the card issuer to the cardholder in connection with ATM transactions. Service fees charged by card issuers to cardholders in connection with transactions through our network range from zero to as much as $2.50 per transaction. We do not receive any portion of these service fees.

In most markets we impose a surcharge fee for cash withdrawals. Surcharge fees are a substantial additional source of revenue for us and other ATM network operators. The surcharge fee for ATMs in our network ranges between $1.50 and $2.50 per withdrawal. The surcharge fee for other ATMs in our network ranges between $0.50 and $7.50 per withdrawal. We receive the full surcharge fee for cash withdrawal transactions on ATMs that we own, but often we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the full surcharge fee for cash withdrawal transactions on ATMs owned by third party vendors included within our network, but we rebate all or a portion of each fee to the third party vendor based upon a variety of factors, including transaction volume and the party responsible for supplying vault cash to the ATM.

In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing network management services to third parties owning ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases, dispatch of field service personnel for necessary service calls and cash settlement and reporting services. The fees for these services are paid by the owners of the ATMs.

Interchange fees are credited to us by networks and credit card issuers on a monthly basis and are paid to us in the following month by the 10th business day. Surcharge fees are charged to the cardholder and credited to us by networks and credit card issuers on a daily basis. We periodically rebate the portion of these fees owed to ATM owners and owners of ATM locations. Fees for network management services are generally paid to us on a monthly basis.

Our mission is to become a leading global ATM network and services provider through network acquisition and internal development of value-added turnkey, consumer and business-to-business transaction solutions and products. We believe we are positioning ourselves to leverage our advanced technology, internal processing, economies of scale and industry knowledge to capture a larger portion of the non-bank ATM market. Importantly, having both project management and transaction processing allows us to successfully compete in our industry. When coupled with third-party products, we will be in a position to increase the financial services offered by the ATM. These future financial and digital-based products will be targeted towards the traditional ATM customer, as well as potential new ATM customers. Although we have historically focused our operations mainly in the Eastern region of the United States, we have commenced expansion of our operations throughout the U.S.

Comparison of Results of Operations for the Three Months Ended September 30, 2005 and 2004

Revenues. The Company reported total operating revenue from continuing operations of $5,069,320 for the three month period ended September 30, 2005 as compared to $3,190,383 for the three month period ended September 30, 2004. During the nine-month periods ended September 30, 2005 and 2004, operating revenues from continuing operations increased to $15,224,267 from $9,038,933, respectively. This increase in the three and nine month revenues are mainly due to higher surcharge and interchange revenue from acquired ATM merchant locations and increased organic sales of ATMs.

Cost of Revenues. Our total cost of revenues from continuing operations increased from $1,717,850 to $2,866,998 in the three-month periods ended September 30, 2004 and 2005, respectively. During the nine-month periods ended September 30, 2005 and 2004, the cost of revenues from continuing operations increased to $8,594,511 from $4,891,430, respectively. Both the continued growth in our Branded Partners and the acquisition during fiscal year 2005 had a significant impact on the cost of revenues from continuing operations for the three- and nine-months ending September 30, 2005. Increases in interest rates affects the rental cost of the vault cash used in the ATM's. During the nine month period ending September 30, 2005, the Company has seen increased vault cash costs. The Company can offset this cost with increased branded locations.

Gross Margin. Gross profit from continuing operations as a percentage of revenue for the three-month periods ended September 30, 2005 and 2004 were 43.4%, or $2,202,322, and 46.2%, or $1,472,533, respectively. During the nine-month periods ended September 30, 2005 and 2004, the gross margins from continuing operations increased to $6,629,756 from $4,147,503, respectively. There was a significant increase during 2005 in the number of ATMs in service, with approximately 3,500 in service during 2005 compared to 2,400 ATMs in service during the same three and nine-month periods ending September 30, 2004.

Operating Expenses. Our total operating expenses from continuing operations for the three months ended September 30, 2005 and 2004, were $1,888,537 and $1,193,194, respectively. During the nine-month periods ended September 30, 2005 and 2004, operating expenses from continuing operations increased to $5,333,568 from $3,445,690, respectively. The principal components of operating expenses are professional fees, administrative salaries and benefits, depreciation and amortization, consulting fees, occupancy costs, sales and marketing expenses and administrative expenses. The increases in both depreciation and general and administrative costs were due to the acquisitions of ATM merchant contracts during the fourth quarter of 2004.

Income from Continuing Operations. We had income from continuing operations for the three-month period ending September 30, 2005 in the amount of $159,311 as compared to income from continuing operations of $241,143 in the three-month period ending September 30, 2004. During the nine-month periods ended September 30, 2005 and 2004, income from continuing operations slightly increased to $868,432 from $860,328, respectively.

Other Income and expense. During the three months ended September 30, 2005 and 2004, there was no other income from continuing operations. During the nine months ended September 30, 2005, other income from continuing operations totaled $1,762 compared to $229,000 for the nine months ended September 30, 2004. Other income during the nine months ended September 30, 2004 included $304,000 from one legal settlement offset by a $75,000 contingent reserve.

Interest Expense, Net. Interest expense, net, from continuing operations increased for the three-month period ending September 30, 2005 to $154,474 from $17,476 for the three-month period ending September 30, 2004. During the nine-month periods ended September 30, 2005 and 2004, interest expense, net, from continuing operations increased to $429,518 from $70,228, respectively. The increase was mainly due to fees charged on loans and leases, for purchases of acquisitions and new ATMs, amortized during the three and nine-month periods ended September 30, 2005.

Income from continuing operations before provision for tax. We had net income from continuing operations before taxes of $159,311 for the three months ended September 30, 2005 as compared to net income from continuing operations before taxes of $241,143 for the three-month period ending September 30, 2004. During the nine-month periods ended September 30, 2005 and 2004, income from continuing operations before taxes increased to $868,432 from $860,328, respectively.

Income Taxes. We paid no income taxes in either of the respective periods ending September 30, 2005 and 2004. This was a result of a net operating loss carry-forward from 2002 of approximately $6,500,000. We have unused operating loss carry forwards which will expire in various periods through 2022.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2004 and 2003

Revenues. Our total revenues increased 36% to $13,907,950 for the fiscal year ended December 31, 2004 ("fiscal 2004") from $10,201,765 for the fiscal year ended December 31, 2003 ("fiscal 2003"). This increase is due to a number of factors, but is mainly due to two main factors:

      o added revenue generated from the three acquisitions during fiscal 2004; and

      o     from internal growth with increased locations.

Cost of Revenues. Our total cost of revenues increased by 29% from $6,377,846 or 62.5% of revenue to $8,204,890 or 59% of revenue in fiscal years ending December 31, 2003 and 2004, respectively. The principal components of cost of revenues are cost of cash and cash replenishment, maintenance, producing salaries, telecommunication services and transaction processing charges, interchange and surcharge rebates and ATM site rentals. The decrease in cost of revenues is mainly attributable to three factors: the reduction of unprofitable site locations; the increase in branded cash locations under the Branded Cash Program; and the addition of higher margin ATM merchant locations

The branded cash program saw an increase in the umber of financial institutions to 66, an increase in fiscal 2004 of 32, from 34 at the end of fiscal 2003. The number of sites increased from 352 branded ATM sites in fiscal 2003, to over 583 Branded Cash sites in fiscal 2004.

The acquisition of over 900 ATM merchant locations early in fiscal year 2004 added gross margins from that acquisition of approximately 70%, thus reducing the weighted average of cost of revenues from fiscal year 2003.

Gross Margin. Gross profit as a percentage of revenues was 37.5% in 2003 and 41% in 2004. The increase in fiscal 2004 was caused by a number of factors, including the factors listed above in Cost of Revenue.

Operating Expenses. Our total operating expenses increased to $5,162,056 or 37.1% of revenue in fiscal 2004 from $3,665,794 or 35.9% of revenue in fiscal 2003. The principal components of operating expenses are general and administrative expenses such as professional fees, administrative salaries and benefits, consulting fees, occupancy costs, sales and marketing expenses and administrative expenses. Operating expenses also includes depreciation and amortization.

The increase in operating expenses is mainly attributable to increases in selling, general and administrative expenses as a result of increases in development costs for Electronic Payment & Transfer Corp., acquisition overhead costs, and increases in investment relations, security systems costs, audit and professional fees, salaries and wages, employee taxes and benefits during the fiscal period 2004. In addition, there was a significant increase in amortization of intangible merchant contracts from the acquisitions during the year in the amount of $368,766 as compared to 2003.

Depreciation and Amortization. Depreciation and amortization has increased in fiscal year 2004 to $1,159,561 from $790,795 in fiscal year 2003. This increase in depreciation and amortization expense was due to several factors:

      o the first is an increase in ATM equipment and developed software, purchased and acquired during fiscal year 2004, whereby fixed assets, net, have grown from $1,840,792 in fiscal year 2003 to $4,945,588 in fiscal year 2004; and

      o secondly, there was an increase in amortization of merchant contracts purchased during the fiscal year 2004, with merchant contract assets increasing from $1,170,017 in fiscal year 2003, to $8,632,895 in fiscal year 2004.

See Financial Statement Footnotes #1 Significant Account Policies and #5 Intangible Assets, regarding the amortization of intangible merchant contracts.

Interest Expense. Interest expense has increased to $188,411 or 1.35% of revenue in fiscal 2004 from $108,082 or 1.06% or revenue in fiscal 2003. This was mainly due to the increased bank loans and notes of $4,121,346 in fiscal year 2004 from $363,091 in fiscal year 2003, as well as increased capital leases from $306,700 during the fiscal year 2003 to $1,168,437 in fiscal year 2004.

Other Income/Expense. Other income decreased to $249,000 in fiscal year 2004 as compared to other income of $259,823 in fiscal year 2003. The income in fiscal year 2003 was attributable to debt cancellation by note holders. In fiscal year 2004 the income we had was a one time settlement income in connection with the receipt of approximately $304,000 worth of stock returned and cancelled by the Company to settle a claim by the Company. This was offset by increased contingent reserves of $55,000 in fiscal year 2004.

Income before Taxes. We had income before taxes of $601,594 during the fiscal year ended December 31, 2004 compared to income of $309,866 during the fiscal year ended December 31, 2003 as a result of the factors discussed above.

Income Taxes. We paid no income taxes for fiscal 2003 or fiscal year 2004, as a result of a loss in 2001 and a carryforward from 2001 of approximately $7,500,000. We have unused operating loss carry forwards which will expire in various periods through 2016. Due to accelerated depreciation and amortization tax laws the Company realized a tax loss for 2004. The Company is expecting to record book income but another tax loss in 2005, and therefore is required to use a valuation allowance and record a deferred tax benefit during fiscal year 2004 in the amount of $538,295. Due to the unforeseen nature of the business it is unknown what valuation allowance will be needed in 2005, and therefore the remaining unused operating loss carryforward will be available to offset future income when known.

Liquidity and Capital Resources

Working Capital. As of September 30, 2005, the Company had current assets of $3,453,611 and current liabilities of $4,218,119, which results in a negative working capital of $764,508, as compared to current assets of $2,750,511 and current liabilities of $3,849,746 resulting in a negative working capital of 1,099,235 as of December 31, 2004. The ratio of current assets to current liabilities increased to 0.82 at September 30, 2005 from 0.71 at December 31, 2004. It is expected that cash provided from operations will be sufficient for the next 12 months.

Additional Funding Sources

We have funded our operations and investment activities from cash flow generated by operations and financing activities. Net cash provided by operating activities during the nine-month periods ending September 30, 2005 and 2004 was $359,209 and 696,162, respectively. Net cash provided by continuing operating activities in the nine-month period ending September 30, 2005 consisted primarily of net income of $868,432, depreciation and amortization of $1,105,074. Increases in operating assets over liabilities amounted to $944,392. The increase in the operating assets were mainly due to higher levels of accounts receivable and other assets by $597,416 and 191,664, respectively, and decreases in accounts payable by $155,312.

The Company's sources of cash are adequate for the next 12 month's of operations.

In order to fulfill its business plan and expand its business, the Company must have access to funding sources that are prepared to make equity or debt investments in the Company's securities.

In order to address this potential for growth, the Company has taken steps to raise additional funds to finance its operations, including the potential for making strategic acquisitions, which could better position the Company for growth. Historically, the Company has relied primarily upon institutional investors for this purpose. There can be no guarantee that institutional funding will be available to the Company in the near future. The Company has conducted several private placement offerings with accredited investors.

The Company's ability to attract investors depends upon a number of factors, some of which are beyond the Company's control. The key factors in this regard include general economic conditions, the condition of ATM markets, the availability of alternative investment opportunities and the Company's past financial performance affecting the Company's current reputation in the financial community.

The Company is continuing its efforts to raise additional capital through equity or debt financings. To continue its current business plan and acquisition strategy the Company estimates, it will require approximately $8,500,000 in additional capital to meet its needs for the next 12 months for acquisitions and such items as new ATM leases.

The Company will require significant additional financing in the future in order to satisfy its acquisition plan. To fund its continued growth the Company intends to raise additional capital through debt and equity financings, however, the Company cannot guarantee that it will be able to raise funding through these types of financings. The need for additional capital to finance operations and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect, particularly if additional sources of capital are not raised in sufficient amounts or on acceptable terms when needed. Consequently, the Company may be required to reduce the scope of its business activities until other financing can be obtained.

The Company does not use its own funds for vault cash, but rather relies upon third party sources. The Company in general rents the vault cash from financial institutions and pays a negotiated interest rate for the use of the money. The vault cash is never in the possession of, controlled or directed by the Company but rather cycles from the bank, to the armored car carrier, and to the ATM. Each days withdrawals are settled back to the owner of the vault cash on the next business day. Both Nationwide Money and its customers (the merchants) sign a document stating that the vault cash belongs to the financial institution and that neither party has any legal rights to the funds. The required vault cash is obtained under the following arrangements.

o Palm Desert Bank. Nationwide Money Services has been using Palm Desert National Bank as a vault cash provider since April of 2001. This relationship was limited to the funding of a specific portfolio of ATMs and as a result limited the growth potential of the relationship. During the third quarter of 2002, Nationwide Money and Palm Desert initiated discussions to expand the relationship and for Palm Desert to provide vault cash for additional ATMs. As of September 30, 2005, Nationwide Money had 105 ATMs funded by Palm Desert with a vault cash outstanding balance of about $3,000,000. In January 2003, we entered into an arrangement with Palm Desert allowing us to obtain up to $10,000,000 in vault cash. The Palm Desert Bank arrangement has a term of two years and may be terminated by Palm Desert Bank upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the outstanding amount equal to the prime rate of interest, plus a specified percentage, and must pay monthly "bank" fees. Additionally the Company is required to make a deposit with Palm Desert Bank in an amount determined by the outstanding balance. We are also required to maintain insurance on the vault cash.

o WSFS. On May 15, 2000, we entered into an arrangement with Wilmington Savings Fund Society ("WSFS") allowing us to obtain up to $2,000,000 in vault cash. In May 2002, we renewed the agreement with WSFS and increased the vault cash limit to $5,000,000 and the new contract has a month-to-month term. Due to added locations from our acquisitions we have increased the WSFS line as of September 30, 2005, to approximately $20,000,000. The Company is currently using approximately $15,000,0000 of the WSFS line. The WSFS contract may be terminated by WSFS at any time upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the outstanding amount equal to the prime rate of interest, plus a specified percentage, and must pay monthly "bank" and insurance fees. We are also required to maintain insurance on the vault cash.

o Various Branded Cash Partners. Nationwide Money has partnered with numerous banks and credit unions to market specific Nationwide ATMs to the cardholders of these institutions. We add signage and marketing material to the ATM so that the ATM is easily identified as being associated with the bank or credit union, and the cardholders of these institutions receive surcharge free transactions at the designated ATMs. This provides the bank or credit union additional marketing power and another point of access to funds for their cardholders. In return for this benefit, the bank or credit union, provide and manage the vault cash in the specified ATM(s), as well as provide and pay for cash replenishment and first line maintenance. The advantage to Nationwide Money is that this reduces the costs associated with vault cash, cash replenishment and first line by approximately 50%. Another advantage is that with a branded ATM, transactions volumes traditionally increase more than at a non-branded ATM. As of September 30, 2005 , Nationwide Money had 80 branded partners, which funded over 750 ATMs in 9 states, with about $9.0 million in outstanding vault cash.

As a result of certain factors, our cash provided by continuing operating activities has slightly increased for the nine-month period ending September 30, 2005, compared to the nine-month period ending September 30, 2004. The Company is realizing more profit and a higher level of depreciation/amortization, thus raising the cash from continuing operations to approximately $1,029,000 from $920,000, respectively. With this increase in operating cash flows we have incurred additional demands on our available capital in connection with the start-up expenses associated with our two new subsidiaries Axcess Technologies Corp. and Cash Axcess Corp. The cash balance as of September 30, 2005 of $21,082, reflects the usage of cash to invest mainly in ATM equipment during the nine month period, as the cash used for investing was $1,065,107. Net funds provided by financing activities made up $230,157, to apply towards the asset investments.

As any newly-placed ATMs mature, such ATMs generally experience increased activity and generate increased revenues. We believe that future cash flow from operations will be sufficient to fund operations and to allow us to continue to explore and pursue expansion opportunities.

If cash flow from operations is not sufficient to fund our operations, we may be required to seek additional sources of financing. If any of our existing financing arrangements are terminated, or if we seek additional funding to expand our ATM network, additional financing may not be available when needed or may not be available on acceptable terms. In that event, our ability to maintain and expand our ATM network may be adversely affected. The loss of one or more sources of vault cash funding or the loss of additional customers could have a material adverse effect on our business, results of operations and financial condition. As always, we continue to look for new and alternative vault cash sources.

Contractual Obligations. Our ability to fund our capital needs is also impacted by our overall capacity to acquire favorable financing terms in our acquisition of ATMs. Our contractual obligations, including commitments for future payments under non-cancelable lease arrangements and short and long-term debt arrangements, are summarized below. We do not participate in, nor secure financings for, any unconsolidated, limited or special purpose entities. We anticipate that our capital expenditures (outside of acquisitions) for fiscal 2005 will total approximately $1,800,000, primarily for the acquisition of ATMs and related ATM installation costs. We lease ATMs under capital lease agreements that expire between in 2006 and 2008 and provide for lease payments at interest rates up to 14% per annum. See Note 8 to the Consolidated Financial Statements in the Form 10KSB Annual Report.

Inflation

Impact of Inflation and Changing Prices. While subject to inflation, we were not impacted by inflation during the past two fiscal years in any material respect. During the current year inflation, mainly through interest rate hikes have increased the rental cost of our vault cash. As the interest rates increase and vault cash becomes increasingly more due to acquisitions this factor will have a less favorable impact on the Company's income.

                                    BUSINESS

History

Headquartered in Ponte Vedra Beach, Florida, through our wholly owned subsidiaries, we provide services through our automated teller machine ("ATM") network and also provide financial transaction processing. We plan to expand through the strategic acquisition of profitable ATM portfolios and other related businesses, through internal growth and deployment of enhanced non-banking ATM consumer products worldwide. We presently do not have definitive acquisition plans. We were initially incorporated in Nevada on May 2, 1984 under the name of Supermarket Video, Inc. We underwent several name changes until 1999, when we changed our name to Netholdings.com, Inc. In June 2001, we changed our name to Global Axcess Corp.

Recent Developments

On October 28, 2005, we acquired approximately 1,590 ATMs processing merchant contracts and ATM placement agreements (collectively, the "Merchant Contracts") and ATMs and ATM related equipment (the "Equipment") from Amer-E-Com Digital Corporation, a Florida corporation ("AECD") pursuant to the Asset Purchase Agreement dated as of October 28, 2005 (the "Agreement") between our company and AECD. The purchase price for the acquisition was $5,527,256 in cash of which $4,775,191 was paid on closing and $752,065 was held in escrow.

On October 27, 2005, to obtain funding for the acquisition of the Merchant Contracts and the Equipment, we entered into a Third Amended and Restated Loan Agreement with Wachovia Bank ("Wachovia"), the Company's senior lender, pursuant to which the Company agreed to provide a term loan to the Company in the amount of $3,000,000. Such term loan was evidenced by a Promissory Note (the "Wachovia Note") issued on October 27, 2005. The term loan closed on October 27, 2005. Under the terms of the Wachovia Note, we are required to pay $50,000 plus accrued interest per month commencing in November 2005. All outstanding principal and interest is payable in full in October 2010. The interest rate in connection with the Wachovia Note is 9%. In addition, we granted Wachovia a security interest in substantially all of its assets and intellectual property. The closing of the Wachovia financing was completed on October 27, 2005. At the closing, we became obligated on $3,000,000 in notes issued to Wachovia. The Wachovia Note is a long-term debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of our company.

On October 27, 2005, to obtain funding for the acquisition of the Merchant Contracts and the Equipment, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with CAMOFI Master LDC (the "Investor") on October 27, 2005 for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "Note") and (ii) stock purchase warrants (the "Warrant") to purchase 910,000 shares of our common stock. The obligations under the Note are subordinated to Wachovia. We closed the financing pursuant to the Purchase Agreement on October 27, 2005.

On November 8, 2005, to obtain funding for acquisitions and working capital, we entered into Subscription Agreements (the "Purchase Agreements") with Renaissance U.S. Growth Investment Trust, PLC, BFS US Special Opportunities Trust PLC, Heller Capital Investments, LLC, and Richard Molinsky (the "Investors") on November 8, 2005 for the aggregate sale of (i) 1,600,000 shares of common stock (the "Shares") and (ii) common stock purchase warrants (the "Warrants") to purchase 640,000 shares of our common stock. We closed the financing pursuant to the Purchase Agreements on November 8, 2005.

On December 15, 2005, Nationwide Money Services, Inc. ("Nationwide"), our wholly owned subsidiary, entered into a Distributor ATM Processing Agreement with Genpass Technologies LLC ("Genpass"). Pursuant to the Agreement, Nationwide agreed to engage Genpass to be the exclusive provider (with certain exceptions) of certain electronic funds transfer services including the processing of ATM transactions for Nationwide, and Genpass agreed to provide such services. The term of this agreement is seven years and is automatically renewed for periods of two years unless notice to terminate is provided 180 days prior to the end of the applicable period.

On December 16, 2005, Georg Hochwimmer resigned as a director of our company. On December 16, 2005, the Board of Directors of our company voted to appoint Joseph
M. Loughry, III and Alan W. Rossiter as directors of our company.

Business Description

As of December 31, 2005, we owned, managed and operated approximately 5,000 ATMs in its national network spanning 42 states and provided proprietary ATM branding and processing for 80 financial institutions with approximately 750 branded sites nationwide. Under our processing subsidiary, we perform over 1,000,000 financial transactions per month.

Nationwide Money Services, Inc.

Nationwide Money Services, Inc. is our wholly owned subsidiary and is engaged in the business of operating a network of ATMs. The ATMs provide holders of debit and credit cards access to cash, account information and other services at convenient locations and times chosen by the cardholder. Debit and credit cards are principally issued by banks and credit card companies.

To promote usage of ATMs in our network, we have relationships with national and regional card organizations (also referred to as networks) which enable the holder of a card issued by one member of the organization to use an ATM operated by another member of the organization to process a transaction. These relationships are provided through EFT Integration, a wholly owned subsidiary of our company. EFT Integration has a relationship with the following card organizations or networks:

      o EFT Integration ("EFTI") has a direct relationship with STAR, a major regional network;

      o     EFTI also processes a national credit union network through CU24;

      o through third parties EFT Integration has relationships with Cirrus and Pulse, the two principal national card organizations; and o other card organizations, all of whose members are banks and ATM network operators and/or sponsored by member banks.

We also have relationships with major credit card issuers such as Visa, MasterCard and Discover, which enable the holder of a credit card to use ATMs in our network to process a transaction.

EFT Integration

EFT Integration operates a central processing center located in our headquarters in Ponte Vedra Beach, Florida. The processing center is connected to each ATM in our network through dedicated, dial-up communications circuits. The operation of our processing center is critical to the successful operation of the ATM network. At the processing center, EFT Integration maintains a "switch" which links in a compatible manner ATMs in our network, the processing center and similar processing or transaction authorization centers operated by card issuers and card organizations. The switch makes possible the electronic exchange of information necessary to conduct transactions at ATMs in our network. The switch consists of a Dell computer system, telecommunications equipment, and Postilion software (purchased from Mosaic Software) and proprietary software developed for the operation of our network by our wholly owned subsidiary, Axcess Technology Corp. The system has undergone rigorous testing by VISA and Mastercard and has successfully passed a VISA CISP audit and is currently VISA CISP, Visa Canada AIS, Mastercard SDP, American Express DSOP and Discover Disc Compliant for secured transaction processing. EFTI has also passed an audit of Phase I of SAS 70 Controls and Procedures.

Management believes the computer system has sufficient capacity to meet any growth in transaction volume achieved over the next three years and to permit the development of new services being considered by us. Although the switch translates between computers and makes routing decisions, it does not execute the transactions. Transactions originated at ATMs in our network are routed by the switch operated in our processing center to the card organization and card issuer that processes the account records for the particular cardholder's financial institution. In turn, the switch relays reply information and messages from the computer center to the originating terminal.

To protect against power fluctuations or short-term interruptions, the processing center has uninterruptible power supply systems with battery and generator back-up. The processing center's data back-up systems would prevent loss of transaction records due to power failure and permit the orderly shutdown of the switch in an emergency. To provide continued operation in the event of a catastrophic failure, all incoming ATM messages would be re-routed to a third party processor. EFT Integration has an extensive disaster recovery plan for immediate handling of ATM transactions in the case of a disaster scenario. The plan entails processing, by secured parties, and use of data facilities in two offsite locations. The plan has successfully been tested.

Revenue Sources

Transaction Fees. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases, we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

ATM Network Management Services. In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing ATM network management services to banks and other third party owners of ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases, dispatch of field service personnel for necessary service calls and cash settlement and reporting services. Banks may choose whether to limit transactions on their ATMs to cards issued by the bank or to permit acceptance of all cards accepted on our network.

Surcharge Fees. In April 1996, national debt and credit card organizations changed the rules applicable to their members, including us, to permit the imposition of surcharge fees on cash withdrawals from ATMs. Our business is substantially dependent upon our ability to impose surcharge fees. Any changes in laws or card association rules materially limiting our ability to impose surcharge fees would have a material adverse effect on us. See "--Regulatory Matters - Surcharge Regulation." Since April 1996, we have expanded the number of ATMs in our network and have expanded our practice of imposing surcharge fees on cash withdrawals on ATMs.

Recent Developments in Our Business

We have increased our Branded Cash program through financial institution partners. As of December 2005, the number of Branded partners was 80. Our "Branded Cash" program helps our financial partners by promoting the partner's brand in its region. This is a program where Nationwide Money Services has placed equipment we own into a merchant location. We allow a financial institution (a bank or credit union) to brand the ATM with their name. There name also is shown on the welcome screen on the ATM. The customers of the financial institution that use the ATM receive a free (called "on-us" in the industry) transaction when they withdraw money. However, the financial institution still pays the interchange on the cash withdrawal. For this privilege the financial institution supplies the cash, the cash replenishment and first line maintenance to that ATM at a cost to Nationwide Money that is lower than if Nationwide Money pays the financial institution for the rental of money and pays independent third parties for the cash replenishment and first line maintenance.

We have also continued to upgrade our ATMs with the newest technology, allowing them to be Triple DES compliant and to increase their revenues through the latest deployment technology for onscreen advertising.

We are also in discussions with various financial institutions in regards to providing turnkey ATM solutions for their customers. Under this scenario, the financial institution would purchase the ATM from our company and we would provide various services, which would include installation, processing and management of vault cash, maintenance and accounting functions.

We initiated the following two programs in 2004 and continued them in 2005:

      o the ATMs made easy program whereby we sell an ATM and obtain an automatically renewable seven year merchant and processing contract.

      o In 2004, we added another program whereby Nationwide Money Services provides ATM management services for small and medium sized financial institutions for their ATMs.

On February 24, 2003, our subsidiary, EFT Integration, received notification from MPS Gateway terminating its processing agreement and sponsorship of EFT Integration upon 180 days notification. In April 2003, EFT Integration switched all processing to STAR Systems network. EFT Integration processes 88% of the transactions generated from our company owned ATMs. In light of this, EFT Integration and Nationwide Money have signed contracts for processing and sponsorship with STAR and Concord EFS National Bank. In February 2004, we switched our settlement bank from Fifth Third Bank to Wachovia Bank. Currently we are in the process of converting all of the transactions processed on EFTI to Genpass, per our agreement dated December 15, 2005.

During the quarter ended September 30, 2005, the Company approved plans to dispose of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation ("EPT"), and to discontinue offering prepaid debit cards and the related products and services that were marketed by EPT. Subsequently, effective September 30, 2005, the Company completed the sale of EPT to one former employee of the Company for a $1.5 million note receivable. The Company has deferred recognition of the $1,174,856 estimated gain on EPT's disposal pending collection of the note receivable.

As of September 30, 2005 two 9% debt holders converted $1,025,000 of principal into common stock at a price of $1.25 per share resulting in 820,000 shares of common stock issuable.

Our ATM Network

General. ATM locations in our network are concentrated on the East coast. The following lists the 10 states that we currently do a majority of our business and the number of ATMs located in those states that are on our network.

                         STATE QUANTITY
                         ----- --------
                           GA     849
                           --     ---
                           TX     692
                           --     ---
                           NY     589
                           --     ---
                           VA     581
                           --     ---
                           FL     496
                           --     ---
                           NC     346
                           --     ---
                           SC     238
                           --     ---
                           NM     209
                           --     ---
                           MD     152
                           --     --
                           AL     122
                           --     --

The operation of the network involves the performance of many complementary tasks and services, including principally:

      o     acquiring ATMs for us or our customers,

      o selecting locations for ATMs and entering into leases for access to those locations,

      o in the case of third party merchants, establishing relationships with them for processing transactions on their ATMs,

      o the sale of our Branded Cash services to local and regional banks or credit unions (see section above "Branded Cash"),

      o establishing relationships with national and regional card organizations and credit card issuers to promote usage of ATMs in the network,

      o operating and maintaining the computer system and related software necessary to process transactions conducted on ATMs,

      o     processing transactions conducted on ATMs,

      o supplying ATMs with cash and monitoring cash levels for re-supply, and

      o managing the collection of fees generated from the operation of the network.

ATM Locations. We believe that the profitable operation of an ATM is largely dependent upon its location. We devote significant effort to the selection of locations that will generate high cardholder utilization. One of the principal factors affecting our further penetration of existing markets is the availability of attractive sites. We attempt to identify locations in areas with high pedestrian counts where people need access to cash and where use of the ATM is convenient and secure. Management believes the identification of locations is supported by the desire of retailers of all types to offer their customers access to cash as an alternative to cashing checks, which avoids the financial exposure and added overhead of cashing checks. Key target locations for our ATMs include the following

      o     grocery stores,

      o convenience stores and combination convenience stores and gas stations,

      o     major regional and national retailers,

      o     hotels,

      o     shopping malls,

      o     airports,

      o     colleges,

      o     amusement parks,

      o     sports arenas,

      o     theaters, and

      o     bowling alleys.

We believe that once a cardholder establishes a habitual pattern of using a particular ATM, the cardholder will generally continue to use that ATM unless there are significant problems with the location, such as a machine frequently being out of service. It is our goal to secure key locations before our competitors can do so, and become the habitual ATM location of card users in our markets.

We enter into leases for our ATM locations. The leases generally provide for the payment to the lessor of either a portion of the fees generated by use of the ATM or a fixed monthly rent. Most of our leases have a term of approximately five years with various renewable time periods. We generally have the right to terminate a lease if the ATM does not meet certain performance standards. The ATM site owner generally has the right to terminate a lease before the end of the lease term if we breach the lease agreement or become the debtor in a bankruptcy proceeding.

Typical ATM Transaction. In a typical ATM transaction processed by us, a debit or credit cardholder inserts a credit or debit card into an ATM to withdraw funds or obtain a balance inquiry. The transaction is routed from the ATM to our processing center at EFT Integration or another third party processing company by dedicated, dial-up communication links. The processing center computers identify the card issuer by the bank identification number contained within the card's magnetic strip. The transaction is then switched to the local issuing bank or card organization (or its designated processor) for authorization. Once the authorization is received, the authorization message is routed back to the ATM and the transaction is completed.

Authorization of ATM transactions. Transactions processed on ATMs in our network are the responsibility of the card issuer. We are not liable for dispensing cash in error if we receive a proper authorization message from a card issuer.

Transaction Volumes. We monitor the number of transactions that are made by cardholders on ATMs in our network. The transaction volumes processed on any given ATM are affected by a number of factors, including location of the ATM, the amount of time the ATM has been installed at that location, and market demographics. Our experience is that the number of transactions on a newly installed ATM is initially very low and increases for a period of three to six months after installation as consumers become familiar with the location of the machine. We processed a total of 11,710,787 transactions in fiscal 2005, 7,309,045 transactions in fiscal 2004 and 6,565,344 transactions on our network in fiscal 2003.

Axcess Technology Corporation

We commenced operation of Axcess Technology Corporation in 2003, a wholly-owned corporation, initiated to increase our development of propriety software products for the ATM and banking industries. Axcess Technology Corp., has an office at our headquarters in Ponte Vedra Beach, FL and an office near Cape Town, South Africa. Currently, the South African operations have been reduced and all work is being performed out of the Florida office.

Acquisition Strategy

We believe there may be opportunities to purchase or merge with other ATM deployers. These acquisition targets include many small-to-medium size ATM deployers located in the U.S. By absorbing the operations of these company(ies) into one central operation and eliminating the duplication of overhead, the economies-of-scale realized may increase the profit margins of our company.

Service Agreement

On December 15, 2005, Nationwide entered into a Distributor ATM Processing Agreement with Genpass Technologies LLC. Pursuant to the Agreement, Nationwide agreed to engage Genpass to be the exclusive provider (with certain exceptions) of certain electronic funds transfer services including the processing of ATM transactions for Nationwide, and Genpass agreed to provide such services. The term of the agreement with Genpass is seven years and is automatically renewed for periods of two years unless notice to terminate is provided 180 days prior to the end of the applicable period.

Business Continuity

Our business continuity plan includes the following two main components:

      o a plan to ensure the continuous operation of our core transaction processing systems; and

      o a plan to minimize disruption of the remainder of our business functions.

Transaction Processing Systems

We maintain Universal Power Systems and diesel generators for back-up power during temporary power outages. In the event of a longer-term business interruption, we have a Business Continuity Plan that allows all incoming ATM messages to be re-routed to our back up site at SunGard Availability Services. SunGard is an international leader in business continuity services. Our back up site is located in Carlstadt, New Jersey.

Other Business Functions.

We have a Business Continuity Plan for the remainder of our business functions that can be broken down into four elements: Prevention, Event Management, Event Mitigation, and Event Recovery. The plan addresses events such as vendor service interruption, natural disasters, and internal systems problems. In the event of a catastrophic event, we also maintain alternate SunGard sites in Lake Mary, Florida and Atlanta, Georgia for office operations. These alternate sites provide immediate access to the technical and office facilities required for failover. Copies of all software and critical business information are maintained off-site.

Competition

Competitive factors in our business include network availability and response time, price to both the card issuer and to our customers, ATM location and access to other networks. The market for the transaction processing and payment services industry and specifically ATM services is highly competitive. Our principal competitors are national ATM companies that have a dominant share of the market. These companies have greater sales, financial, production, distribution and marketing resources than us.

We have identified the following additional categories of ATM network operators:

      o Financial Institutions. Banks have been traditional deployers of ATMs at their banking facilities. However, many banks are starting to place ATMs in retail environments where the bank has an existing relationship with the retailer. This may limit the availability of locations for our ATMs.

      o Credit Card Processors. Several of the credit card processors have diversified their business by taking advantage of existing relationships with merchants to place ATMs at sites with those merchants.

      o Third Party Operators. This category includes data processing companies that have historically provided ATM services to financial institutions, but also includes small and regional network operators such as us.

      o Companies that have the capability to provide both back office services and ATM management services.

      o Consolidators in the business such as TRM/E-Funds and Cardtronics/E-Trade. Their networks consist of approximately 22,000 ATMs and 26,000 ATMs respectively

Management believes that many of the above providers, with the exception of Cardtronics, deploy ATMs to diversify their operations and that the operation of the ATM network provides a secondary income source to a primary business.

Since April 1996, when national debt and credit card organizations changed rules applicable to their members to permit the imposition of surcharge fees, there has been increased competition, both from existing ATM network operators and from new companies entering the industry. There can be no assurance that we will continue to be able to compete successfully with national ATM companies. A continued increase in competition could adversely affect our margins and may have a material adverse effect on our financial condition and results of operations.

ATM Network Technology

Most of the ATMs in our network are manufactured by Fujitsu or Triton, but we own several other brands of ATMs such as Greenlink, Tidel, Tranax and others. EFT Integration can process transactions generated by these brands of ATMs as well as most other manufacturers such as IBM/Diebold, NCR, and Seimens/Nixdorf.

The wide range of advanced technology available for new ATMs provides our customers with state-of-the-art electronics features and reliability through sophisticated diagnostics and self-testing routines. The different machine types can perform basic functions, such as dispensing cash and displaying account information, as well as providing revenue opportunities for advertising and selling products through the use of monochrome or color monitor graphics, receipt message printing and stamp and coupon dispensing. Many of our ATMs are modular and upgradeable so we may adapt them to provide additional services in response to changing technology and consumer demand. Our field services staff tests each ATM prior to placing it into the network.

Vault Cash.

An inventory of cash ("vault cash") is maintained in each ATM that is replenished periodically based upon cash withdrawals. We rent vault cash for 671 of our ATMs from Banks located in the U.S. through our Branded Cash program. Our branded cash partners provide cash for 417 ATMs. For the remaining 348 ATMs in our network, we do not supply the vault cash. These would include merchant owned ATMs where they supply their own cash, ATMs owned by other third party owners and ATMs that are only processed through EFTI.

Significant Relationships.

We have agreements with Food Lion and Kash and Karry Stores for whom approximately 629 and 67 ATMs, respectively, have been installed at their locations as of December 31, 2004. The agreement for both of these grocery store chains was originally for a five year period and set to automatically renew on November 28, 2007, however the contract was extended in September, 2003 to run through April, 2011 and set to automatically renew, unless terminated 60 days prior. In addition, the site owner has the right to terminate the lease before the end of the lease term under certain circumstances. Currently, there is no such breach or circumstance. The aggregate revenues from Food Lion and Kash and Karry Stores accounted for approximately 28% and 2.4% of our revenues in fiscal year 2005, respectively. Kash n Karry closed 28 stores in 2004. The impact on our revenues of these closed stores is expected to be a decrease of approximately $235,000.

Trademarks

We have the following active trademark applications:

      o     ATMs Made Easy!;

      o     EFT Integration, Inc. A Global Axcess Company;

      o     Global Axcess Corp,

      o     Nationwide Money Services, Inc. A Global Axcess Company; and

      o     Progressive ATM A Global Axcess Brand.


We have the following trademark registrations:

      o     Global Access Debit Card

Software Copyrights

The following software has been developed in-house and thus copyright is held by our company and/or its affiliates:

      o     VeloTran Acquirer (real-time transaction processing);

      o     VeloTran Card Management (pre-paid debit card management);

      o     VeloTran Online (offline transaction processing);

      o Velotran Reconciliation & Settlement (transaction reconciliation & settlement - offline transaction processing);

      o     VeloTran Security Server (real-time transaction processing);

      o VeloTran Cash Expense Manager (ATM cash management - offline framework component); VeloTran Cash Manager (ATM cash management - offline framework component);

      o VeloTran Commissions (ISO commission calculation & management - offline framework component);

      o VeloTran Profit Loss Analyzer (ATM profit analyzer - offline framework component);

      o     VeloTran Remote Key Manager (ATM key management);

      o VeloTran Terminal Manager (ATM configuration manager - offline framework component);

      o VeloTran TranModule (transaction file importer - offline framework component);

      o VeloTran TranQuery (transaction reporting service - offline framework component);

      o VeloTran Work Order (customer service issue tracking - offline framework component); and

      o     TransManager (customer transaction management).

Regulatory Matters

Surcharge Regulation. The imposition of surcharges is not currently subject to federal regulation, but has been banned by several states in which we currently have no operations. Legislation to ban surcharges has been introduced but not enacted in many other states as a result of activities of consumer advocacy groups that believe that surcharges are unfair to consumers. Voters in San Francisco and Santa Monica, California voted in 1999 to bar banks from charging fees to non-customers who use their ATMs. Similar restrictions have been proposed by other cities. The banking industry has resisted these efforts to impose restrictions. We are not aware of the introduction of such legislation or the submission to voters of such referendums applicable to us in any of the states or cities in which we currently do business. Nevertheless, there can be no assurance that surcharges will not be banned in the states where we operate, and such a ban would have a material adverse effect on us.

Network Regulations. National and regional networks have adopted extensive regulations that are applicable to various aspects of our operations and the operations of other ATM network operators. We believe that we are in material compliance with these regulations and, if any deficiencies were discovered, that we would be able to correct them before they had a material adverse impact on our business.

Triple Data Encryption Standard Compliance (Triple DES)- MasterCard and Star Systems as well as other network providers for ATM transactions have issued a security mandate that all ATMs be upgraded from DES to Triple DES technology (a higher level of encryption). Triple DES uses an enhanced encryption key pad residing in ATMs and point-of-sale terminals that makes it far more difficult for even the fastest computers to determine all the possible algorithmic combinations used to scramble PINs keyed in by consumers. The use of Single DES keys, while effective for decades without any known security breaches by computer hackers, is now thought to be vulnerable to today's faster computer processors.

The nation's largest PIN-based debit network, Star, owned by Memphis, Tenn.-based Concord EFS Inc., is mandating that after June 30, 2003, all new and replacement ATMs be capable of supporting Triple DES transactions, and that processors like EFT Integration be Triple DES ready by July 1, 2004. As of December 31, 2003 EFT Integration has been made ready to process transactions based on Triple DES requirements. MasterCard requires that every new or replaced ATM to be Triple DES compliant by April 1, 2002 (MasterCard), and all ATMs that are installed or to be installed must be Triple DES compliant by March 31, 2005. VISA has allowed some ISO's in the networks until December 31, 2006 to be Triple DES compliant. The industry is trying to move for all networks and Mastercard to allow the industry to be ready at the latest December 31, 2006,

All new ATMs that we purchase are Triple DES compliant. A number of solutions have been developed for legacy ATMs such as those in our network to upgrade them from DES to Triple DES. The Company has approximately 650 legacy ATMs deployed. All of these ATM's have an upgrade path. The current capital budget for upgrades to these ATMs is approximately $1,800,000.

Although we believe that there will be solutions available for the upgrading of its current network of ATMs and that it has planned financially for the upgrade cost, there is no guarantee that these solutions will work or that the financing will be available at the time of upgrading the ATMs. In the event that these solutions do not work, or they are not affordable or our company cannot arrange for financing of the upgrades, we may have to cease operation of those non-compliant ATMs, which would have a material adverse effect on our company.

During the past two fiscal years ending December 31, 2004 and 2003, the amount of research and development costs amounted to $270,596 and $252,986, respectively. The amount of these activities borne directly by customers was $0.

Employees

At December 31, 2005, we had 54 full time employees working in the following subsidiaries:


      Global Axcess Corp                5
      Nationwide Money Services         44
      EFT Integration                   3
      Axcess Technology Corp            2

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced work stoppages and consider our employee relations to be good. Our business is highly automated and we outsource specialized, repetitive functions such as cash delivery and security. As a result, our labor requirements for operation of the network are relatively modest and are centered on monitoring activities to ensure service quality and cash reconciliation and control.

DESCRIPTION OF PROPERTIES

The following is a description of our properties:

                                Approximate
                                Square
Location                        Footage                      Use
-----------------------------  --------------   -------------------------------
Ponte Vedra, Florida           10,000 sq. ft.   General office use;
                                                operations,
                                                accounting, software
                                                development
                                                and related
                                                administrative

-----------------------------  --------------   -------------------------------
West Columbia, South Carolina  3,600 sq. ft.    General warehouse use,
                                                equipment
                                                storage, and maintenance
                                                operations.
-----------------------------  --------------   -------------------------------
Cape Town, South Africa        1,800 sq. ft.    General Office use, software
                                                Development
-----------------------------  --------------   -------------------------------
Jacksonville, Texas            5,000 sq. ft.    Office, general warehouse use,
                                                equipment
                                                storage, and maintenance
                                                operations.

In general, all facilities are in good condition and are operating at capacities that range from 85% to 100%. All facilities are leased under operating leases. In comparison to similar facilities in the area, we believe the terms of the lease are fair, and the monthly lease rate is at or below the cost for comparable space.

LEGAL PROCEEDINGS

During the fourth quarter of 2002, the Business Software Alliance ("BSA") conducted an audit of software in use by Global Axcess' subsidiary Nationwide Money Services, Inc. ("NMS"). BSA alleges that NMS infringed on software copyrights for Microsoft and Symantec. On December 5, 2002, BSA sent NMS a letter requesting payment of $237,842 plus attorney fees for purportedly misappropriated software that was installed on NMS computers. While acknowledging that some software was inappropriately installed on NMS computers, NMS disagrees with the facts presented in the BSA letter. NMS has settled with the BSA subsequent to December 31, 2004. We have reserved the amounts fully as of December 31, 2004.

In March 2004, we received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement:

      o     compensation, bonuses and other benefits of approximately $316,915;
            and

      o 90,000 restricted shares and 359,700 stock options exercisable at $3.75 per share.

We believe that this claim is unfounded. Our management believes that this claim will not have a material adverse effect on our consolidated results of operations, cash flows or financial position.

Our officers and directors are aware of no other threatened or pending litigation or government proceeding, which would have a material, adverse effect on the Company. From time to time the Company may be a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, directors and key employees and their ages and positions as of December 31, 2004 are as follows:

Name                   Age                 Positions
-------------          ---  -------------------------------------------
Michael Dodak           59        C.E.O. and Chairman
-------------          ---  -------------------------------------------
David Fann              51        President, Secretary and Director
-------------          ---  -------------------------------------------
David Surette           46        C.F.O. and C.A.O.
-------------          ---  -------------------------------------------
Robert Colabrese        50        Executive Vice-President of Sales
------------           ---  -------------------------------------------
George McQuain          50        CEO and COO of Nationwide Money
                                  Services, Inc.
------------           ---  -------------------------------------------
Lock Ireland            62        Director
------------           ---  -------------------------------------------
Robert Landis           47        Director
------------           ---  -------------------------------------------
Robert Pearson          70        Director
------------           ---  -------------------------------------------
Alan W. Rossiter        60        Director
------------           ---  -------------------------------------------
Joseph M. Loughry, III  59        Director
------------           ---  -------------------------------------------

The following is a brief description of each officer and director listed above:

Michael J. Dodak, Chairman of the Board and Chief Executive Officer

Prior to joining the Company, Mr. Dodak was Chief Executive Officer of Nationwide Money, an independent ATM network operator and services provider that was sold by First Data Corporation in June 2001. Mr. Dodak joined NMS as a controller in early 1996. He assumed the various duties of a controller including the production of financial statements, budgets, and the development of the NMS database. In June 1997 he was promoted to C.E.O. and assumed full P&L responsibilities. Prior to joining Nationwide, Mr. Dodak founded and served as chief financial officer to several companies including an alternative energy company, a medical supply company, and a for profit chain of schools. Earlier, he was a senior financial analyst for Litton Industries and served as regional controller for Damon Corporation, a large provider of clinical lab services. He has Bachelor of Arts and MBA degrees from the University of California Los Angeles.

David A. Fann, President and Director

Prior to joining the Company in March 2002, Mr. Fann was the Chief Executive Officer and Chairman of the Board of TeraGlobal, Inc., a publicly traded company, from September 1998 through September 2000. He was president of TechnoVision Communications, Inc., a subsidiary of TeraGlobal from November of 1995 to September 2000. Mr. Fann has also served as Vice President of Sales and Marketing for Quadraplex, Inc., a video network company. He co-founded Totally Automated Systems Communications, a Unix-based communications company, and acted as Vice President of that company from January 1993 through January 1995. From January 1987 through December 1992 he served as Operations Officer for Networks, Inc.

David J. Surette, Chief Financial Officer

Prior to joining the Company, Mr. Surette was the Chief Financial Officer of National Service Direct, Inc. (NSDI), a majority owned subsidiary of SR Teleperformance, a French publicly traded corporation in the telemarketing industry. He was the CFO for NSDI from September 1999 until he joined the Company in March 2003. Mr. Surette also served as an interim CFO for North American Telephone Network, LLC, a related company to NSDI, during this same period. NSDI has filed for bankruptcy in mid 2004. Prior to working with NSDI, he was a Controller for ILD Telecommunications, Inc., in the pre-paid calling card division, from June 1998 to August 1999. From 1996 to 1998 Mr. Surette was the CFO and Director of Publishing for High Mountain Press, Inc., a book and magazine publisher in the CAD and high tech markets. He was CFO and General Manager, from 1991 to 1996, for a magazine publisher called CommTek Communications Corp., a company in the satellite dish industry. Mr. Surette was a Supervising Senior Accountant with KPMG Peat Marwick from 1987 to 1991. He has a Bachelor of Science degree in Accounting from the University of Massachusetts, and an MBA degree from Babson College. Mr. Surette also has his CPA from the State of Virginia. Mr. Surette is married and has two children.

Robert Colabrese, Executive Vice President of Sales

Mr. Colabrese, with more than 20 years of industry experience, joined NMS in 1996 as Vice President of Operations and was instrumental in building the cost effective ATM installation, management, and customer service process NMS operates under today. In 1999 he founded and was named President of EFT Integration, Inc. where he created an innovative, forward thinking, state of the art processing platform from the ground up. Prior to joining NMS, Mr. Colabrese served in various management positions supporting and developing ATM software and technical services for Mellon Bank NA. Mr. Colabrese received his Associates degree in Specialized Electronics Technology from Penn Technical Institute in Pittsburgh, Pennsylvania. Mr. Colabrese is married and has three children.

George McQuain, CEO and COO of Nationwide Money Services, Inc. and EFT Integration, Inc.

George A. McQuain is Chief Executive Officer for Nationwide Money Services, Inc ("NMS") and EFT Integration, Inc. At NMS and EFTI, George is responsible for strategic planning, business plan execution and day-to-day operations. Prior to his association with NMS, George served as President and Chief Executive Officer of Ntercept Communications, where he decisively improved sales, marketing and product implementation. Prior to Ntercept, George led First Union National Bank's national lockbox operations. Prior to First Union, George was Chief Operating Officer of QuestPoint, a subsidiary of CoreStates Financial Corporation. CoreStates was acquired by First Union in May 1998. George also played a key leadership role at Nationwide Remittance Centers ("NRC"). NRC was an entrepreneurial start-up which grew to revenues of $20 million and was purchased by CoreStates. During his career at NRC, George was head of sales, head of client service and quality, and head of operations. While at NRC, George was credited with successfully turning around operational productivity and quality. George's career also included time at Marriott Corporation, the United States Treasury Department, and the Office of the President of the United States. George received his MBA in Finance and Management from George Mason University in Fairfax, Virginia.

Lock Ireland, Director

Currently a consultant and Director with Resource Corporate Management, Inc., Mr. Ireland has over 30 years experience in the Banking industry. Prior to this he was the President and CEO for Resource Corporate Management, Inc. (RCMI) from 1994 to 2002., RCMI is a company that promotes new products and services with community banks via the Bankers' Banks across the United States. Mr. Ireland has held numerous positions from Vice-President to CEO with Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares. His current affiliations include being a Board Member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce. Mr. Ireland brings many affiliations and much experience in the banking and financial industries to our company.

Robert Landis, Director

Robert Landis is currently the Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, a publicly traded company located in Tampa, Florida. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings for the company. Prior to this Mr. Landis was with Maxicare Health Plans, Inc., as its Treasurer from 1983-1998. Mr. Landis was with two Accounting firms from 1981-1983, the first was Price Waterhouse and the second was Irwin Shapiro Accountancy Corp.

Robert Pearson, Director

Mr. Pearson joined RENN Group in April 1997 and is Senior Vice-President - Investments. Mr. Pearson brings more than thirty years of experience to RENN Group's corporate finance function. From 1994 to 1997, Mr. Pearson was an independent financial management consultant. From 1990 to 1994, he served as Chief Financial Officer and Executive Vice-President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with more than $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1986, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice-President - Controller and Vice-President - Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is a director of eOriginal, Inc., CaminoSoft Corp., Laserscope, Simtek Corporation, and Advanced Power Technologies, Inc.

Joseph M. Loughry, III, Director

Joseph M. Loughry, III, age 59, from 2000 through 2003, Mr. Loughry served as the President, CEO and a director of HTE, Inc., a software company that was listed on Nasdaq. Prior to 2000, Mr. Loughry served as the President and CEO of QuestPoint Holdings, Inc. since 1992. Mr. Loughry graduated from the University of Maryland - College Park in 1967 with a BS in Business Administration.

Alan W. Rossiter, Director

Alan W. Rossiter, age 60, since 1996 has served as the President and CEO of Enterprise North Florida Corporation, which provides emerging technology companies with extensive business, technical and financial services. Mr. Rossiter served for 20 years with the United States Navy in various capacities including Aviation Maintenance Officer for the United States Pacific Fleet and Director of Naval Aviation Logistics Management at the Naval Air Systems Command in Washington, D.C. during Operation Desert Storm. Mr. Rossiter received a Bachelors degree in History from Denison University in 1967, graduated from the Naval Aviation Candidate School at Pensacola, Florida in 1969 and graduated from National University of San Diego with a Masters of Business Administration in Financial Management and Information Systems in 1983.

Committees

The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

The Compensation Committee has met one time in 2004 and one time in 2005. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

The Audit Committee consists of Lock Ireland, Joseph M. Loughry, III and Robert Landis. Mr. Landis has been appointed to sit on the Audit Committee to serve as its audit committee financial expert. Mr. Landis has been appointed to sit on the audit committee as its chairman. The Audit Committee has met four times in fiscal year 2004 and four times in fiscal 2005. Mr. Landis, Mr. Ireland and Mr. Loughry are considered independent and Mr. Landis is considered to be a sophisticated financial expert. Responsibilities of the Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. All of the members of the Audit Committee shall meet the independence standards established by the National Association of Securities Dealers.

The were no meetings of the Board of Directors during the fiscal year ended December 31, 2004. The number of unanimous consents for approvals on Board matters was thirteen (13). Each of the incumbent directors attended 100% of the aggregate of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served.

During 2004, there were four non-employee directors and three employee directors. No Directors were compensated in the fiscal year 2004. Each director for year 2004 who is not an employee of the Company is entitled to receive a director's fee of 20,000 options exercisable to purchase shares of Common Stock under the Stock Option Plan disbursed incrementally at 10,000 Options upon acceptance to the Board and an additional 10,000 after 6 months of service to the Board as a Director and 10,000 additional Options for every year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board except where there are extraordinary expenses approved prior to the meeting by the CEO or President.

Code of Ethics

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to our company during fiscal year 2004, we are not aware of any director, officer or beneficial owner of more than ten percent of our Common Stock that, during fiscal year 2004, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2004 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal year ended December 31, 2004.

                                                 Annual Compensation             Long/Term Awards
Name and Principal Position         Year       Salary ($)    Bonus ($)   Securities Underlying Options
Michael Dodak                        2004       $275,000      $15,000           120,000(1)
CEO and Chairman                     2003       $220,000      $50,000           150,000(2)
                                     2002       $220,002                         60,000
                                     2001       $109,283                        300,000(3)

David Fann                           2004       $200,000       $6,700           120,000(1)
President and Secretary              2003       $200,000           --           150,000(2)
                                     2002        $80,000           --            60,000

David Surette                        2004       $125,000      $13,500            60,000(1)
CFO                                  2003       $120,000           --            85,500(2)(4)
                                     2002             --           --                --

Robert Colabrese                     2004       $200,000(5)    $7,000            60,000(1)
Executive Vice President Sales       2003       $135,000           --            54,000(2)
                                     2002       $120,478           --            40,000
                                     2001        $67,522                          5,000

George McQuain                       2004       $140,000      $14,500            60,000(1)
CEO & COO of NMS                     2003       $130,000           --            54,000(2)
                                     2002        $60,000           --            40,000(4)

(1) In 2004, the executive management was granted options based on certain goals that would have to be met for fiscal year 2005 before they could be vested.

(2) In 2003, the executive management was granted options based on certain goals that would have to be met for fiscal year 2004 before they could be vested.

(3) In 2001, Mr. Dodak was granted 300,000 stock options, which were subsequently cancelled in 2002.

(4) Includes 30,000 options granted at date of hire which vests over 3 years.

(5) Combines commission payments of $65,000 during the year with salary of $135,000.

Options/SARs Grants During Last Fiscal Year

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2004.

Name                      Number of Securities    % of Total            Exercise Price   Expiration
                          Underlying              Options Granted       Per Share        Date (3)
                          Options Granted         in Fiscal 2004 (2)
Mike Dodak(1)                     120,000                11.37%              $1.30          12/1/2009
David Fann(1)                     120,000                11.37%              $1.30          12/1/2009
Robert Colabrese(1)                60,000                 5.68%              $1.30          12/1/2009
George McQuain(1)                  60,000                 5.68%              $1.30          12/1/2009
David Surette(1)                   60,000                 5.68%              $1.30          12/1/2009

(1) The options granted will not vest until after certain fiscal 2005 goals have been met.

(2) Based on a total of 1,054,600 options granted during the fiscal year ended December 31, 2004.

(3) Options may terminate before their expiration date upon death, disability, or termination of employment.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2004 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 2004.

                     Shares Acquired    Value               Number of Securities                   Value of In The Money
                     on Exercise (#)    Realized ($)(1)     Underlying Options                     Options at Year End ($)(2)
                                                             at Year End (#)
                                                            Exercisable           Unexercisable     Exercisable      Unexercisable
Name
Mike Dodak                  182,487         $ 328,477          202,500               137,500            $62,250             $75,750
David Fann                  182,486         $ 328,476          202,500               137,500            $62,250             $75,750
David Surette                18,248          $ 32,848           85,500                70,000            $52,550             $44,500
Robert Colabrese             72,994         $ 131,391           89,000                70,000            $38,025             $39,000
George McQuain                   --                --           84,000                70,000            $32,400             $39,000

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $1.80 of our common stock as reported on the OTC Bulletin Board on December 31, 2004, the last trading day of our 2004 fiscal year.

Employment Agreements

We have the following employment contracts with the named executive officers:

Michael Dodak has a new five year employment contract from June 30, 2004 to June 30, 2009, under Board and Mr. Dodak's approval. The agreement provides Mr. Dodak with the following compensation: an annual salary of $250,000; which has been increased to $275,000 once certain milestones were achieved, and can be raised to $350,000 when other milestones are achieved; an annual bonus to be determined and awarded by the Compensation Committee; and an 18 month severance agreement. These amounts have been reported in the financial statements during the quarters ended June 30, 2004 and September 30, 2004.

David Fann has a two year employment contract from April 29, 2002 to April 29, 2004, which was extended for two additional years until April 29, 2006 and then extended again for one year until December 31, 2007, under Board and Mr. Fann's approval. For performance as a director and officer, we will compensate Mr. Fann with the following: a monthly salary of $7,500 per month, which has been increased to $200,000 once certain milestones are achieved his salary can be increased to $230,000 and an annual bonus and stock options to be determined and awarded by the Compensation Committee.

Robert Colabrese has a two year employment contract from July 1, 2003 to December 31, 2005. For performance as an executive vice-president, the Company will compensate Mr. Colabrese with the following: an annual salary of $135,000 and a commission plan based on certain goals of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2003, we issued 120,000 shares of our common stock to Michael Dodak, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $30,000.

In June 2003, we issued 200,000 shares of our common stock to David Fann, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $50,000 offsetting an equal amount of debt owed to Mr. Fann.

In June 2003, we issued 80,000 shares of our common stock to Robert Colabrese, a stockholder, and officer of our company, through a Private Placement Offering in an amount of $20,000.

In June 2003, we issued 20,000 shares of our common stock to David Surette, a stockholder, and officer of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 20,000 shares of its common stock to Robert Landis, a stockholder and director of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 80,000 shares of its common stock to Lock Ireland, a stockholder and director of we, through a Private Placement Offering in an amount of $20,000.

In July 2003, we issued 80,000 shares of its common stock to Michael Dodak, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $20,000.

In February 2004, we issued 182,486 shares of common stock to Michael Dodak, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 182,486 shares of common stock to David Fann, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants (offsetting an equal amount of debt currently owed by our company) at $0.50 per share and exercised as cashless..

In February 2004, we issued 72,994 shares of common stock to Robert Colabrese, a stockholder, and officer of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 18,248 shares of common stock to David Surette, a stockholder, and officer of our company, through exercise of 20,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 73,007 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In March 2004, we issued 2,000 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 6,000 Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In March 2004, we issued 140,000 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In March 2004, we issued 140,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In February 2004, we issued 533,332 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 1,200,000 shares of common stock to Baron Partners, LP, a stockholder and beneficial owner of our company, through a Private Placement Offering for $1,500,000 and we issued 2,400,000 Warrants exercisable from $1.75 to $5.00.

In September 2004, we issued 3,000 warrants to Lock Ireland, a stockholder and director of our company, as part of a debenture with an exercise price of $1.75 per share.

In September 2004, we issued 60,000 warrants to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, as part of a debenture with an exercise price of $1.25 per share.

As of December 31, 2004, we had an unsecured promissory note in the amount of $192,966 outstanding payable to Robert Mehlman, a stockholder of our company. The note bears interest in the amount of 11% and is due in June 2013.

As of November 2005, we issued 600,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

As of November 2005, we issued 600,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 6, 2006

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name                                                         Number             Percent(1)
----                                                         ------             ----------
Mike Dodak                                                  1,108,387            5.28% (3)
David Fann                                                  1,037,336            4.94% (4)
David Surette                                                 154,198            0.73% (5)
Robert Colabrese                                              271,654            1.29% (6)
George McQuain                                                138,700            0.66% (7)
Lock Ireland                                                  282,507            1.34% (10)
Robert Landis                                                  67,500            0.32% (11)
Robert Pearson                                                 10,000            0.04% (18)
Joseph M. Loughry, III                                          5,000            0.02% (19)
Alan W. Rossiter                                                5,000            0.02% (20)

                                                         -----------------------------------
All executive officers and directors as a group
(10 persons)                                                3,080,282           14.68%
                                                         -----------------------------------
Other 5% or more owners:
Rennaissance Capital Growth & Income Fund III, Inc.         2,440,000           11.63% (14)
Rennaissance U.S. Growth Investment Trust PLC               3,280,000           15.64% (15)
BFS U.S. Special Opportunities Trust PLC                    3,340,000           15.92% (16)
Cardservice International, Inc.                             1,406,292            6.70% (17)

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of January 6, 2006 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities

(1)Based on 20,970,886 shares of common stock outstanding as of January 6, 2006.

(2) Intentionally left blank.

(3) included are 832,387 common shares, 60,000 stock purchase options exercisable at $0.90 per share, 150,000 exercisable at $1.70 per share, and 66,000 stock purchase options exercisable at $1.30 per share

(4) included are 761,336 common shares, 60,000 stock purchase options exercisable at $0.90 per share, 150,000 exercisable at $1.70 per share, and 66,000 stock purchase options exercisable at $1.30 per share

(5) included are 38,248 common shares, 30,000 stock purchase options exercisable at $0.35 per share, 55,500 stock purchase options exercisable at $1.70 per share, and 30,450 stock purchase options exercisable at $1.30 per share

(6) included are 156,154 common shares, 5,000 stock purchase options exercisable at $0.675 per share, 40,000 stock options exercisable at $0.90, 54,000 stock options exercisable at $1.70 and 16,500 stock purchase options exercisable at $1.30 per share

(7) included are 40,000 stock options exercisable at $0.90 per share, 54,000 stock purchase options exercisable at $1.70, and 44,700 stock purchase options exercisable at $1.30 per share

(8) Intentionally left blank

(9) Intentionally left blank

(10) included are 184,007 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, 50,000 stock purchase options exercisable at $1.50 per share, 5,000 stock purchase options exercisable at $1.45 per share, 6,000 stock purchase warrants exercisable at $1.75 per share, 6,000 stock purchase warrants exercisable at $2.50 per share, 6,000 stock purchase warrants exercisable at $5.00 per share, and 3,000 stock purchase warrants exercisable at $1.25 per share

(11) included are 40,000 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, and 5,000 stock purchase options exercisable at $1.45 per share

(12) Intentionally left blank

(13) Intentionally left blank

(14) included are 953,332 common shares and 1,486,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00

(15) included are 1,553,332 common shares and 1,726,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00

(16) included are 1,553,332 common shares and 1,786,668 stock purchase warrants exercisable at prices ranging from $1.25 to $5.00

(17) included are 1,406,292 common shares

(18) included are 10,000 stock purchase options exercisable at $1.20 per share

(19) included are 5,000 stock purchase options exercisable at $1.10 per share

(20) included are 5,000 stock purchase options exercisable at $1.10 per share

                   DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

We are authorized to issue up to 45,000,000 shares of common stock, par value $.001. As of January 6, 2006, there were 20,970,886 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per shares. As of January 6, 2006, there were no shares of preferred stock outstanding. The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but un-issued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Common Stock Purchase Warrants

We currently have 11,877,960 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

Transfer Agent

Our transfer agent is OTR, Inc., 1000 SW Broadway Street, Suite 920, Portland, OR, 97205 and their telephone number is (503) 225-0375.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the general corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------------------------------------------------------------------------------------------------------------------------
                                    Total
                    Total Shares    Percentage of
                    including       Common Stock,
                    Shares of       Inclusing
                    Common Stock    Shares of
                    and Shares of   Common Stock
                    Common Stock    and Shares of
                    Issuable Upon   Common Stock    Shares of        Beneficial     Percentage of                     Percentage of
                    Conversion of   Issuable upon   Common Stock     Ownership      Common Stock    Beneficial        Common Stock
                    Notes and/or    Exercise or     Included in      Included in    Owned Before    Ownership After   Owned After
Name(2)             Warrants        Conversion      Prospectus (1)   Prospectus     Offering        the Offering      Offering
------------------------------------------------------------------------------------------------------------------------------------
Northern Hills,     9,000           ***             Up to  400       400            ***             8,600             --
Inc.                                                shares of
                                                    common stock(3)
------------------------------------------------------------------------------------------------------------------------------------
CAMOFI Master LDC   4,154,741       16.54%          Up to            1,101,407      4.99%           --                --
                                                    4,154,741
                                                    shares of
                                                    common stock(4)
------------------------------------------------------------------------------------------------------------------------------------
Alliance            80,000          ***             Up to 80,000     80,000         ***             --                --
Advisors, LLC                                       shares of
                                                    common stock(5)
------------------------------------------------------------------------------------------------------------------------------------
RCG Capital         6,548           ***             Up to 6,548      6,548          ***             --                --
Markets Group,                                      shares of
Inc.                                                common stock
                                                    (6)
------------------------------------------------------------------------------------------------------------------------------------
J. Mitchell Hull    120,000         ***             Up to 60,000     60,000         ***             60,000            --
                                                    shares of
                                                    common stock
                                                    (7)
------------------------------------------------------------------------------------------------------------------------------------
Edward Ashurian     283,000         1.35%           Up to 3,000      3,000          1.35%           280,000           1.33%
                                                    shares of
                                                    common stock
                                                    (8)
------------------------------------------------------------------------------------------------------------------------------------
Sidney M. Cole      1,660,000       7.89%           Up to 860,000    860,000        7.89%           800,000           3.80%
                                                    shares of
                                                    common stock(9)
------------------------------------------------------------------------------------------------------------------------------------
Lock Ireland**      205,007         ***             Up to 3,000      3,000          ***             202,007           --
                                                    shares of
                                                    common stock
                                                    (10)
------------------------------------------------------------------------------------------------------------------------------------
Valfrid E. Palmer   66,000          ***             Up to 6,000      6,000          ***             60,000            --
                                                    shares of
                                                    common stock
                                                    (11)
------------------------------------------------------------------------------------------------------------------------------------
Jimmie B. Thomas    1,500           ***             Up to 1,500      1,500          ***             --                --
                                                    shares of
                                                    common stock
                                                    (12)
------------------------------------------------------------------------------------------------------------------------------------
Acquavest LLC       21,500          ***             Up to 21,500     21,500         ***             --                --
                                                    shares of
                                                    common stock
                                                    (13)
------------------------------------------------------------------------------------------------------------------------------------
BFS US Special      3,340,000       14.68%          Up to 900,000    900,000        14.68%          2,440,000         10.72%

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    Total
                    Total Shares    Percentage of
                    including       Common Stock,
                    Shares of       Inclusing
                    Common Stock    Shares of
                    and Shares of   Common Stock
                    Common Stock    and Shares of
                    Issuable Upon   Common Stock    Shares of        Beneficial     Percentage of                     Percentage of
                    Conversion of   Issuable upon   Common Stock     Ownership      Common Stock    Beneficial        Common Stock
                    Notes and/or    Exercise or     Included in      Included in    Owned Before    Ownership After   Owned After
Name(2)             Warrants        Conversion      Prospectus (1)   Prospectus     Offering        the Offering      Offering
------------------------------------------------------------------------------------------------------------------------------------
Opportunities                                       shares of
Trust PLC                                           common stock
                                                    (14)
------------------------------------------------------------------------------------------------------------------------------------
Lymann O. Heidtke   107,142         ***             Up to 107,142    107,142        ***             --                --   %
                                                    shares of
                                                    common stock
                                                    (15)
------------------------------------------------------------------------------------------------------------------------------------
Richard Molinsky    410,000         1.94%           Up to 170,000    170,000        1.94%            240,000           1.14%
                                                    shares of
                                                    common stock
                                                    (16)
------------------------------------------------------------------------------------------------------------------------------------
Frank P. Tinelli    60,000          ***             Up to 60,000     60,000         ***             --                --
                                                    shares of
                                                    common stock
                                                    (17)
------------------------------------------------------------------------------------------------------------------------------------
Kuekenhof Equity    160,713         ***             Up to 160,713    160,713        ***             --                --
Fund LP                                             shares of
                                                    common stock
                                                    (18)
------------------------------------------------------------------------------------------------------------------------------------
Midsouth Investor   321,427         1.52%           Up to 321,427    321,427        1.52%           --                --
Fund LP                                             shares of
                                                    common stock
                                                    (19)
------------------------------------------------------------------------------------------------------------------------------------
Robert Nathan       6,965           ***             Up to 6,965      6,965          ***             --                --
                                                    shares of
                                                    common stock
                                                    (20)
------------------------------------------------------------------------------------------------------------------------------------
John O'Brien        6,964           ***             Up to 6,964      6,964          ***             --                --
                                                    shares of
                                                    common stock
                                                    (21)
------------------------------------------------------------------------------------------------------------------------------------
Ehrenkrantz King    7,500           ***             Up to 7,500      7,500          ***             --                --
Nussbaum, Inc.                                      shares of
                                                    common stock
                                                    (22)
------------------------------------------------------------------------------------------------------------------------------------
Heller Capital      420,000         1.99%           Up to 420,000    420,000        1.99%           --                --
Investments LLC                                     shares of
                                                    common stock
                                                    (23)
------------------------------------------------------------------------------------------------------------------------------------
Renaissance US      3,280,000       14.45%           Up to 840,000   840,000        14.45%          2,440,000         10.75%
Growth Investment                                   shares of
Trust PLC                                           common stock
                                                    (24)
------------------------------------------------------------------------------------------------------------------------------------
Mulberry            54,000          ***             Up to 36,000     36,000         ***             18,000            --
Development SA                                      shares of
                                                    common stock
                                                    (25)
------------------------------------------------------------------------------------------------------------------------------------

*     Intentionally left blank.
**    Director of our company.
***   Less than one percent

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) David Silver serves as the President of Northern Hills Inc. and holds final voting and investment power over securities owned by it. Represents 400 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Richard Smithline serves as a director of CAMOFI Master Fund LDC and holds final voting and investment power over securities owned by it. Represents 3,017,241 shares of common stock issuable upon conversion of convertible notes and 1,137,500 shares of common stock issuable upon exercise of common stock purchase warrants. However, the selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for this selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(5) Represents 80,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Represents 6,548 shares of common stock.

(7) Represents 60,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(8) Represents 3,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Represents 800,000 shares of common stock and 60,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(10) Represents 3,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(11) Represents 6,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(12) Represents 1,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(13) Represents 20,000 shares of common stock and 1,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(14) Represents 600,000 shares of common stock and 300,000 common stock purchase warrants. Renaissance Capital Group, Inc., an investment adviser registered under the Investment Advisers Act of 1940 ("Renaissance Group"), is the investment adviser for BFS US Special Opportunities Trust PLC ("BFS") and shares voting and investment power over securities owned by BFS.

(15) Represents 71,428 shares of common stock and 35,714 shares of common stock issuable upon exercise of common stock purchase warrants.

(16) Represents 120,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(17) Represents 40,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(18) Michael James serves as the General Partner of Kuekenhof Equity Fund LP and holds final voting and investment power over securities owned by it. Represents 107,142 shares of common stock and 53,571 shares of common stock issuable upon exercise of common stock purchase warrants.

(19) Lyman Heidtke serves as the General Partner of Midsouth Investor Fund LP and holds final voting and investment power over securities owned by it. Represents 214,285 shares of common stock and 107,142 shares of common stock issuable upon exercise of common stock purchase warrants.

(20) Represents 6,965 shares of common stock issuable upon exercise of common stock purchase warrants.

(21) Represents 6,964 shares of common stock issuable upon exercise of common stock purchase warrants.

(22) Anthony Ottimo serves as CEO and Chairman of Ehrenkrantz King Nussbaum, Inc. and holds final voting and investment power over securities owned by it. Represents 7,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(23) Ronald Heller serves as the Investment Manager of Heller Capital Investments Inc. and holds final voting and investment power over securities owned by it. Represents 300,000 shares of common stock and 120,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(24) Represents 600,000 shares of commons stock and 240,000 common stock purchase warrants. Renaissance Group serves as the investment adviser of Renaissance US Growth Investment Trust, PLC. and shares voting and investment power over securities owned.

(25) Represents 36,000 shares of common stock issuable upon exercise of common stock purchase warrants.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Weinberg & Company, P.A. has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2004, and for the years ended December 31, 2004 and 2003 that appear in the prospectus. Kirkland, Russ, Murphy & Tapp, P.A. has audited, as set forth in their report thereon appearing elsewhere herein,, the financial statements at December 31, 2004 and for the year then ended that appear in the prospectus for Amer-E-Com Digital Corporation's ATM Division purchased by the Company. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

Bradford & Company, LLC

On June 27, 2003, we notified L.L. Bradford & Company, LLC ("Bradford"), our independent public accountants, that we were discontinuing their services, effective as of that date. On June 27, 2003, we engaged Weinberg & Company, P.A. as our principal independent accountant. This decision to dismiss Bradford and engage Weinberg & Company, P.A. was taken upon the unanimous approval of our Board of Directors.

During the last two fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no disagreements between us and Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Bradford would have caused Bradford to make reference to the matter in its reports on our financial statements, and Bradford's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 27, 2003, we have not consulted with Weinberg & Company, P.A. regarding either:

o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Weinberg & Company, P.A. concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

o     any matter that was either subject of disagreement or event, as defined in
      Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to
      Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We have requested that Bradford furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated June 30, 2003, was filed as Exhibit
16.1 to the Company Form 8-K filed July 1, 2003.

Weinberg & Company, P.A.

On June 20, 2005, we notified Weinberg & Company, P.A. ("Weinberg"), our independent public accountants, that we were discontinuing their services, effective as of that date. Further, on June 23, 2005, we engaged Kirkland, Russ, Murphy & Tapp, P.A. ("Auditor") as our independent registered public accounting firm. This decision to engage Auditor was taken upon the unanimous approval of the Board of Directors of our company.

During the last two fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, (i) there were no disagreements between our company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in its reports on the Company's financial statements, and (ii) Weinberg's report on our financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 23, 2005 the Company has not consulted with Auditor regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Auditor concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               GLOBAL AXCESS CORP

                              FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2005 of Global Axcess Corp.

         Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)               F-1
         Condensed Consolidated Statements of Operations for the three
                  months ended September 30, 2005 and 2004 (unaudited)                           F-2
         Condensed Consolidated Statements of Cash Flows for the three months
                  ended September 30, 2005 and 2004 (unaudited)                                  F-3
         Notes to condensed consolidated financial statements (unaudited)                        F-5

For the Years Ended December 31, 2004 and 2003 of Global Axcess Corp.

         Report of Independent Registered Public Accounting Firm
                  for the year ended December 31, 2004                                           F-12
         Consolidated Balance Sheet as of December 31, 2004                                      F-13
         Consolidated Statements of Income for the years ended
                  December 31, 2004 and 2003                                                     F-14
         Consolidated statements of Stockholders' Equity for the years ended
                  December 31, 2004 and 2003                                                     F-15
         Consolidated statements of Cash Flows for the years ended
                  December 31, 2004 and 2003                                                     F-17
         Notes to consolidated financial statements as of December 31, 2004                      F-19

Amer-e-Com Digital Corp. report on segment of business:

         Report of Independent Accounting Firm
                  for the year ended December 31, 2004                                           F-41
         Consolidated Balance Sheet as of December 31, 2004                                      F-42
         Consolidated Statement of Income for the year ended
                  December 31, 2004                                                              F-43
         Consolidated statement of Equity for the year ended
                  December 31, 2004                                                              F-44
         Consolidated statement of Cash Flows for the year ended
                  December 31, 2004                                                              F-45
         Notes to consolidated financial statement as of December 31, 2004                       F-46

                         PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2005
                                   (Unaudited)

                                     ASSETS

Current assets

   Cash                                                            $     21,082
   Automated teller machine vault cash                                  435,816
   Accounts receivable, net                                           1,842,226
   Note receivable                                                       99,895
   Inventory                                                            182,114
   Deferred tax asset - current                                         375,331
   Prepaid expense & other current assets                               497,147
                                                                   ------------
     Total current assets                                             3,453,611

Fixed assets, net                                                     7,258,382

Other assets
   Merchant contracts                                                 8,306,010
   Note receivable                                                    1,540,000
   Intangible assets, net                                             4,100,835
   Deferred tax asset - long term                                       322,279
                                                                   ------------
     Total assets                                                  $ 24,981,116
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable and accrued liabilities                        $  1,715,869
   Automated teller machine vault cash payable                          435,816
   Deferred revenue - current                                            89,500
   Note payable-related parties - current portion                        15,576
   Notes payable - current portion                                      125,147
   Bank loan - current portion                                          925,000
   Capital lease obligations - current portion                          911,211
                                                                   ------------
     Total current liabilities                                        4,128,119

Long-term liabilities

   Deferred revenue - long-term portion                               1,174,856
   Notes payable-related parties - long-term portion                  1,345,814
   Notes payable - long-term portion                                     57,674
   Bank loan - long-term portion                                        675,000
   Capital lease obligations - long-term portion                      1,868,866
                                                                   ------------
     Total liabilities                                                9,250,329

Stockholders' equity
   Preferred stock $0.001 par value; 5,000,000 shares
   authorized, no shares issued and outstanding                              --
   Common stock $0.001 par value; 45,000,000 shares
   authorized, 18,501,286 shares issued and outstanding                  18,501
   Common stock payable                                                     841
   Additional paid-in capital                                        20,135,877
   Accumulated deficit                                               (4,514,532)
                                                                   ------------
     Total stockholders' equity                                      15,640,787
                                                                   ------------
Total liabilities and stockholders' equity                         $ 24,981,116
                                                                   ============

      See Accompanying Notes to Condensed Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                  Three Months ended September 30,         Nine Months ended September 30,
                                                      2005                 2004               2005                2004
Revenues                                        $      5,069,320    $      3,190,383    $     15,224,267    $      9,038,933
Cost of revenues                                       2,866,998           1,717,850           8,594,511           4,891,430
                                                ----------------    ----------------    ----------------    ----------------
   Gross profit                                        2,202,322           1,472,533           6,629,756           4,147,503
Operating expenses:
   Depreciation and amortization                         431,430             254,505           1,105,074             874,781
   General and administrative                          1,457,107             939,490           4,228,494           2,571,166
                                                ----------------    ----------------    ----------------    ----------------
     Total operating expenses                          1,888,537           1,193,995           5,333,568           3,445,947
Operating income from continuing operations
                                                ----------------    ----------------    ----------------    ----------------
     before items shown below                            313,785             278,538           1,296,188             701,556
                                                ----------------    ----------------    ----------------    ----------------
Other income (expense)

   Legal settlement                                           --                  --                  --             304,000
   Contingent reserve                                         --             (20,000)                 --             (75,000)
   Interest expense, net                                (154,474)            (17,395)           (429,518)            (70,228)
   Other income                                               --                  --               1,762                  --
                                                ----------------    ----------------    ----------------    ----------------
     Total other income (expense)                       (154,474)            (37,395)           (427,756)            158,772
                                                ----------------    ----------------    ----------------    ----------------
Income from continuing operations
     before income taxes                                 159,311             241,143             868,432             860,328
Provision for income tax benefit                              --                  --                  --                  --
                                                ----------------    ----------------    ----------------    ----------------
Income from continuing operations                        159,311             241,143             868,432             860,328
Loss from discontinued operations, net of tax            (74,947)            (88,784)           (309,256)           (251,677)
                                                ----------------    ----------------    ----------------    ----------------
Net income                                      $         84,364    $        152,359    $        559,176    $        608,651
                                                ================    ================    ================    ================
Income per common share - basic:
Income from continuing operations               $           0.01    $           0.01    $           0.05    $           0.06
Loss from discontinued operations                          (0.00)              (0.01)              (0.02)              (0.02)
                                                ----------------    ----------------    ----------------    ----------------
Net income                                      $           0.00    $           0.01    $           0.03    $           0.04
                                                ================    ================    ================    ================
Income per common share - diluted:
Income from continuing operations               $           0.01    $           0.01    $           0.05    $           0.04
Loss from discontinued operations                          (0.00)              (0.00)              (0.02)              (0.01)
                                                ----------------    ----------------    ----------------    ----------------
Net income                                      $           0.00    $           0.01    $           0.03    $           0.03
                                                ================    ================    ================    ================
Weighted average common shares outstanding:
Basic                                                 18,501,286          16,103,088          18,141,753          14,310,608
                                                ================    ================    ================    ================
Diluted                                               19,137,586          25,181,751          18,614,811          23,389,271
                                                ================    ================    ================    ================


      See Accompanying Notes to Condensed Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                     Nine months ended September 30,
                                                                        2005                2004
Cash flows from operating activities:
   Income from continuing operations                               $      868,432    $      860,328
Adjustments to reconcile net income from continuing
   operations to net cash provided by operating activities:
     Contingent reserves                                                       --            75,000
     Legal settlement                                                          --          (304,000)
     Depreciation and amortization                                      1,105,074           874,781
   Changes in operating assets and liabilities:
     Change in automated teller machine vault cash                         19,920           (59,075)
     Change in accounts receivable                                       (597,416)         (600,177)
     Change in inventory                                                 (156,135)          (28,893)
     Change in prepaid expenses and other current assets                 (285,896)         (178,980)
     Change in other assets                                               250,367             6,894
     Change in accounts payable and accrued liabilities                  (155,312)          215,044
     Change in automated teller machine vault cash payable                (19,920)           59,075
                                                                   --------------    --------------
Net cash provided by continuing operations                              1,029,114           919,997
Net cash used in discontinued operations                                 (669,905)         (223,835)
                                                                   --------------    --------------
Net cash provided in continuing and discontinued operations               359,209           696,162

Cash flows from investing activities:
   Purchase of fixed assets                                              (998,449)       (4,458,331)
   Note receivable issued for loan                                             --           (99,895)
   Purchase of contracts                                                  (66,658)       (9,269,641)
                                                                   --------------    --------------
Net cash used in investing activities                                  (1,065,107)      (13,827,867)
                                                                   --------------    --------------

Cash flows from financing activities:
   Proceeds from issuance of common stock, net of offering costs          686,300         7,200,568
   Procceds from issuance of bank loans                                   500,000         1,726,680
   Proceeds from notes payable - related parties                               --         1,050,000
   Proceeds from notes payable                                             47,710         1,162,807
   Proceeds on capital lease obligations                                       --           691,351
   Payment on bank notes                                                 (493,750)               --
   Principal payments on notes payable                                    (18,068)          (12,138)
   Principal payments on notes payable - related parties                       --           (54,389)
   Change in stock payable                                                     --           (31,000)
   Principal payments on capital lease obligations                       (492,034)         (112,927)
                                                                   --------------    --------------
Net cash provided by financing activities                                 230,158        11,620,952
                                                                   --------------    --------------
Increase/(decrease) in cash                                        $     (475,740)       (1,510,843)
Cash, beginning of period                                                 496,823         1,832,079
                                                                   --------------    --------------
Cash, end of period                                                $       21,083    $      321,236
                                                                   ==============    ==============


     See Accompanying Notes to Condensed Consolidated Financial Statements

Supplemental schedule of non-cash investing and financing activities:

                                                                      Nine months ended September 30,
                                                                         2005                2004
Issuance of 86,025 shares of common stock related to finder's
fee for acquisition of common stock                                     $           --   $      107,532

Issuance of 2,570,697 shares of common stock related to exchange of
exercise of cashless warrants at $0.50                                  $           --   $    1,285,349

Transfer of used ATM's, originally held for rental, from fixed assets
to inventory, now held for sale                                         $           --   $      194,584

Capital leases assumed for ATM purchases                                $    2,103,675   $           --

Deferred gain on sale of subsidiary                                     $    1,540,000   $           --

Related party notes converted to common stock                           $    1,025,000   $           --

      See Accompanying Notes to Condensed Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

1.    BASIS OF PRESENTATION

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2004 of Global Axcess Corp ("the Company").

      The interim condensed consolidated financial statements present the condensed consolidated balance sheet, statements of operations, and cash flows of Global Axcess Corp and its subsidiaries. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

      The interim condensed consolidated financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2005 and the results of operations and cash flows presented herein have been included in the condensed consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year.

2.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business
      Global Axcess Corp, through its wholly owned subsidiaries, is a network-based electronic commerce and transaction processing company; and an automated teller machine ("ATM") network and processing consolidator.

      Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventory

      ATM machines available for sale are classified as inventory until such time as the machine is sold, installed and in service. Once the ATM machine is sold it is relieved to cost of sales. At September 30, 2005, the Company's ATM machine inventory totaled $182,114.

      Equipment

      ATM machines and related software components not currently in service are classified as fixed assets not in service, until such time either the machine is installed and in service or sold. Once in service, each ATM machine is reclassified as a fixed asset and depreciated using the remaining estimate useful life of the machine. Any ATM machines classified as fixed assets not in service and then sold would be considered a disposal group and a gain or loss on the sale would be recorded.

      Allowance and Amortization for Assets

      On the balance sheet as of September 30, 2005 the Company reserved $35,983 as an allowance for bad debt against the trade receivables of $1,218,659.

      As of September 30, 2005 the Company has accumulated amortization totaling $202,252 against intangible assets totaling $4,303,088.

      As of September 30, 2005 the Company has accumulated amortization totaling $1,027,809 against merchant contracts totaling $9,333,819.

      Earnings Per Share

      Basic net income per share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares outstanding during the period increased by the effect of dilutive stock options and stock purchase warrants using the treasury stock method. The following table sets forth the computation of basic and diluted income per common share:


                                                     Three Months Ended September 30,      Nine Months Ended September 30,
                                                           2005              2004               2005            2004
Numerator:
  Income from continuing operations                  $      159,311    $      241,143           868,432           860,328
  Loss from discontinued operations
                                                            (74,947)          (88,784)         (309,256)         (251,677)
                                                     --------------------------------------------------------------------
Numerator for diluted income per share
   available to common stockholders                  $       84,364    $      152,359    $      559,176    $      608,651
                                                     ====================================================================
Denominator:
 Weighted average shares                                 18,501,286        16,103,088        18,141,753        14,310,608
 Effect of dilutive
securities:
   Employee stock options
                                                            548,200         8,578,663           406,983         8,953,663
   Warrants                                                  88,100           500,000            66,075           125,000
                                                     --------------------------------------------------------------------
Denominator for diluted income per share-adjusted
   weighted average shares after assumed exercises       19,137,586        25,181,751        18,614,811        23,389,271
                                                     ====================================================================


Income per common share - basic:
Income from continuing operations
                                                               0.01              0.01              0.05              0.06
Loss from discontinued operations                             (0.00)            (0.01)             0.02)            (0.02)
                                                     --------------------------------------------------------------------
Net income                                           $         0.00    $         0.01    $         0.03    $         0.04
                                                     ====================================================================


Income per common share - diluted:
Income from continuing operations                              0.01              0.01              0.05              0.04
Loss from discontinued operations                             (0.00)            (0.00)            (0.02)            (0.01)
                                                     --------------------------------------------------------------------
Net income                                           $         0.00    $         0.01    $         0.03    $         0.03
                                                     ====================================================================

      Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on the date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option-pricing model.

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. In December 2004, the FASB issued a revision to SFAS No. 123 called SFAS No. 123R, which revises the adoption period and transition periods for all entities using the fair value method and applying a modified prospective method for accounting for employee stock options. The Company will be adopting SFAS 123R as recommended for Small Business (SB) filers, as of December 15, 2005 for periods subsequent to that date. Currently, the Company is applying SFAS 123R and the modified prospective method for valuing the disclosures.

The following table represents the effect on net income and earnings per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", and the transition disclosure provisions of SFAS No. 148, to stock-based employee compensation:

                                                                      For the Nine Months Ended September 30,
                                                                              2005                 2004
Net income, as reported                                               $          559,176    $          608,651
Add: Stock-based employee compensation expense included in reported
  income, net of related tax effects                                                  --                    --
Deduct: Total stock-based employee compensation expense
  determined under fair value based methods for all awards, net of
  related tax effects                                                           (811,247)             (338,395)
                                                                      ------------------    ------------------
Pro forma net income                                                  $         (252,071)   $          270,256
                                                                      ==================    ==================
Net income per common share:
Basic - as reported                                                   $             0.03    $             0.04
                                                                      ==================    ==================
Basic - pro forma                                                     $            (0.01)   $             0.01
                                                                      ==================    ==================
Diluted - as reported                                                 $             0.03    $             0.03
                                                                      ==================    ==================
Diluted - pro forma                                                   $            (0.01)   $             0.01
                                                                      ==================    ==================

3.    DISCONTINUED OPERATIONS

      During the quarter ended September 30, 2005, the Company approved plans to dispose of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation ("EPT"), and to discontinue offering prepaid debit cards and the related products and services that were marketed by EPT. Subsequently, effective September 30, 2005, the Company completed the sale of EPT to one former employee of the Company for a $1.5 million note receivable (see
      Note 4 - "Note Receivable"). The Company has deferred recognition of the $1,174,856 estimated gain on EPT's disposal pending collection of the note receivable. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified EPT as a discontinued operation and reported its operating results within discontinued operations in the accompanying unaudited, condensed consolidated statement of operations. The estimated gain has been deferred in accordance with SAB 30 and included in long-term liabilities in the accompanying, unaudited condensed consolidated balance sheet. Operating results of the discontinued operations were as follows:


                                                        Three Months ended September 30,     Nine Months ended September 30,
                                                              2005             2004               2005              2004
Revenues                                                $          723    $           --    $        1,423    $        7,950
Cost of revenues                                                 7,000               627             8,010             7,175
                                                        --------------    --------------    --------------    --------------
   Gross profit                                                 (6,277)             (627)           (6,587)              775
Operating expenses:
   Depreciation and amortization                                19,204             5,141            46,868            12,885
   General and administrative                                  208,780            83,016           415,115           239,567
                                                        --------------    --------------    --------------    --------------
     Total operating expenses                                  227,984            88,157           461,983           252,452
                                                        --------------    --------------    --------------    --------------
Loss from discontinued operations before income taxes         (234,261)          (88,784)         (468,570)         (251,677)
Provision for income (tax) benefit                             159,314                --           159,314                --
                                                        --------------    --------------    --------------    --------------
Loss from discontinued operations, net of tax           $      (74,947)   $      (88,784)   $     (309,256)   $     (251,677)
                                                        ==============    ==============    ==============    ==============

4.    NOTE RECEIVABLE - Non-current

      Effective September 30, 2005, the Company sold its wholly-owned subsidiary, Electronic Payment & Transfer Corporation, for $1,540,000 in a secured promissory note covering the full amount of the sale price (see
      Note 3 - "Discontinued Operations"). The non-current note receivable consists of the following at September 30, 2005:

      9% promissory note, with monthly interest payments starting October 1, 2006 and quarterly principal payments starting August 1, 2006 maturing November 1, 2010 $1,540,000

5.    COMMITMENTS AND CONTINGENCIES

      Leased facilities - During March 2004, the Company extended the operating lease for its facilities under a non-cancelable operating lease for an additional 3 years expiring in March 2009. The agreement calls for an annual base rent of approximately $180,326 with an annual cost of living increase of 3%. Rent Expense during the nine-month period ending September 30, 2005 and 2004 was $216,322 and $169,347, respectively.

      Future minimum rental payments required under the operating lease for the office facilities as of September 30, 2005 are as follows:

           remaining three months of 2005  $     58,046
           2006                                 257,674
           2007                                 258,605
           2008                                 209,713
           2009                                  35,476
                                           ------------
                                           $    819,514
                                           ============

In January 2005, the Company entered into a new loan agreement with ATM Networks Inc. at an interest rate of 6.25% per annum for 2 years. The balance as of September 30, 2005 is $35,110 and is included in notes payable current.

      Capital lease obligations - During the three-month period ending September 30, 2005 the Company entered into capital lease obligations as follows:

Capital leases entered into during the three-month period ending September 30, 2005 maturing in 36 to 60 months with various rates from 5.99% to 14% totaling $971,907 as of September 30, 2005.

      Future minimum lease principal payments required under capital lease obligations as of September 30, 2005 are as follows:

      Remaining three months of 2005           $291,833
      2006                                    1,104,394
      2007                                      894,896
      2008                                      413,991
      2009                                       74,963

            Total capital lease obligations  $2,780,877
                                             ----------

Legal proceedings - As of September 30, 2005, the Company has accrued legal costs of $40,000 related to various legal proceedings.

There are no new significant pending or threatened litigation or legal proceedings since December 31, 2004. In March 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement:
         compensation, bonuses and other benefits of approximately $316,915; and 90,000 restricted shares and 359,700 stock options exercisable at $3.75 per share.

The Company believes that this claim is unfounded. The Company's management believes that this claim will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

The Company has also entered into a letter of intent to acquire approximately 1500 ATM merchant contracts, contingent upon due diligence and funding of the acquisition. Terms of the acquisition are confidential and will be disclosed when the transaction is completed (see Note 8 - "Subsequent Events").

The Company is evaluating various strategic opportunities with regards to its wholly owned subsidiaries (see Note 8 - "Subsequent Events" and Note 3 - "Discontinued Operations").

6. INCOME TAXES

Deferred income taxes arise from the temporary differences in reporting assets and liabilities for income tax and financial reporting purposes. These temporary differences primarily resulted from net operating losses and different amortization and depreciation methods used for financial and tax purposes.

In assessing the realizable ability of the deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred tax assets will or will not be realized. The valuation allowance at September 30, 2005 is related to deferred tax assets arising from net operating loss carry-forwards. Management believes that based upon its projection of future taxable income for the foreseeable future, it is more likely than not that the Company will be able to realize the full benefit of the net operating loss carry-forwards before they expire.

At December 31, 2004, the Company has net operating loss carry-forwards totaling approximately $6,500,000 that may be offset against future taxable income through 2016.

7. CHANGES IN STOCKHOLDERS' EQUITY

See the table below for all the equity transactions for the three-month period ending September 30, 2005:

                                                                              Additional
                                                      Common Stock              Paid-in
                                                  Shares         Amount         Capital
Balance as of June 30, 2005                     18,211,986   $      18,212   $  18,949,634

Stock options excercised in September 2005
excercised at $.73 per share average                19,300              19          28,534

Warrants excercised in September 2005
excercised at $0.50 per share                      270,000             270         135,179

9% Related Party Notes converted to
common Stock at $1.25 per share                         --              --       1,024,180

Legal fees for offering                                 --              --          (1,650)

Net Income                                              --              --              --

                                             -------------   -------------   -------------
Balance as of September 30, 2005             $  18,501,286   $      18,501   $  20,135,877
                                             =============   =============   =============

                                                Common                            Total
                                                 Stock        Accumulated     Stockholders'
                                                Payable        Deficit            Equity
Balance as of June 30, 2005                  $          --   $  (4,598,796)   $  14,369,050

Stock options excercised in September 2005
excercised at $.73 per share average                    20              --           28,573

Warrants excercised in September 2005
excercised at $0.50 per share                            1              --          135,450

9% Related Party Notes converted to
common Stock at $1.25 per share                        820              --        1,025,000

Legal fees for offering                                 --              --           (1,650)

Net Income                                              --          84,364           84,364

                                             -------------   -------------    -------------
Balance as of September 30, 2005             $         841   $  (4,514,432)   $  15,640,787
                                             =============   =============    =============

8. SUBSEQUENT EVENTS

      (a) On October 28, 2005, the Company acquired approximately 1,590 automated teller machine ("ATM") processing merchant contracts and ATM placement agreements (collectively, the "Merchant Contracts") and ATMs and ATM related equipment ("Equipment") from Amer-E-Com Digital Corporation, a Florida corporation ("AECD") pursuant to an Asset Purchase Agreement dated as of October 28, 2005 between the Company and AECD. The purchase price for the acquisition was $5,527,256 in cash of which $4,775,191 was paid on closing and $752,065 was held in escrow (the "Holdback"). The transaction was funded by utilizing cash generated from the financing provided by Wachovia Bank and CAMOFI Master Fund LDC (see Notes 8(b) and 8(c) below). The Holdback shall be utilized to provide funding in connection with the purchase of 73 additional Merchant Contracts, to cover the value of any missing and lost Merchant Contracts, and to cover any indemnification required to be paid by AECD to the Company with respect to losses incurred by the Company prior to the date of acquisition of the assets purchased.

      (b) On October 27, 2005, to obtain funding for the acquisition of the Merchant Contracts and the Equipment (see Note 8(a) above), the Company entered into a Third Amended and Restated Loan Agreement with Wachovia Bank ("Wachovia"), the Company's senior lender, pursuant to which Wachovia agreed to provide a term loan to the Company in the amount of $3,000,000. Such term loan was evidenced by a Promissory Note (the "Wachovia Note") issued at the closing on October 27, 2005. Under the terms of the Wachovia Note, the Company is required to make monthly payments of $50,000 plus accrued interest commencing in November 2005. All outstanding principal and interest is payable in full in October 2010. The interest rate in connection with the Wachovia Note is 9%. In addition, the Company granted Wachovia a security interest in substantially all of its assets and intellectual property. At the closing of the Wachovia Note, the Company became obligated on $3,000,000 in notes issued to Wachovia. The Wachovia Note is a long-term debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

      (c) On October 27, 2005, to obtain additional funding for the acquisition of the Merchant Contracts and the Equipment (see Note 8(a) and 8(b) above), the Company entered into a Securities Purchase

            Agreement (the "Purchase Agreement") with CAMOFI Master LDC (the "Investor") on October 27, 2005 for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "Note") and (ii) stock purchase warrants (the "Warrant") to purchase 910,000 shares of our common stock. The obligations under the Note are subordinated to Wachovia. The Company closed the financing pursuant to the Purchase Agreement on October 27, 2005. The Note bears interest at 9%, matures on October 27, 2010 and is convertible into the Company's common stock, at the Investor's option, at a conversion price of $1.45. The Company is permitted to require the Investor to convert a portion of the Note subject to the attainment of certain volume and price targets specific to the Company's common stock. The Company is required to make cash interest payments on a monthly basis and on each conversion date, with all accrued and outstanding interest due in full as of the maturity date. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum. The Company may prepay all or part of the Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the Note is due upon default under the terms of Note. In addition, the Company granted the Investor a junior security interest, subordinate to Wachovia, in substantially all of its assets and intellectual property as well as registration rights. The Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event the Company issues common stock at a price below the exercise price. The Investor has contractually agreed to restrict its ability to convert the Note and exercise the Warrant and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock. The sale of the Note was completed on October 27, 2005 with respect to $3,500,000 of the Note. The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company. The Note and Warrant were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

      (d) The Company completed a private placement offering on November 11, 2005, primarily with institutional investors. The offering was priced at $6.25 per Unit. The Units were made of 5 shares of common stock and 40% common stock purchase warrants. The private offering netted $1,850,000, and will issue 1,600,000 shares of common stock and 640,000 common stock purchase warrants with an exercise price of $1.75.

      (e) During October 2005, a lawsuit filed by the Company to have 750,000 shares of common stock and 500,000 common stock purchase warrants returned and cancelled has been finalized in favor of the Company.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Axcess Corp and Subsidiaries
Ponte Vedra Beach, Florida

We have audited the accompanying consolidated balance sheet of Global Axcess Corp and Subsidiaries (the "Company") as of December 31, 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Axcess Corp and Subsidiaries as of December 31, 2004 and the consolidated results of their operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

March 10, 2005

/s/ Weinberg & Company, P.A.
    ------------------------
    Weinberg & Company, P.A.

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

Current assets

        Cash                                                    $       496,823
        Automated teller machine vault cash                             455,736
        Accounts receivable, net                                      1,244,810
        Note receivable                                                  99,895
        Inventory                                                        25,979
        Deferred tax asset - current                                    216,017
        Prepaid expense and other current assets                        211,251
                                                                ---------------
                Total current assets                                  2,750,511

Fixed assets, net                                                     4,945,588

Other assets
        Merchant contracts                                            8,632,896
        Intangible assets, net                                        4,023,034
        Deferred tax asset - long term                                  322,279
        Other assets                                                    160,867

                                                                ---------------
Total assets                                                    $    20,835,175
                                                                ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
        Accounts payable and accrued liabilities                      1,871,181
        Automated teller machine vault cash payable                     455,736
        Notes payable-related parties  - curent portion                  16,487
        Notes payable - current portion                                  53,179
        Bank notes - current portion                                  1,125,000
        Capital lease obligations - current portion                     328,162
                                                                ---------------
                Total current liabilities                             3,849,745

Long-term liabilities
        Notes payable-related parties - long-term portion             2,357,931
        Notes payable - long-term portion                               100,000
        Bank notes - long-term portion                                  468,750
        Capital lease obligations - long-term portion                   840,274

                                                                ---------------
Total liabilities                                                     7,616,700
                                                                ---------------

Commitments and contingencies                                                --

Stockholders' equity
        Preferred stock; $0.001 par value; 25,000,000 shares
           authorized, no shares issued and outstanding                      --
        Common stock; $0.001 par value; 225,000,000 shares
           authorized, 87,896,727 shares issued and
           shares outstanding                                            87,897
        Additional paid-in capital                                   18,204,203
        Accumulated deficit                                          (5,073,625)
                                                                ---------------
                Total stockholders' equity                           13,218,475

                                                                ---------------
Total liabilities and stockholders' equity                      $    20,835,175
                                                                ===============

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                        For the year ended      For the year ended
                                                         December 31, 2004       December 31, 2003
Revenues                                             $          13,907,950   $          10,201,765

Cost of revenues                                                 8,204,890               6,377,846

                                                     ----------------------  ----------------------
          Gross profit                                           5,703,060               3,823,919
                                                     ----------------------  ----------------------

Operating expenses
          Depreciation and amortization                          1,159,561                 790,795
          Selling, general and administrative                    4,002,494               2,874,999
                                                     ----------------------  ----------------------
                    Total operating expenses                     5,162,055               3,665,794
                                                     ----------------------  ----------------------

          Income from operations                                   541,005                 158,125
                                                     ----------------------  ----------------------

Other income (expense)
          Settlement income                                        304,000                      --
          Foregiveness of debt                                          --                 261,023
          Other expenses                                           (55,000)                 (1,200)
          Interest expense                                        (188,411)               (108,082)
                                                     ----------------------  ----------------------
                    Total other income                              60,589                 151,741
                                                     ----------------------  ----------------------

Income before provision for income taxes                           601,594                 309,866

Federal income tax expense                                              --                      --

Provision for income tax benefit                                   538,295                      --

                                                     ----------------------  ----------------------
Net income                                           $           1,139,889   $             309,866
                                                     ======================  ======================

Basic income per common share                        $               0.015   $               0.009

Diluted income per common share                      $               0.014   $               0.004
Basic weighted average
          common shares outstanding                             78,116,293              35,163,217
Fully diluted weighted average
          common shares outstanding                             82,445,916              72,572,835

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                          Common Stock                             Additional         Common Stock
                                             Shares              Amount         Paid-in Capital          Payable
                                        ----------------    ----------------    ----------------    ----------------
Balance, December 31, 2002                    23,528,148    $         23,527    $      8,305,223    $             --
Cancellation of shares in March 2003,
previously issued for an aqcuisition            (655,000)               (655)                655                  --

Shares on administrative hold and
outstanding                                    1,000,000               1,000              (1,000)                 --

Cancellation of related party debt
May 2003                                                                                  45,000                  --

Issuance of common stock in June
2003 in exchange of related party
debt cancellation                              1,000,000               1,000              49,000

Issuance of common stock in June
2003 related to Private Placement
1 at $0.05 per share                           8,110,000               8,110             385,734                  --

Issuance of common stock in July
2003 related to Private Placement
1 at $0.05 per share                           4,100,000               4,100             185,011                  --

Issuance of common stock in July
2003 for finders fee relating to
Private Placement 1                              385,000                 385                (385)                 --

Cacellation of related party debt
September 2003                                                                             6,295

Issuance of common stock in
September 2003 for finders fee
relating to Private Placement 1                   70,000                  70                 (70)                 --

Purchase of Docutel contract
in October, 2003                                 750,000                 750             424,734                  --

Issuance of common stock in
November 2003 related to Private
Placement 2 at $0.25 per share                 1,430,000               1,430             341,070                  --

Issuance of common stock in
December 2003 related to Private
Placement 2 at $0.25 per share                 6,550,000               6,550           1,500,802                  --

Issuance of common stock in
December 2003 on exercise of employee
stock options, $0.135 per share                    4,500                   5                 628                  --

Issuance of common stock in
December 2003 on exercise of employee
stock options, $0.18 per share                    10,000                  10               1,790                  --

Current year reclassificaiton of
prepaid consulting services into
accounts receivable                                   --                  --                  --                  --

Issuance of Stock Options in
December 2003 based upon fair
value model                                                                               12,675

Funds received on December 31, 2003
shares have not been issued                           --                  --                  --              32,500

Net income                                            --                  --                  --                  --
                                        ----------------------------------------------------------------------------
Balance, December 31, 2003                    46,282,648              46,283          11,257,161              32,500

                                            Prepaid
                                           Consulting                                Total
                                        Services Paid in       Accumulated        Stockholders
                                          Common Stock           Deficit             Equity
                                        ----------------    ----------------    ----------------
Balance, December 31, 2002              $        (17,500)   $     (6,523,611)   $      1,787,639
Cancellation of shares in March 2003,
previously issued for an aqcuisition                  --                  --                  --

Shares on administrative hold and
outstanding                                           --                  --                  --

Cancellation of related party debt
May 2003                                              --                  --              45,000

Issuance of common stock in June
2003 in exchange of related party
debt cancellation                                                                         50,000

Issuance of common stock in June
2003 related to Private Placement
1 at $0.05 per share                                  --                  --             393,844

Issuance of common stock in July
2003 related to Private Placement
1 at $0.05 per share                                  --                  --             189,111

Issuance of common stock in July
2003 for finders fee relating to
Private Placement 1                                   --                  --                  --

Cacellation of related party debt
September 2003                                                                             6,295

Issuance of common stock in
September 2003 for finders fee
relating to Private Placement 1                       --                  --                  --

Purchase of Docutel contract
in October, 2003                                      --                  --             425,484

Issuance of common stock in
November 2003 related to Private
Placement 2 at $0.25 per share                        --                  --             342,500

Issuance of common stock in
December 2003 related to Private
Placement 2 at $0.25 per share                        --                  --           1,507,352

Issuance of common stock in
December 2003 on exercise of employee
stock options, $0.135 per share                       --                  --                 633

Issuance of common stock in
December 2003 on exercise of employee
stock options, $0.18 per share                        --                  --               1,800

Current year reclassificaiton of
prepaid consulting services into
accounts receivable                               17,500                  --              17,500

Issuance of Stock Options in
December 2003 based upon fair
value model                                                                               12,675

Funds received on December 31, 2003
shares have not been issued                           --                  --              32,500

Net income                                            --             309,866             309,866
                                        --------------------------------------------------------
Balance, December 31, 2003                            --          (6,213,514)          5,122,430

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY- CONTINUED
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

Issuance of common stock in
January 2004 related to Private

Placement 2 at $0.25 per share               2,140,000           2,140         520,360    (32,500)           --         490,000

Issuance of common stock in
January 2004 related to Private
Placement 3 at $0.25 per share              14,000,000          14,000       3,486,000         --            --       3,500,000

Issuance of common stock in
January 2004 related to Reg S
Offering at $0.25 per share                  4,408,126           4,408       1,035,092         --            --       1,039,500

Stock Warrants from PPM 1 offered
in 2003 excercised on cashless
provision in February 2004                  11,941,051          11,941         (11,941)        --            --              --

Stock Warrants from debt cancellation
in 2003 excercised on cashless
provision in February 2004                     912,434             912            (912)        --            --              --

Stock Warrants excercised from reset
excercised at $0.10 in February 2004           429,550             430          42,525         --            --          42,955

Stock Warrants from prior years
issuances excercised at $0.50 per
share in February 2004                         166,666             167          83,166         --            --          83,333

Issuance of common stock in
January 2004 related to warrant
exercise and other issuance per share          234,963             235          14,920         --            --          15,155

Issuance of common stock in April 2004
related to warrant exercise at $0.35
per common share                             7,526,789           7,526       1,989,598                                1,997,124

Shares returned and cancelled from
settlement                                    (380,000)           (380)       (303,620)                                (304,000)

Warrants issued with debt                                                       68,549                                   68,549

Issuance of common stock in October
2004 on exercise of employee stock
options, $0.07 per share                        12,500              13             862         --            --             875

Issuance of common stock in December
2004 for consulting services                    20,000              20           5,780         --            --           5,800

Issuance of common stock in October
2004 on exercise of employee stock
options, $0.07 per share                       200,000             200          19,800         --            --          20,000

Issuance of common stock in December
2004 on exercise of employee stock
options, $0.135 per share                        2,000               2             268         --            --             270

Warrants issued for consulting services                                          9,094                                    9,094

Prepaid consulting services for
capital raise                                                                  (12,500)                                 (12,500)

Net Income for the year ended 12/31/04                                                                1,139,889       1,139,889
                                            -----------------------------------------------------------------------------------
Balance, December 31, 2004                  87,896,727    $     87,897    $ 18,204,203    $    --   $(5,073,625)   $ 13,218,475
                                            ===================================================================================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the year ended               For the year ended
                                                                 December 31, 2004                December 31, 2003
Cash flows from operating activities:

     Net income                                               $             1,139,889          $               309,866
     Adjustments to reconcile net income to net
      cash provided by operating activities:
       Stock based compensation                                                    --                           12,675
       Depreciation and amortization                                        1,159,561                          790,795
       Deferred tax asset                                                    (538,296)                              --
       Settlement income/Cancellation of debt                                      --                         (261,023)
     Changes in operating assets and liabilities:
       Change in automated teller machine vault cash                         (157,031)                         (35,002)
       Change in accounts receivable                                         (794,134)                        (169,082)
       Change in inventory                                                    (25,979)                               -
       Change in prepaid expenses and other current assets                    (94,159)                         (29,251)
       Change in other assets                                                (138,886)                          20,204
       Change in accounts payable and accrued liabilities                   1,087,855                         (325,264)
       Change in automated teller machine vault cash payable                  157,031                           35,002
       Change in due to related parties                                            --                         (161,152)
                                                              ------------------------         ------------------------
          Net cash provided by operating activities                         1,795,851                          187,768
                                                              ------------------------         ------------------------

Cash flows from investing activities:
     Loans to others                                                          (99,895)                              --
     Purchase of fixed assets                                              (2,845,167)                        (537,904)
     Payment for business acquisition                                     (10,719,398)                              --
                                                              ------------------------         ------------------------
          Net cash used in investing activities                           (13,664,460)                        (537,904)
                                                              ------------------------         ------------------------

Cash flows from financing activities:
     Proceeds from issuance of common stock                                 6,956,156                        2,467,971
     Proceeds from the issuance of bank loans                               1,750,000                                -
     Proceeds form borrowing on notes payable - related parties             2,250,000                                -
     Proceeds from notes payable                                              177,807                                -
     Principal repayments on bank loans                                      (156,250)                               -
     Principal payments on notes payable                                      (24,628)                         (31,583)
     Principal payments on notes payable - related parties                   (238,673)                        (130,019)
     Principal payments on capital lease obligations                         (181,059)                        (240,722)
                                                              ------------------------         ------------------------
          Net cash provided by financing activities                        10,533,353                        2,065,647
                                                              ------------------------         ------------------------

(Decrease)/increase in cash                                                (1,335,256)                       1,715,511

Cash, beginning of year                                                     1,832,079                          116,568

                                                              ------------------------         ------------------------
Cash, end of year                                             $               496,823          $             1,832,079
                                                              ========================         ========================

Supplemental disclosure of cash flow information:
     Cash paid for income taxes                               $                    --          $                    --
                                                              ------------------------         ------------------------
     Cash paid for interest                                   $               188,411          $                98,082
                                                              ========================         ========================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             For the year ended       For the year ended
                                                                             December 31, 2004        December 31, 2003
Cancellation of 655,000 shares of common stock

     previously issued                                                          $      -                   $    655

Debt cancellation of notes payable related parties                              $      -                   $243,981

Debt cancellation of notes payable                                              $      -                   $ 17,042

Issuance of 750,000 shares of common stock for the purchase of
     Docutel contract for clearinghouse services                                $      -                   $425,484

Issuance of 1,000,000 shares of common stock related to
     exchange of related party debt                                             $      -                   $ 50,000

Cancellation of related party debt with a grant of
     1,000,000 warrants exercisable at $0.10                                    $      -                   $ 45,000

Issuance of 455,000 shares of common stock related to finder's
     fee for acquisition of common stock                                        $      -                   $ 22,750

Debt cancellation of related party debt of principal shareholder                $      -                   $  6,295

Stock Warrants from PPM 1 offered in 2003
     excercised on cashless provision in February 2004                          $(11,941)                  $      -

Stock Warrants from debt cancellation in 2003
     excercised on cashless provision in February 2004                          $   (912)                  $      -

Stock Warrants from reset offered in 2003
     excercised on cashless provision in February 2004                          $ 42,955                   $      -

Warrants issued with debt during September 2004, recorded as a discount         $ 68,549                   $      -

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES

      Description of business - Global Axcess Corp., through its wholly owned subsidiaries, is an automated teller machine ("ATM") network and processing consolidator that plans to expand through the strategic acquisition of profitable ATM businesses, internal growth and, deployment of enhanced non-banking ATM consumer products worldwide.

      Global Axcess Corp (referred to as the "Company") was incorporated in Nevada on May 2, 1984 under the name of Supermarket Video, Inc. The Company underwent several name changes until June 2001, when it changed its name to Global Axcess Corp. Global Axcess Corp is a holding company which conducts all of its operations through its wholly owned subsidiaries. The subsidiaries are Nationwide Money Services, Inc., EFT Integration, Inc., Axcess Technology Corp., and Electronic Payment & transfer Corp.

      On October 12, 2003, the Company started Axcess Technology Corporation ("ATC") to develop software products to be sold for ATM management and transaction processing. They added an office in South Africa to help with the development ("ATCSA").

      On October 24, 2003, the Company started Electronic Payment & Transfer, Corp. to continue the development of card based products initiated under the Company's subsidiaries. These products include payroll cards, debit cards and management of a purchased contract for the Community Technology Network Program (CTNP). The CTNP program was developed by Worldwide Communications Group, Inc. to assist housing authorities and their residents with registration, technology and other benefits. The CTNP's main focus is assisting the U.S. Housing and Urban Development Department with communications and registration of the housing residents. The contract was purchased on October 8, 2003 from Docutel, Corp. for 750,000 shares of the Company's common stock and 500,000 stock options exercisable at the then current market price of $0.35 per share.

      During December 2004 the Company has initiated registration of another subsidiary in South Africa, called Cash Axcess Corp. The Company started this operation to provide ATM services in South Africa.

      Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

      Cash concentration - The Company holds most of its bank accounts in Wachovia Bank, and therefore exceeds the FDIC's limit of $100,000 federally insured funds. The Company believes there is little or no risk in that the funds are held in such a prominent and credible bank.

      Merchant contract concentration - The Company contracts the locations for its machines with various merchants. As of December 31, 2004, the Company has approximately 1,438 active machines, of which approximately 696 machines are contracted through a single merchant. Revenues from this merchant represent approximately 50% of total transaction fees.

      Definition of fiscal year - The Company's fiscal year end is December 31.

      Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue recognition - Transaction service and processing fees are recognized in the period that the service is performed. The Company receives service fees paid by consumers utilizing certain ATMs owned or managed by the Company and interchange fees paid by their banks. The Company records all fees for the entire amount of fees to be received from the transaction for both the ATMs owned and managed by the Company. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the customer. Software sales and services are recorded when complete, shipped and invoiced. ATM sales are recorded when the ATM is shipped and installed.

      Accounts Receivable - The Company reviews the accounts receivable on a regular basis to determine the collectibility of the accounts. The Company reserves for accounts that have aged over 90 days and are no longer an active account.

      Translation adjustments - The financial position and results of operations of the ATCSA operations are measured using the local currency as the functional currency. Assets and liabilities of these operations are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average exchange rate during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive gain or loss in the invested equity section of the balance sheets. Gains and losses that result from foreign currency transactions are included in the calculation of net income (loss).

      Fixed assets - Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the life of the asset, whichever is shorter. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

      The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

      Intangibles Assets -Goodwill and Merchant Contracts - In July 2001, the FASB issued SFAS No. 142, 'Goodwill and Other Intangible Assets,' which was required to be adopted for fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of, goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No.
      142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compared the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step was not required. SFAS 142 required completion of this first step within the first six months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

      Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line and accelerated methods, as appropriate, over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

      The Company's intangible assets are made up of merchant contracts with automatic renewable lives. The Company has determined after careful review of its contracts that the economic life of the contracts is extended and estimated over 21 years (or 3 times renewal) as most of the contracts auto-renew, and some have auto-renewed more than once. The Company will amortize the merchant contracts over their estimated useful lives of 21 years. The Company will also be adopting SFAS 142 to reflect the fair value of the merchant contracts, and will use a two step valuation process to determine if there has been any impairment on the value of the merchant contract assets. The first step will be to determine at each contract's renewable period, whether they will actually renew and if not to amortize the cost over the remaining life of the contract. The second step will be to compare the fair value of each reporting unit to its carrying amount of the merchant contracts, thus testing the impairment of the value of the contracts. An impairment loss is recognized for any excess in the carrying value of merchant contracts over the implied fair value of merchant contracts.

      Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. During the year ended December 31, 2004, the Company determined that there were no long-lived assets that were impaired.

      Fair value of financial instruments - The carrying amounts of the Company's long-term liabilities approximate the estimated fair values at December 31, 2004, based upon the Company's ability to acquire similar debt at similar maturities. The carrying values of all other financial instruments approximate their fair value, because of the short-term maturities of these instruments.

      Earnings per share - Basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

      Common stock equivalents are calculated using options and warrants that can be excercised, when the exercise price is at or above the market price based on the previous quarter average price.

      Income taxes - The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Comprehensive   income  -  The   Company  has  no   components   of  other
      comprehensive income. Accordingly, net income equals comprehensive income for all periods.

      Segment information - The Company discloses segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates under one segment.

      Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred for the years ended December 31, 2004 and 2003.

      Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

      Externally Developed Software - Costs incurred to purchase external software and internally develop, so as to put into production, are capitalized over the life of the software for an average life of three years.

      Expenses of offering - The Company accounts for specific incremental costs directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

      Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on the date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

      The following table represents the effect on net income and earnings per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards
      (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                                         2004           2003
                                                     -----------    -----------
      Net income, as reported                        $ 1,139,889    $   309,866
      Add: Stock-based employee compensation
       expense included in reported income (loss),
       net of related tax effects                             --             --
      Deduct: Total stock-based employee
       compensation expense determined under
       fair value based methods for all awards,
       net of related tax effects                       (587,372)      (673,752)
                                                     -----------    -----------
      Pro forma net income (loss)                    $   552,517    $  (363,886)
                                                     ===========    ===========

      Net income/(loss) per common share
       Basic income, as reported                     $      0.01    $      0.01
                                                     ===========    ===========
       Basic income/ (loss), pro forma               $      0.01    $     (0.01)
                                                     ===========    ===========

      In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method. In December 2004, the FASB issued a revision to SFAS No. 123 called SFAS No. 123R, which revises the adoption period and transition periods for all entities using the fair value method and applying a modified prospective method for accounting for employee stock options. The Company will be adopting SFAS 123R as recommended for Small Business (SB) filers, as of December 15, 2005 for periods subsequent to that date. Currently, the Company is applying SFAS 123R and the modified prospective method for valuing the disclosures.

      Recent accounting pronouncements -

      In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

      Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

      Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003

      Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

      The implementation of the provisions of Interpretation No. 46 may have a significant effect on the Company's consolidated financial statement presentation or disclosure.

      In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

      SFAS  No.  150  affects  the  issuer's   accounting  for  three  types  of
      freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

      Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

      In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on the financial statements.

      In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment". SFAS No. 123 (R) revises SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123 (R) is effective as of the first interim or annual reporting period that begins after June 15, 2005 for non-small business issuers and after December 15, 2005 for small business issuers. Accordingly, the Company will adopt SFAS No. 123 (R) in its quarter ending March 31, 2006. The Company is currently evaluating the provisions of SFAS No. 123 (R) and has not yet determined the impact, if any, that SFAS No. 123 (R) will have on its financial statement presentation or disclosures.

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 153, " Exchanges of Non-Monetary Assets, an Amendment of APB No. 29". This Statement amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions". Earlier guidance had been based on the principle that exchanges of nonmonetary assets should be based on the fair value of the assets exchanged and APB No. 29 included certain exceptions to this principle. However, FASB 153 eliminated the specific exceptions for nonmonetary exchanges with a general exception for all exchanges of nonmonetary assets that do not have commercial and economic substance. A nonmonetary exchange has commercial substance only if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The implementation of this SFAS No. 153 is not expected to have a material impact on the Company's financial statement presentation or its disclosures.

      Management does not believe the adoption of these statements will have a material effect on the Company's consolidated financial position or results of operations.

2.    ACQUISITIONS OF ASSETS

      On October 8, 2003 the Company purchased all rights and obligations of a clearinghouse services contract. The Company issued 750,000 shares of common stock and 500,000 common stock options at an exercise price of $0.35, the then current market value as of the close of the signing of the purchase, from Docutel Services Corp. The total book value of the contract purchase was $425,484. Docutel Services Corp. is not eligible to receive additional stock options based upon certain performance goals outlined in the asset purchase agreement. Certain volumes have not been met, thus the Company is eligible to receive all shares and options back. The Company has currently requested all shares and options be returned. The Company has stopped amortizing the value of this asset and has reviewed it for collectibility.

      The Company purchased 900 Merchant ATM contracts in February 2004. The purchase price was $3,900,000 and is reflected in Merchant Contracts. During September 2004, the Company made two acquisitions one for 111 ATM contracts, and another for 745 ATM contracts. The prices for those acquisitions were $918,000 and $7,000,000, respectively. In the latest two acquisitions the Company also acquired ATM machines with the fair value of $166,500 and $1,200,000, respectively.

      When the Company acquires another companies assets, accounting principles generally accepted in the United States of America require the Company to estimate the fair value of the other company's tangible assets and liabilities and identifiable intangible assets. Based upon these estimates, the purchase price is allocated to the assets and liabilities of the acquired company for the purpose of recording these items in the Company's financial records. Any unallocated purchase price is recorded as goodwill. The distinction between the amount of the purchase price allocated either to tangible assets and liabilities or identifiable intangible assets and goodwill is significant because goodwill is not amortized to the Company's statements of operations but is instead subject to the annual impairment test discussed earlier in Note 1. Estimates inherent in the process of this purchase price allocation include assumptions regarding the timing and amounts of future cash inflows and outflows, the salability of inventories, selection of discount rates, contract renewal rates and general market conditions.

      Based on an allocation of fair values to fixed assets acquired and merchant contracts acquired, the remaining value is allocated to goodwill. The Company will be applying FAS 142 to review for impairment to the intangible goodwill and merchant contracts as noted above. As of September 30, 2004 the Company had relied on the reported values of the assets acquired from the seller to estimate fair value. In reviewing the seller's balances, current fair values in the market, discounted cash flow analysis of the merchant contracts; and after considering the outlay of cash for maintenance and capital costs along with the projected income from the future income stream from the contracts, the Company allocated approximately $2,800,000 of the ATM Network's asset purchase to goodwill, as of December 31, 2004, all other acquisitions assets had fair values equal or greater than the acquisition price.

      The Proforma statements of the acquisitions for 2004 are disclosed below with combined seller information:

                         PROFORMA FINANCIAL INFORMATION
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                            Global Axcess Corp       Combined Seller's
ASSETS                                                      Balance Sheet            Balance Sheet       Proforma
                                                            As of December 31, 2003                      Balance Sheet
                                                            Audited
Current assets

      Cash                                                  $    1,832,079           $      (119,431)    $   1,712,648
      Automated teller machine vault cash                          298,705                                     298,705
      Accounts receivable, net                                     450,676                   320,000           770,676
      Prepaid expense and other current assets                     117,092                                     117,092
                                                            -----------------------------------------------------------
                            Total current assets                 2,698,552                   200,569         2,899,121

Fixed assets, net                                                1,840,792                 1,366,500         3,207,292

Other assets
      Intangible assets, net                                     2,312,926                10,441,500        12,754,426
      Other assets                                                  21,981                                      21,981

                                                            -----------------------------------------------------------
Total assets                                                $    6,874,251           $    12,008,569     $  18,882,820
                                                            ===========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable and accrued liabilities              $      783,326           $                   $     783,326
      Automated teller machine vault cash payable                  298,705                                     298,705
      Notes payable-related parties  - curent portion               48,320                                      48,320
      Notes payable - current portion                               40,000                 1,125,000         1,165,000
      Capital lease obligations - current portion                  105,111                                     105,111
                                                            -----------------------------------------------------------
                            Total current liabilities            1,275,462                 1,125,000         2,400,462
                                                            -----------------------------------------------------------
Long-term liabilities
      Notes payable-related parties - long-term portion            274,771                                     274,771
      Notes payable - long-term portion                                  -                 2,750,000         2,750,000
      Capital lease obligations - long-term portion                201,588                                     201,588
                                                            -----------------------------------------------------------
Total liabilities                                                1,751,821                 3,875,000         5,626,821
                                                            -----------------------------------------------------------

Commitments and contingencies                                           --

Stockholders' equity
      Preferred stock; $0.001 par value; 25,000,000 shares
         authorized, no shares issued and outstanding                   --                        --               --
      Common stock; $0.001 par value; 125,000,000 shares
         authorized, 46,282,648 shares issued and
         shares outstanding                                         46,283                    38,116           84,399
      Additional paid-in capital                                11,257,161                 6,823,054       18,080,215
      Common Stock Payable                                          32,500                                     32,500
      Accumulated deficit                                       (6,213,514)                1,272,398       (4,941,116)
                                                            ----------------------------------------------------------
                            Total stockholders' equity           5,122,430                 8,133,569       13,255,999
                                                                                                                    -
                                                            ----------------------------------------------------------
Total liabilities and stockholders' equity                  $    6,874,251           $    12,008,569     $ 18,882,820
                                                            ==========================================================

                         PROFORMA FINANCIAL INFORMATION
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                Global Axcess Corp      Combined Seller's
                                                For the year ended      For the year ended        Proforma
                                                     31-Dec-03
                                                      Audited
Revenues                                       $       10,201,765    $        8,310,906    $       18,512,671

Cost of revenues                                        6,377,846             4,094,055            10,471,901

                                               --------------------------------------------------------------
         Gross profit                                   3,823,919             4,216,851             8,040,770

Operating expenses
         Depreciation and amortization                    790,795               928,171             1,718,966
         Selling, general and administrative            2,874,999             1,946,282             4,821,281
                                               --------------------------------------------------------------
                 Total operating expenses               3,665,794             2,874,453             6,540,247

                                               --------------------------------------------------------------
         Income from operations                           158,125             1,342,398             1,500,523
                                               --------------------------------------------------------------

Other income (expense)
         Settlement income                                     --                                          --
         Foregiveness of debt                             261,022                                     261,023
         Other (expense)/income                            (1,200)                   --                (1,200)
         Gain on sale of equipment                             --                    --                    --
         Interest expense                                (108,082)              (70,000)             (178,082)
                                               --------------------------------------------------------------
                 Total other income                       151,740               (70,000)               81,741
                                               --------------------------------------------------------------
Income before provision for income taxes                  309,866             1,272,398             1,582,264

Provision for income taxes                                     --                    --                    --

                                               --------------------------------------------------------------
Net income                                     $          309,866    $        1,272,398    $        1,582,264
                                               ==============================================================

Basic income per common share                  $             0.01    $             0.03    $             0.02

Diluted income per common share                $             0.00    $             0.03    $             0.02
Basic weighted average
         common shares outstanding                     35,163,217            38,117,617            73,280,834
Diluted weighted average
         common shares outstanding                     72,572,835            44,235,233            78,690,452

3.    NOTE RECEIVABLE

      The Company issued a note receivable in the amount of $190,000 in February 2004. The note is due within 1 year with an annual interest rate of 10%. Principal and interest payments are to be made monthly. The note has been amended to extend the term for 1 additional year. The amount remaining on the note as of December 31, 2004 is $99,895.

4.    FIXED ASSETS


      Fixed assets consist of the following as of December 31, 2004:

         Automated teller machines (A)                         $      5,491,244
         Furniture and fixtures                                         432,673
         Computers, equipment and software (A)                        2,185,757
         Automobiles                                                     30,152
         Leasehold equipment                                             19,628
                                                               ----------------
                                                                      8,159,454
         Less: accumulated depreciation and amortization (B)          3,213,866
                                                               ----------------
         Fixed assets, net                                     $      4,945,588
                                                               ================
(A)   See Note 9 for ATM's and computer's held under capital leases.

(B) Depreciation expense for the years ended December 31, 2004 and 2003 were; $783,971 and $630,886, respectively.

5.    INTANGIBLE ASSETS

      Intangible assets consist of the following as of December 31, 2004:

         Goodwill & trademarks                                 $      4,289,296
         Merchant contracts                                           9,256,531
                                                               ----------------
                                                                     13,545,827
         Less: accumulated amortization                                (889,897)
                                                               ----------------
         Intangible assets, net                                $     12,655,930
                                                               ================

      The Company recorded amortization expense of $375,590 and $159,908, as of December 31, 2004 and 2003, respectively. Aggregate amortization over the next five years, assuming a useful life of 21 years for merchant contracts and intangible assets is expected to be as follows:

                                                         For the years ending
                                                         December 31,

         2005                                             $472,830
         2006                                              472,830
         2007                                              464,749
         2008                                              440,505
         2009                                              440,505

6.    AUTOMATED TELLER MACHINE VAULT CASH PAYABLE

      Automated teller machine vault cash payable consists of funds collected through providing network and switching services for ATMs. Additionally, these funds have been reported as automated teller machine vault cash payable on the balance sheet with offsetting automated teller machine vault cash at December 31, 2004. As of December 31, 2004, automated teller machine vault cash payable of $455,736 consists of cash collected through network and switching services, payable to various third-parties. The cash is secured with a proportionate share of the automated teller machine vault cash, due on demand and the Company rents the vault cash from financial institutions and pays a negotiated interest rate for the use of the funds.

7.    NOTES PAYABLE - RELATED PARTIES

      As of December 31, 2004, notes payable - related parties consist of the following:

      Promissory note in the amount of $218,981 to a stockholder, unsecured, payable in monthly principal and interest installments of $3,000,
      bearing an annual interest rate of 11%, and due June 2013                      $          192,966
      Subordinated unsecured debenture of $2,250,000 provided by stockholders of record with interest only payments made quarterly at a rate of 9%,
      with balloon payments due September 15, 2007, net of discounts and fees                 2,181,452
                                                                                     ------------------
                                                                                              2,374,418
      Less: amounts due within one year                                                          16,487
                                                                                     ------------------
      Long-term portion of note payable                                              $        2,357,931
                                                                                     ==================

      As of December 31, 2004, principal payments on the notes payable are as follows:

      2005                                                                           $           16,487
      2006                                                                                       14,715
      2007                                                                                    2,226,487
      2008                                                                                       18,471
      Thereafter                                                                                 98,258
                                                                                     ------------------
                                                                                     $        2,374,418
                                                                                     ==================

8.    NOTES PAYABLE

      As of December 31, 2004, notes payable consist of the following:

      In April 2004, the Company entered into a financing agreement with an insurance company for $36,500 with interest payable at 8% that matures
      in January 2005                                                                $            3,179

      In September 2004, the Company entered into a subordinated promissory note for $150,000 for consulting services associated with the acquisition assets from ATM Networks, Inc..  The note is secured by the acquisition assets.
      Interest is payable quarterly, at an annual interest rate of 6%, and the note is discounted for warrants in the amount of $68,549.  The note requires
      annual payments in the amount of $50,000 for three years                       $          150,000
                                                                                     ------------------
                                                                                                153,179
      Less: amounts due within one year                                                          53,179
                                                                                     ------------------
      Long-term portion of notes payable                                             $          100,000
                                                                                     ==================

9.    BANK LOAN PAYABLE

      In September 2004, the company entered into a senior secured loan with a bank in the amount of $1,250,000, and a working capital line of credit in the amount of $500,000. The loan and credit line are secured by all the assets of the Company. Principal and interest is due monthly on the loan, and the loan matures at the end of 2 years. The line of credit is due to be paid off within one year. Interest, on both the loan and line of credit, is at an annual rate of Bank Prime plus .25 basis points. The balance of the loan as of December 31, 2004 was $1,593,750.

10.   CAPITAL LEASE OBLIGATIONS

      The Company is obligated under various capital leases for automated teller machines and computer equipment. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. Capital lease obligations totaling $1,168,437 require minimum monthly lease payments ranging from $34 to $7,387 with interest rates ranging between 6.00% and 18.00%. The future minimum lease payments required under capital lease obligations as of December 31, 2004, are as follows:

      2005                                                    $          417,935
      2006                                                               368,694
      2007                                                               247,487
      2008                                                               196,957
      2009                                                               145,575
                                                              ------------------
                                                                       1,376,648
      Less: amount representing interest                                 208,212
                                                              ------------------
      Present value of minimum lease payments                          1,168,436
      Less: current portion of capital lease obligations                 328,162
                                                              ------------------
                                                              $          840,274
                                                              ==================

      Equipment leased under capital leases as of December 31, 2004, totals $1,406,196, which is net of accumulated depreciation of $74,804.

11.   OTHER INCOME

      During fiscal year 2004 the Company had settled a claim whereby the Company was returned 380,000 shares of common stock with a market value of $304,000. The shares were subsequently cancelled.

12.   COMMITMENTS AND CONTINGENCIES

      Leased facilities - During September 2004, the Company renewed the operating lease for its facilities under a non-cancelable operating lease. The agreement calls for an annual base rent of approximately $180,326 with an annual cost of living increase of 3%. Rent expense during the years ending December 31, 2004 and 2003 was $159,125 and $119,613, respectively.

     Future minimum rental payments required under the operating lease for the office facilities as of December 31, 2004, are as follows:

      2005                                                    $          189,915
      2006                                                               195,612
      2007                                                               201,480
      2008                                                               207,525
      2009                                                                52,262
                                                              ------------------
     Total                                                    $          846,794
                                                              ==================

     Legal proceedings

     During the fourth quarter of 2002, the Business Software Alliance ("BSA") conducted an audit of software in use by Global Axcess' subsidiary Nationwide Money Services, Inc. ("NMS"). BSA alleges that NMS infringed on software copyrights for Microsoft and Symantec. On December 5, 2002, BSA sent NMS a letter requesting payment of $237,842 plus attorney fees for purportedly misappropriated software that was installed on NMS computers. While acknowledging that some software was inappropriately installed on NMS computers, NMS disagrees with the facts presented in the BSA letter. NMS has settled with the BSA subsequent to December 31, 2004. The Company has reserved the amounts fully as of December 31, 2004.

     In March 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement: compensation, bonuses and other benefits of approximately $316,915; and 450,000 restricted shares and 1,798,500 stock options exercisable at $0.75 per share.

     The Company believes that this claim is unfounded. The Company's management believes that this claim will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

     The Company's officers and directors are aware of no other threatened or pending Litigation or government proceeding, which would have a material, adverse effect on the Company. From time to time the Company may be a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

13.  CONSULTING AND EMPLOYMENT AGREEMENTS

     The Company has the following employment contracts with several executive officers and consultants:

     The Chairman and CEO has a new five year employment contract from June 30, 2004 to June 30, 2009, under Board and the Chairman's approval. The agreement provides the Chairman with the following compensation: an annual salary of $250,000; which has been increased to $275,000 once certain milestones were achieved, and can be raised to $350,000 when other milestones are achieved; an annual bonus to be determined and awarded by the Compensation Committee; and an 18 month severance agreement. The compensation under this agreement through December 31, 2004 was $137,500.

     The President has a two year employment contract from April 29, 2002 to April 29, 2004, which has been extended for two additional years until April 29, 2006 under Board and the President's approval. For performance as a director and officer, the Company will compensate the President with the following: a monthly salary of $7,500, which has been increased to an annual amount of $200,000 once certain milestones were achieved and an annual bonus and stock options to be determined and awarded by the Compensation Committee. The compensation under this agreement in 2004 and 2003 was, $200,000 and $125,000, respectively.

     The Executive Vice-President has a two year employment contract from July 1, 2003 to December 31, 2005. For performance as an executive vice-president, the Company will compensate the Executive Vice-President with the following: an annual salary of $135,000 and a commission plan based on certain goals of the Company. The compensation under this agreement in 2004 and 2003 was, $200,000 and $135,000, respectively.

     A Vice President of the Company has a two year contract from October 24, 2003 to October 24, 2005. For performance as a vice-president, the Company will compensate the Vice President with a salary of $120,000 per year, and has given 400,000 options at an exercise price of $0.34, as well as set other performance goals with the possibility of obtaining 600,000 additional options at varying prices based on grant date. The compensation under this agreement in 2004 and 2003 was, $120,000 and $25,000, respectively.

14.  COMMON STOCK

     During the first quarter ending March 31, 2003, under a settlement agreement, 655,000 shares of the Company's stock previously issued under an acquisition with two individuals, were transferred back to the Company and subsequently cancelled during the second quarter ended June 30, 2003.

     During the second quarter ending June 30, 2003, the Company had issued a Private Placement Offering, whereby the Company offered units at a price of $.05 per unit with each unit consisting of one share of common stock and one common stock purchase warrant. The offering closed in July 2003. The amount of shares subscribed to totaled 12,210,000, as of September 30, 2003, of which $610,500 was received in cash, of which $21,251 and 455,000 shares of stock were issued as payment of fees.

     Also during the second quarter, 1,000,000 shares of stock previously on hold with the transfer agent, pending a legal claim, were released.

     Also during the second quarter, $50,000 of debt due to a related party was exchanged for 1,000,000 shares of the Company's common stock, valued at the fair market value on the date of the exchange.

     During the third and fourth quarter fiscal year 2003, the Company had issued a second Private Placement Offering, whereby the Company offered units at a price of $.50 per unit with each unit consisting of two shares of common stock and one common stock purchase warrant. The offering closed subsequent to December 31, 2003. The amount of shares subscribed to totaled 7,980,000, as of December 31, 2003, of which $1,995,000 was received in cash, of which $145,147 was paid in fees.

     Purchase of Contract -- In October 2003, the Company purchased the Clearinghouse Services Agreement from Docutel Corporation for 750,000 shares of the Companies common stock and 500,000 stock purchase options exercisable at $0.35. Under this Agreement the Company will be responsible to collect data from various vendors that are providing product for a prepaid debit card that will be issued to members of the Community Technology Network Program (CTNP). Additionally the Company will be responsible to collect the fees charged by the vendors to the cardholders and to disburse the funds once collected to the vendors. The CTNP is a program that is marketing various services as well as the prepaid debit card to people who reside in the Department of Housing and Urban Development sponsored housing. The Company earns a monthly fee on each active card as well as additional fees based on the usage of the card by the resident.

     During the fourth quarter of fiscal year 2003, two employees exercised stock options totaling 14,500 shares for a total cash payment of $2,408.

     January 15, 2004, the Company closed its Regulation S private offering whereby it raised $1,039,500 during the three months ended March 31, 2004 in connection with the sale of 2,204,063 (4,408,126 shares) units for $.50 per unit to accredited and issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as below: .

     January 19, 2004, the Company closed its 2nd private offering whereby it raised $490,000 during the three months ended March 31, 2004 in connection with the sale of 1,070,000 (2,140,000 shares) units for $.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock of the Company and issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as below: . .

     January 29, 2004, the Company raised $3,500,000 in connection with the sale of 14,000,000 shares of common stock for $.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 28,000,000 common stock purchase warrants. The Company issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as follows:

     o The F Warrants are exercisable at $.35 per share and are not callable by the Company.

     o The G Warrants are exercisable at $.35 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $0.70 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the G Warrant.

     o The H Warrants are exercisable at $.50 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrant.

     o The I Warrants are exercisable at $1.00 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the I Warrant.

     All common shares associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the Laws of the Securities Act of 1933. However, the Company is required to file a registration statement covering the shares of common stock and the shares underlying the common stock purchase warrants no later then May 30, 2004 and it is required to go effective by July 29, 2004. The Company has registered the above shares of common stock and underlying shares for stock purchase warrants. .

     During January 2004, shareholders exercised stock purchase warrants for 234,963 shares of common stock. These stock purchase warrants were exercised at several prices per share for an amount of $15,155.

     During the three months ending March 31, 2004 shareholders exercised stock purchase warrants for an aggregate of 12,853,485 shares of common stock. These stock purchase warrants were exercised on a cashless provision.

     During February 2004, shareholders exercised stock purchase warrants for 429,550 shares of common stock. These stock purchase warrants were exercised at $0.10 per share for an amount of $42,955.

     Also during February 2004, shareholders exercised stock options for 166,666 shares of common stock. These stock options were exercised at $0.50 per share for an amount of $83,333.

     In March 2004, shareholders exercised stock purchase warrants at $0.35 per share and received $1,997,124. The Company issued 7,526,789 shares on April 1, 2004.

     During April, 2004 after a settlement with on 380,000 common shares were returned to the Company. Initially these shares were issued in 2001 for consulting fees and charged against income. At the time the settlement occurred these shares had a market value of $0.80 per share for a total value of $304,000 returned to Treasury of the company and is reflected in other income.

     During September 2004, the Company issued Debt with stock purchase warrants attached at an exercise price of $0.35 per share. A total of 675,000 shares underlying the stock purchase warrants for a fair value of $68,549 were issued.

     In October 2004 12,500 options were exercised by an employee at $0.07 per share for $875

     During the fourth quarter of the year, 20,000 shares were issued for consulting services at a fair value of $5,800.

     During October 2004, there was an exercise of 200,000 stock purchase warrants at an exercise price of $0.10 per share.

     In December 2004, an employee exercised 2,000 options at an exercise price of $0.135 per share.

     During December 2004 the Company issued 1,200,000 stock options for consulting services at an exercise price of $0.30, for a fair value of $9,094.

     During December 2004, the Company prepaid $12,500 of consulting costs for capital raising activities.

15.  INCOME TAXES

     The components of the provision for income taxes were as follows:

Income tax benefit for the years ended December 31, 2004 and 2003 is summarized as follows:

                                                       2004              2003
Current:
  Federal                                            $      --         $      --
  State                                                     --                --

Deferred:
  Federal                                             (453,212)               --
  State                                                (85,084)               --

                                                     ---------         ---------
  Income tax expense (benefit):                      $(538,296)        $      --
                                                     =========         =========

     Deferred income taxes arise from the temporary differences in reporting assets and liabilities for income tax and financial reporting purposes. These temporary differences primarily resulted from net operating losses and different amortization and depreciation methods used for financial and tax purposes.

     The components of the deferred tax assets and the deferred tax liabilities are shown below.

                                                                  2004           2003
Deferred tax assets:

   Arising from operating loss and credit carryforwards       $ 2,854,197    $   180,250
   Valuation allowance                                         (1,582,908)      (180,250)

                                                              -----------    -----------
Deferred tax assets                                             1,271,289             --
                                                              -----------    -----------
Deferred tax liability:
     Arising from accumulated depreciation and amortization       732,993             --
                                                              -----------    -----------
Deferred tax liability                                            732,993             --
                                                              -----------    -----------
Net deferred tax asset                                            538,296             --
                                                              ===========    ===========

Current portion                                                   216,017             --
Non-current portion                                               322,279             --

                                                              -----------    -----------
Net deferred tax asset                                        $   538,296    $        --
                                                              ===========    ===========

     In assessing the realizable ability of the deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred tax assets will not be realized. The valuation allowance at December 31, 2004 is related to deferred tax assets arising from net operating loss carryforwards. Management believes that based upon its projection of future taxable income for the forseeable future, it is more likely than not that the Company will not be able to realize the full benefit of the net operating loss carryforwards before they expire, due to the accelerated amortization and depreciation losses from the projected acquisition assets.

     At December 31, 2004, the Company has net operating loss carryforwards totaling approximately $7,500,000 that may be offset against future taxable income through 2016.

16.  NET INCOME PER COMMON SHARE

     Basic net income per share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares outstanding during the period increased by the effect of dilutive stock options and stock purchase warrants using the treasury stock method. The calculation of basic net income per common share and diluted net income per common share is presented below:

     The computations for basic and diluted weighted average earnings per share are as follows:

                                                Net Income        Weighted Average Shares       Earnings Per
                                                (Numerator)           (Denominator)                 Share
Year ended December 31, 2004
Basic weighted average earnings per share:

        Net income                              $ 1,139,889             78,116,293                 $ 0.015
                                                -----------             ----------                 -------
Diluted earnings per share:
Dilutive stock options & warrants                                        4,329,623
                                                                        ----------
Net income plus assumed conversions             $ 1,139,889             82,445,916                 $ 0.014
                                                -----------             ----------                 -------
Year ended December 31, 2003
Basic earnings per share:
        Net Income                              $   309,866             35,163,217                 $ 0.009
                                                -----------             ----------                 -------
Diluted earnings per share:
Dilutive stock options & warrants                                       37,409,618
                                                                        ----------
Net Income plus assumed converstions            $   309,866             72,572,835                 $ 0.004
                                                -----------             ----------                 -------

17.  STOCK OPTIONS AND WARRANTS

     Stock options - During the years ended December 31, 2004 and 2003, the Company granted stock options totaling 6,623,000 and 6,197,000 shares of its common stock, with a weighted average strike price of $0.32 and $0.32 per share, respectively. Certain stock options were exercisable upon grant and have a life ranging from 4 months to 5 years. The following table summarizes the Company's stock options activity under compensation plans:

                                               Number           Weighted
                                                 Of             Average
                                               Options       Exercise Price
                                               -------       --------------

Balance, December 31, 2002                    4,266,500          $0.77
     Options granted                          6,197,000           0.32
     Options canceled                                --             --
     Options expired                           (614,000)          0.18
       Options exercised                        (14,500)          0.17
                                             ----------          -----
Balance, December 31, 2003                    9,835,000          $0.52
     Options granted                          6,198,000           0.29
     Options cancelled                         (500,000)          0.35
     Options expired                         (2,688,334)          0.80
     Options exercised                         (179,166)          0.07
                                             ----------          -----
Balance, December 31, 2004                   12,665,500          $0.38
                                             ==========          =====

     Pro forma disclosure - Pro forma information regarding net income and net earnings per share, as disclosed in Note 1, has been determined as if the Company had accounted for its employee stock-based compensation plans and other stock options under the fair value method of SFAS 123R. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plans:

                                                               2004        2003

Weighted-average risk free interest rate                       3.75%       1.42%
Expected life of option (years)                                 2.0         2.0
Expected stock volatility                                      70.5%       57.2%
Expected dividend yield                                        0.00%       0.00%

     The following table summarizes information about options outstanding and exercisable at December 31, 2004:

       Shares Underlying Options Outstanding              Shares Underlying Options Excercisable

                    Shares        Weighted              Weighted        Shares          Weighted
                    Underlying    Average               Average         Underlying      Average
                    Options       Remaining             Excerise        Options         Exercise
Exercise Price      Outstanding   Contractual Life      Price           Exercisable     Exercise Price
--------------      -----------   ----------------      -----           -----------     --------------
$0.05-$0.25           2,400,500      2 years             $0.16           1,819,250          $0.15
$0.26-$4.00          10,163,000      3 years             $0.44           4,218,250          $0.35
                     ----------                          ------          ---------          -----
                     12,563,500                          $0.38           6,037,500          $0.49
                     ----------                          ------          ---------          -----

                          Exercise Price
                         Equals, Exceeds or
        Number of        is Less Than Mkt.     Weighted                            Weighted
     Remaining Options    Price of Stock        Average          Range of          Average
          Granted          on Grant Date     Exercise Price    Exercise Price     Fair Value
          -------          -------------     --------------    --------------     ----------
               --             Equals             $  --             $  --          $       --
        4,330,000             Exceeds             0.66              4.00           2,837,450
        8,233,500            Less Than            0.24              0.30           1,969,335
        ---------            ---------            ----              ----           ---------
       12,563,500                                $0.38             $  --          $4,806,783
       ==========            =========           =====             =====          ==========

     Stock warrants. The following table summarizes the Company's stock warrant activity:
                                                 Number           Weighted
                                                   Of              Average
                                                Warrants       Exercise Price
                                                --------       --------------
Balance, December 31, 2002                      1,333,316          $9.17
                                               ----------          -----
     Warrants granted                          34,225,000           0.39
     Warrants canceled                                 --             --
     Warrants expired                                  --             --
     Warrants exercised                                --             --
                                               ----------          -----
Balance, December 31, 2003                     35,558,316          $0.72
     Warrants granted                          43,192,998           0.74
     Warrants canceled                                 --             --
     Warrants expired                           1,713,316           7.20
     Warrants exercised                        22,458,656           0.18
                                               ----------          -----
Balance, December 31, 2004                     54,579,342          $0.54
                                               ==========          =====

     Pro forma disclosure - SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, no pro forma disclosure is required as stock warrants were issued for cash not as part of stock based consideration.

     The following table summarizes information about warrants outstanding and exercisable at December 31, 2004:


       Shares Underlying Options Outstanding              Shares Underlying Options Excercisable
                    Shares        Weighted              Weighted        Shares          Weighted
                    Underlying    Average               Average         Underlying      Average
                    Options       Remaining             Excerise        Options         Exercise
Exercise Price      Outstanding   Contractual Life      Price           Exercisable     Exercise Price
--------------      -----------   ----------------      -----           -----------     --------------
$0.10                 2,600,000      1.5 years           $0.10            2,600,000         $0.10
$0.30                 2,200,000      0.5 years           $0.30            2,200,000         $0.30
$0.35                21,682,004      2.1 years           $0.35           21,682,004         $0.35
$0.50                14,090,336      2.1 years           $0.50           14,090,336         $0.50
$1.00                14,007,002      2.1 years           $1.00           14,007,002         $1.00
------------------------------------------------------------------------------------------------------
$0.54                54,579,342                          $0.54           54,579,342         $0.54
======================================================================================================

18.  RELATED PARTY TRANSACTIONS

     In May 2003, the Company issued 1,000,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $50,000.

     In June 2003, the Company issued 1,000,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $50,000 offsetting an equal amount of debt currently owed to the Company.

     In June 2003, the Company issued 400,000 shares of its common stock to a stockholder, and officer of the Company, through a Private Placement Offering in an amount of $20,000.

     In June 2003, the Company issued 100,000 shares of its common stock to a stockholder, and officer of the Company, through a Private Placement Offering in an amount of $5,000.

     In June 2003, the Company issued 100,000 shares of its common stock to a stockholder and director of the Company, through a Private Placement Offering in an amount of $5,000.

     In June 2003, the Company issued 400,000 shares of its common stock to a stockholder and director of the Company, through a Private Placement Offering in an amount of $20,000.

     In July 2003, the Company issued 400,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $20,000.

     In February 2004, we issued 912,435 shares of common stock to a stockholder, officer, and director of the Company, through exercise of 1,000,000 Private Placement Offering Warrants at $0.10 per share and exercised as cashless.

     In February 2004, we issued 912,435 shares of common stock to a stockholder, officer, and director of the Company, through exercise of 1,000,000 Private Placement Offering Warrants (offsetting an equal amount of debt currently owed by the Company) at $0.10 per share and exercised as cashless..

     In February 2004, we issued 364,974 shares of common stock to a stockholder, and officer of the Company, through exercise of 400,000 Private Placement Offering Warrants at $0.10 per share and exercised as cashless.

     In February 2004, we issued 91,244 shares of common stock to a stockholder, and officer of the Company, through exercise of 100,000 Private Placement Offering Warrants at $0.10 per share and exercised as cashless.

     In February 2004, we issued 365,035 shares of common stock to a stockholder and director of the Company, through exercise of 400,000 Private Placement Offering Warrants at $0.10 per share and exercised as cashless.

     In March 2004, we issued 10,000 shares of common stock to a stockholder and director of the Company, through exercise of 10,000 Private Placement Offering Warrants at $0.35 per share.

     In March 2004, we issued 700,000 shares of common stock to a stockholder and beneficial owner of the Company, through exercise of Private Placement Offering Warrants at $0.35 per share

     In March 2004, we issued 700,000 shares of common stock to a stockholder and beneficial owner of the Company, through exercise of Private Placement Offering Warrants at $0.35 per share

     In March 2004, we issued 700,000 shares of common stock to a stockholder and beneficial owner of the Company, through exercise of Private Placement Offering Warrants at $0.35 per share

     In February 2004, we issued 2,666,667 shares of common stock to a stockholder and beneficial owner of the Company, through a Private Placement Offering for $666,666.75 and we issued 5,333,334 Warrants exercisable from $0.35 to $1.00.

     In February 2004, we issued 2,666,667 shares of common stock to another stockholder and beneficial owner of the Company, through a Private Placement Offering for $666,666.75 and we issued 5,333,334 Warrants exercisable from $0.35 to $1.00.

     In February 2004, we issued 2,666,667 shares of common stock to another stockholder and beneficial owner of the Company, through a Private Placement Offering for $666,666.75 and we issued 5,333,334 Warrants exercisable from $0.35 to $1.00.

     In February 2004, we issued 6,000,000 shares of common stock to a stockholder and beneficial owner of the Company, through a Private Placement Offering for $1,500,000 and we issued 12,000,000 Warrants exercisable from $0.35 to $1.00.

     In September 2004, we issued 15,000 warrants to a stockholder and director of the Company, as part of a debenture with an exercise price of $0.35 per share.

     In September 2004, we issued 330,000 warrants to a stockholder and beneficial owner of the Company, as part of a debenture with an exercise price of $0.35 per share.

     As of December 31, 2004, the Company had an unsecured promissory note in the amount of $192,966 outstanding payable to a stockholder of the Company. The note bears interest in the amount of 11% and is due in June 2013.

     During the fiscal years 2004 and 2003 there were payments on notes payable
     - related parties of $57,814 and $262,447, respectively.

     Also during fiscal year 2004 there were new proceeds from notes payable - related parties in the amount of $2,250,000. These funds were used to provide acquisition financing.

     During June 2003, several of the Company's management acquired stock of the Company, see Item 12 below under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

     During October 2003, the management of the Company was granted an incentive stock option plan for performance goals effective during fiscal year 2004.

     During December 2004 the management of the Company was granted an incentive stock option plan for performance goals effective during fiscal year 2005. See Item 10, "EXECUTIVE COMPENSATION" for more detail.

19.  SUBSEQUENT EVENTS

     In March 2005, the Company initiated Private Placement Memorandum #5. Units offered consisted of four shares of common stock and two common stock purchase warrants exercisable at $.35 per share for three years. The price per unit is $1.12. The Company has closed the offering as of March 30, 2005 with an approximate capital raise of $634,000.

                          INDEPENDENT AUDITORS' REPORT



AMER-E-COM DIGITAL CORP.
Port Richey, FL

We have audited the accompanying divisional balance sheet of Amer-e-com Digital Corporation's ATM Division (ADC) as of December 31, 2004 and the related divisional statements of income, equity, and cash flows for the year then ended. These divisional financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these divisional financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the divisional financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the divisional financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall divisional financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the divisional financial statements referred to above present fairly, in all material respects, the divisional financial position of Amer-e-com Digital Corporation's ATM Division as of December 31, 2004 and the results of its divisional operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Certified Public Accountants
Clearwater, Florida
January 6, 2006

                            AMER-E-COM DIGITAL CORP.
                            DIVISIONAL BALANCE SHEET
                             AS OF DECEMBER 31, 2004

Current Assets
   Cash                                                                 $209,969
   Accounts Receivable                                                  $198,781
   Prepaid expenses                                                        6,348
   Due from related party                                                102,114
   Other current assets                                                   12,787
                                                                        --------
      Total Current Assets                                               529,999
                                                                        --------
Total Assets                                                            $529,999
                                                                        ========

      Liabilities and Divisional Equity
  Accounts payable and accrued liabilities                              $506,838
  Bank line of credit                                                      1,000
                                                                        --------
Total Liabilities                                                       $507,838

Divisional Equity
     Accumulated earnings                                                 22,161
                                                                        --------
      Total Divisional Equity                                             22,161

                                                                        --------
Total Liabilities and Divisional Equity                                 $529,999
                                                                        ========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                         DIVISIONAL STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                         2004
                                                                      ----------
Revenue                                                               $4,685,702

Cost of sales                                                          3,449,535

                                                                      ----------
Gross Profit                                                           1,236,167

Operating Expenses
   General and administrative                                          1,042,274
   Depreciation and amortization                                           1,143
                                                                      ----------
      Total Operating Expenses                                         1,043,417

                                                                      ----------
Net Income                                                            $  192,750
                                                                      ==========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                         DIVISIONAL STATEMENT OF EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                             Accumulated        Total Divisional
                                          Earnings/(Deficit)         Equity

Balance, December 31, 2003                   $(170,589)            $(170,589)

Net Income                                     192,750               192,750

                                             ---------             ---------
Balance, December 31, 2004                   $  22,161             $  22,161
                                             =========             =========



      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                       DIVISIONAL STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                         2004
                                                                      ---------
Cash flows from operating activities:
   Net income                                                         $ 192,750
   Adjustments to reconcile net income to net
       cash used in operating activities:
   Changes in operating assets and liabilities:
       Accounts Receivable                                              (87,428)
       Due from related party and other receivables                    (102,114)
       Other current assets                                              (5,162)
       Prepaids expenses                                                   (558)
       Accounts payable and accrued liabilities                          (4,212)
                                                                      ---------
Net cash used in operating activities                                    (6,724)
                                                                      ---------


(Decrease) in cash                                                       (6,724)
Cash, beginning of year                                                 216,693
                                                                      ---------
Cash, end of year                                                     $ 209,969
                                                                      =========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                    NOTES TO DIVISIONAL FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES

     Description of business - Amer-e-Com Digital Corporation's ATM division (the Division) is a line of business representing a segment of Amer-e-com Digital Corporation, an automated teller machine ("ATM") distributor and processing consolidator in the United States of America. The remaining operations of the legal entity are not reflected in these divisional financial statements.

     Amer-e-Com Digital Corporation was incorporated in Florida on February 10, 1999. The Company's operations are located in Port Richey, Florida.

     Merchant contract concentration - The Division contracts the locations for ATM machines with various distributors and merchants. As of December 31, 2004, the Division had approximately 1,500 active contracts, of which over 300 are contracted in Florida. Revenues from these distributor and merchant contracts represent approximately 100% of total transaction fees.

     Definition of fiscal year - The Company's fiscal year end is December 31.

     Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - Surcharge and interchange processing fees are recognized in the period that the service is performed. The Division receives surcharge fees paid by consumers utilizing certain ATM's owned by the Division's contracted merchants and, also, interchange fees paid by consumers' banks, with the amount of each surcharge or interchange processing fee being determined by the specific merchant contract governing the transaction. Surcharge and interchange processing fees are generally charged on a per transaction basis. Surcharge fees are generally passed through to the merchants and, as such, are not generally included in the Division's reported operating revenues, depending on the contractual arrangement with the distributors and merchants.

     Accounts Receivable -- The Division assesses the accounts receivable collectable due to its nature of historical payment every month by the 10th business day of the following month. The balance as of December 31, 2004 was $198,782.

     Cost of Sales - The Division records its processing costs, fees for distributor services, ATM maintenance costs, cash management expense, and sales expense during the month the services were performed.

     Overhead Expenses - The Division allocates approximately 10% of its overhead expenses to First National Corporation, another division representing a segment of Amer-e-Com Digital Corporation

     Cash - All amounts are strictly cash and there are no other cash equivalents or investments. The Division maintains substantially all of its cash at one financial institution. Cash balances may, at times, exceed federally insured limits.

     Income taxes -. The Company has changed its filing status from a "C" corporation status for fiscal year 2003 to a "S" corporation status for fiscal year 2004. The business is no longer subject to Federal Income Taxes and will distribute earnings to the owners. Therefore, no provision for income taxes has been made in the accompanying divisional financial statements.

2.   DUE FROM RELATED PARTY

     The Division allocated some of its overhead expenses to First National Corporation, during the year ended December 31, 2004. The balance as of December 31, 2004 of $102,114 represents the majority of this allocation. See Note 1. Management believes this allocation is appropriate based on the respective revenues of the divisions.

3.   BANK LINE OF CREDIT

     The Company has a $100,000, revolving line of credit with SunTrust Banks, Inc, secured by assets of the Company and guaranteed by owners of the Company. The line of credit bears interest at prime +1.25%. At December 31, 2004, the Company had an outstanding balance of $1,000 due to SunTrust Banks, Inc. and $99,000 was available to the Company with respect to this line of credit.

4.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

         Trade accounts payable                               $221,371
         Accrued salaries and bonuses                          226,209
         Accounts payable - other                               59,258
                                                              --------

         Total Accounts Payable and Accrued Liabilities       $506,838
                                                              ========

5.   COMMITMENTS AND CONTINGENCIES

     In connection with the Company's asset sale to Global Axcess Corporation ("Global") (see Note 6 below), the Company is required to deliver certain merchant contracts and other related services that were not immediately available for delivery to Global prior to the closing date. Until such time as the Company has satisfied its obligation to deliver such contracts, $752,065 of the sale proceeds will be held in escrow. In the event the Company is not able to deliver the merchant contract(s) to Global, the Company will forfeit that portion of the escrow funds which relate to the specific contract(s). The amount assigned to each contract was determined prior to closing.

6.   SUBSEQUENT EVENTS

     Effective October 27, 2005, the Company completed the sale of all of its merchant and distributor contracts and transferred all active merchant contracts to Global Axcess Corporation ("Global") for aggregate proceeds of $5,527,256 before income taxes, of which $4,775,191 was received at closing. These contracts were included in the Division, as defined in note
     1. Under the terms of the Asset Purchase Agreement, the balance of $752,065 will be held in escrow until such time as the Company has met all of its obligations with respect to the Asset Purchase Agreement (see Note 5 above). The after-tax proceeds will be used by the Company to settle its liabilities with respect to the specific merchant contracts that were sold to Global.

                            AMER-E-COM DIGITAL CORP.
                            DIVISIONAL BALANCE SHEET
                                   (Unaudited)
                            AS OF SEPTEMBER 30, 2005

                       Assets
Current Assets
   Cash                                                                  331,172
   Accounts Receivable                                                   161,904
   Prepaid expenses                                                          177
   Due from related party                                                287,030
   Other current assets                                                   24,835
                                                                        --------
      Total Current Assets                                               805,118
                                                                        --------
Total Assets                                                            $805,118
                                                                        ========

      Liabilities and Divisional Equity
  Accounts payable and accrued liabilities                              $280,833
  Bank line of credit                                                      1,000
                                                                        --------
Total Liabilities                                                       $281,833

Divisional Equity
     Accumulated earnings                                                523,285
                                                                        --------
      Total Divisional Equity                                            523,285

                                                                        --------
Total Liabilities and Divisional Equity                                 $805,118
                                                                        ========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                         DIVISIONAL STATEMENT OF INCOME
                                   (Unaudited)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Revenue                                                               $4,200,167

Cost of sales                                                          2,975,574

                                                                      ----------
Gross Profit                                                           1,224,593

Operating Expenses
   General and administrative                                            723,469
   Depreciation and amortization                                              --
                                                                      ----------
      Total Operating Expenses                                           723,469

Income Tax Expense                                                            --

                                                                      ----------
Net Income                                                            $  501,124
                                                                      ==========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                         DIVISIONAL STATEMENT OF EQUITY
                                   (Unaudited)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                              Accumulated       Total Divisional
                                                Earnings            Equity

Balance, December 31, 2004                     $ 22,161           $ 22,161

Net Income                                      501,124            501,124

                                               --------           --------
Balance, September 30, 2005                    $523,285           $523,285
                                               ========           ========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                       DIVISIONAL STATEMENT OF CASH FLOWS
                                   (Unaudited)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Cash flows from operating activities:
   Net income                                                         $ 501,124
   Adjustments to reconcile net income to net
       cash used in operating activities:
   Changes in operating assets and liabilities:
       Accounts receivable                                               36,877
       Due from related party                                          (184,916)
       Prepaids expenses                                                  6,171
       Other assets                                                     (12,048)
       Accounts payable and accrued expenses                           (226,005)
                                                                      ---------
Net cash used in operating activities                                   121,203
                                                                      ---------

Increase in cash                                                        121,203
Cash, beginning of year                                                 209,969
                                                                      ---------
Cash, end of year                                                     $ 331,172
                                                                      =========


      See Accompanying Independent Auditors' Report and Notes to Divisional
                              Financial Statements

                            AMER-E-COM DIGITAL CORP.
                    NOTES TO DIVISIONAL FINANCIAL STATEMENTS
                                (Unaudited) AS OF
                               SEPTEMBER 30, 2005

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES

     Description of business - Amer-e-Com Digital Corporation's ATM division (the Division) is a line of business representing a segment of Amer-e-com Digital Corporation (the Company), an automated teller machine ("ATM") distributor and processing consolidator in the United States of America. The remaining operations of the legal entity are not reflected in these divisional financial statements.

     Amer-e-Com Digital Corporation is incorporated in Florida on February 10, 1999. The Company's operations are located in Port Richey, Florida.

     Merchant contract concentration - The Division contracts the locations for ATM machines with various distributors and merchants. As of September 30, 2005, the Company had approximately 1,517 active contracts, of which over 300 are contracted in Florida. Revenues from these distributor and merchant contracts represent approximately 100% of total transaction fees.

     Definition of fiscal year - The Company's fiscal year end is December 31.

     Use of estimates - The preparation of divisional financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the divisional financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - Surcharge and interchange processing fees are recognized in the period that the service is performed. The Division receives surcharge fees paid by consumers utilizing certain ATM's owned by the Divisional contracted merchants and, also, interchange fees paid by consumers' banks, with the amount of each surcharge or interchange processing fee being determined by the specific merchant contract governing the transaction. Surcharge and interchange processing fees are generally charged on a per transaction basis. Surcharge fees are generally passed through to the merchants and, as such, are not generally included in the Company's reported operating revenues, depending on the contractual arrangement with the distributors and merchants.

     Accounts Receivable - The Division assesses the accounts receivable collectable due to its nature of historical payment every month by the 10th of the following month. The balance as of September 30, 2005 was 161,904.

     Cost of Sales - The Division records its processing costs, fees for distributor services, ATM maintenance costs, cash management expense, and sales expense during the month the services were performed.

     Overhead Expenses - The Division allocates approximately 10% of its overhead expenses to its sister company First National Corp.

     Cash - All amounts are strictly cash and there are no other cash equivalents or investments. The Division maintains substantially all of its cash at one financial institution. Cash balances may, at times, exceed federally insured limits.

     Income taxes -. The Company has changed its filing status from a "C" corporation status for fiscal year 2003 to and "S" corporation status for fiscal year 2004. The Company will no longer be subject to Federal Income Taxes and will distribute the earnings to the owners.


2.   DUE FROM RELATED PARTY

     The Division allocates some of its overhead expenses to First National Corp., a sister company, and division of the Company as of September 30, 2005. The balance of $287,030 represents the majority of this allocation.

3.   BANK LINE OF CREDIT

     The Division has a $100,000, unsecured revolving line of credit with SunTrust Banks, Inc. The line of credit bears interest at 8.25%. At September 30, 2005, the Company had an outstanding balance of $1,000 due to SunTrust Banks, Inc. and $99,000 was available to the Company with respect to this line of credit. The line of credit is secured by a lien on the assets of the Company.

4.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

         Trade accounts payable                                 $218,412
         Accrued salaries and bonuses                             36,092
         Accounts payable - other                                 27,329
                                                                --------

         Total Accounts Payable and Accrued Liabilities         $280,833
                                                                ========

5.   COMMITMENTS AND CONTINGENCIES

     In connection with the Company's asset sale to Global Axcess Corporation ("Global") (see Note 6 below), the Company is required to deliver certain merchant contracts and other related services that were not immediately available for delivery to Global prior to the closing date. Until such time as the Company has satisfied its obligation to deliver such contracts, $752,064 of the sale proceeds will be held in escrow. In the event the Company is not able to deliver the merchant contract(s) to Global, the Company will forfeit that portion of the escrow funds which relate to the specific contract(s). The amount assigned to each contract was determined prior to closing.

6. SUBSEQUENT EVENTS

     Effective October 27, 2005, the Company completed the sale of all of its merchant and distributor contracts and transferred all active merchant contracts to Global Axcess Corporation ("Global") for aggregate proceeds of $5,527,255 before income taxes, of which $4,775,191 was received at closing. Under the terms of the Asset Purchase Agreement, the balance of $752,064 will be held in escrow until such time as the Company has met all of its obligations with respect to the Asset Purchase Agreement (see Note 5 above). The after-tax proceeds will be used by the Company to settle its liabilities with respect to the specific merchant contracts that were sold to Global.

Proforma Financial Information

                         PROFORMA FINANCIAL INFORMATION
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                             Global Axcess Corp     Amer-E-Com Digital Corp
                                             For the year ended       For the year ended         Proforma             Proforma
                                             December 31, 2004        December 31, 2004         Adjustments
                                                  Audited                  Audited
Revenues                                         13,907,950               4,685,702                                  18,593,652
Cost of revenues                                  8,204,890               3,449,535                                  11,654,425
                                             --------------------------------------------------------------         -----------
     Gross profit                                 5,703,060               1,236,167                                   6,939,227
Operating expenses
     Depreciation and Amortization                1,159,561                   1,142                263,203 (1)        1,423,907
     Selling, general and administrative          4,002,494               1,041,740             (1,006,739)(2)        4,037,495
                                             --------------------------------------------------------------         -----------
          Total operating expenses                5,162,056               1,042,882               (743,536)           5,461,402
                                             --------------------------------------------------------------         -----------
     Income/(Loss) from Operations                  541,004                 193,285                743,536            1,477,825
Other income (expense)
     Settlement income                              304,000                                                             304,000
     Other (expense)/income                         (55,000)                                                            (55,000)
     Interest expense                              (188,411)                                      (558,000)(3)         (746,411)
                                             --------------------------------------------------------------         -----------
          Total other income                         60,589                      --                                    (497,411)
Income before provision for income taxes            601,594                 193,285                185,536              980,415
Provision for income taxes                          538,295                    (535)                                    537,761
                                             --------------------------------------------------------------         -----------
Net income                                      $ 1,139,889               $ 192,750              $ 185,536          $ 1,518,175
                                             ==============================================================         ============
Basic income per common share                   $      0.01                       0                                 $      0.02
Diluted income per common share                 $      0.01                      --                                 $      0.02
Basic weighted average
     common shares outstanding                   78,116,293                      --                                  78,116,293
Diluted weighted average
     common shares outstanding                   82,445,916                      --                                  82,445,916

Proforma Adjustments:
(1.) Increase in amortization of $5,527,256 for annual  amortization of acquired contracts over 21 years
(2.) Reduction of overhead costs not transferring to the Company
(3.) Increase of interest cost associated with the debt used to acquired the merchant contracts; $6,500,000 at 9% interest

                         PROFORMA FINANCIAL INFORMATION
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                         Global Axcess Corp   Amer-E-Com Digital Corp
ASSETS                                                       Balance Sheet         Balance Sheet
                                                                As of                 As of             Proforma         Proforma
                                                         September 30, 2005     September 30, 2005     Adjsutments     Balance Sheet
                                                             Unaudited               Unaudited
Current assets
     Cash                                                   $    21,082              $331,173          $1,141,689 (1)   $ 1,493,944
     Automated teller machine vault cash                        435,816                                                     435,816
     Accounts receivable, net                                 1,842,226                                                   1,842,226
     Prepaid expense and other current assets                 1,154,486               473,945            (473,945)(1)     1,154,486
                                                            -----------------------------------------------------       -----------
         Total current assets                                 3,453,611               805,118             667,744         4,926,473
Fixed assets, net                                             7,258,382                                                   7,258,382
Other assets                                                                                                                      -
     Merchant contracts                                       8,306,010                                 5,527,256 (2)    13,833,266
     Intangible assets, net                                   4,100,836                                                   4,100,836
     Notes receivable - non-current                           1,540,000                                                   1,540,000
     Other assets                                               322,279                                                     322,279
                                                            -----------------------------------------------------       -----------
Total assets                                                $24,981,116              $805,118          $6,195,000       $31,981,234
                                                            =====================================================       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued liabilities                 1,715,870               280,833                             1,996,703
     Automated teller machine vault cash payable                435,816                                                     435,816
     Deferred revenue - short-term portion                       89,500                                                      89,500
     Notes payable-related parties  - curent portion             15,576                                                      15,576
     Notes payable - current portion                            125,147                                                     125,147
     Bank note - current portion                                925,000                 1,000             600,000 (3)     1,526,000
     Capital lease obligations - current portion                911,211                                                     911,211
                                                            -----------------------------------------------------       -----------
         Total current liabilities                            4,218,119               281,833             600,000         5,099,952
Long-term liabilities
     Deferred revenue - long-term portion                     1,174,856                                                   1,174,856
     Notes payable-related parties - long-term portion        1,345,814                                                   1,345,814
     Notes payable - long-term portion                           57,674                                 3,500,000 (3)     3,557,674
     Bank note - long-term portion                              675,000                                 2,400,000 (3)     3,075,000
     Capital lease obligations - long-term portion            1,868,866                                                   1,868,866
                                                            -----------------------------------------------------       -----------
Total liabilities                                             9,340,329               281,833           6,500,000        16,122,162
Stockholders' equity
     Preferred stock; $0.001 par value; 5,000,000 shares
        authorized, no shares issued and outstanding                 --                    --                                    --
     Common stock; $0.001 par value; 45,000,000 shares
     authorized, 18,501,286 shares issued and outstanding        18,501                                                      18,501
     Additional paid-in capital                              20,135,877                                  (305,000)(4)    19,830,877
     Common Stock Payable                                           841                                                         841
     Accumulated deficit                                     (4,514,432)              523,285                            (3,991,147)
                                                            -----------------------------------------------------       -----------
         Total stockholders' equity                          15,640,787               523,285            (305,000)       15,859,072
                                                            -----------------------------------------------------       -----------
Total liabilities and stockholders' equity                  $24,981,116              $805,118          $6,195,000       $31,981,234
                                                            =====================================================       ===========

Proforma Adjustment as of September 30, 2005:

(1) Cash received from debt financing less cash and other assets not taken during acquisition

(2)  Purchase price of merchant contracts

(3)  Debt Financing of $6,500,000 assumed to be as of 9/30/05

(4)  Related debt financing costs on the $6,500,000

                         PROFORMA FINANCIAL INFORMATION
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                             Global Axcess Corp     Amer-E-Com Digital Corp
                                                     For the Nine Months Ended                 Proforma              Proforma
                                             September 30, 2005        September 30, 2005     Adjustments
                                                 Unaudited                 Unaudited
Revenues                                       $15,224,267               $ 4,200,168                                   $19,424,434
Cost of revenues                                 8,594,511                 2,975,574                                    11,570,085
                                               --------------------------------------------------------                -----------
       Gross profit                              6,629,756                 1,224,594                                     7,854,349
                                               --------------------------------------------------------                -----------
Operating expenses
       Depreciation and Amortization             1,105,074                                      197,402 (1)              1,302,476
       Selling, general and administrative       4,228,494                   723,470           (697,219)(2)              4,254,745
                                               --------------------------------------------------------                -----------
           Total operating expenses              5,333,568                   723,470           (499,817)                 5,557,221
                                               --------------------------------------------------------                -----------
       Income/(Loss) from Operations             1,296,188                   501,124            499,817                  2,297,129
                                               --------------------------------------------------------                -----------
Other income (expense)
       Settlement income                                                                                                        --
       Other (expense)/income                        1,762                                                                   1,762
       Interest expense                           (429,518)                                    (418,500)(3)               (848,018)
                                               --------------------------------------------------------                -----------
           Total other income                     (427,756)                       --           (418,500)                  (846,256)
Income from continuing operations                  868,432                   501,124             81,317                  1,450,873
Loss from discontinued operations                 (309,256)                                                               (309,256)
                                               --------------------------------------------------------                -----------
Net income                                     $   559,176               $   501,124           $ 81,317                $ 1,141,617
                                               =========================================================               ===========

Basic income per common share                  $      0.03                                                             $      0.06

Diluted income per common share                $      0.03                                                             $      0.06
Basic weighted average
       common shares outstanding                18,501,286                                                              18,501,286
Diluted weighted average
       common shares outstanding                18,974,344                                                              18,974,344


Interim Nine Month Proforma Adjustments:

(1.) Increase in amortization of $5,527,256 for annual amortization of acquired contracts over 21 years

(2.) Reduction of overhead costs not transferring to the Company

(3.) Increase of interest cost associated with the debt used to acquired the merchant contracts; $6,500,000 at 9% interest

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision on our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                 $ 1,020.00
Accounting fees and
expenses                              10,000.00*
Legal fees and expenses               40,000.00*
                                    -----------
                        TOTAL        $51,020.00*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On October 17, 2002, the Company issued an aggregate of 48,682 shares of common stock to three accredited investors in exchange for services rendered.

From May 8, 2003 to July 30, 2003, the Company engaged in a private placement pursuant to which it sold an aggregate of 2,442,000 units each consisting of one share of common stock and one common stock purchase warrant for an aggregate purchase price of $610,500 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 1,972,000 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $2,465,000 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 830,800 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $1,038,500 to several accredited investors pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended.

In October 2003, the Company issued 150,000 shares of common stock to Docutel Services Corp. for the purchase of a Clearinghouse Services contract in connection with the Community Technology Network Program (CTNP). The shares were valued at a price of $1.75 per share.

On January 29, 2004, the Company raised $1,699,995 in connection with the sale of 1,359,996 shares of common stock for $1.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 5,600,004 common stock purchase warrants.

On February 11, 2004, the Company issued 180,000 shares of common stock to two accredited investors in consideration for services.

January 2004 Private Placement

On January 19, 2004, we closed a private offering whereby we raised $2,500,000 in connection with the sale of 1,000,000 units for $2.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock and four common stock purchase warrant.

We issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as follows:

      o The F Warrants are exercisable at $1.75 per share and are not callable.

      o The G Warrants are exercisable at $1.75 per share and are callable if the market price of our common stock is equal to or in excess of $3.50 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the G Warrant.

      o The H Warrants are exercisable at $2.50 per share and are callable by us if the market price of our common stock is equal to or in excess of $5.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrant.

      o The I Warrants are exercisable at $5.00 per share and are callable if the market price of our common stock is equal to or in excess of $6.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares ofcommon stock underlying the I Warrant.

September 2004 Debt Financing

On September 15, 2004, we entered into and closed a financing of $2,250,000 whereby it issued 9% debentures (the "Debentures") to various accredited investors. We are required to pay interest on a quarterly basis and the principal is due three years from the date of the Debenture. In an event of default is to occur, the Debentures shall become immediately due and we are required to pay all costs and expenses, including attorneys' fees, incurred by the Investors in connection with the preservation and enforcement of the Investor's rights. An event of default is defined as the following:

      o     Our failure to pay the amounts owed under the Debenture;

      o any representation or warranty made under the Debenture made shall prove to be false or incorrect at any time;

      o the occurrence of any event or circumstance that results in or is reasonably likely to result in a material adverse change;

      o the commencement against us of an involuntary case seeking the liquidation or reorganization of our company under the Bankruptcy Code; and

      o we institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code.

In connection with this financing, the investors also received an aggregate of 675,000 common stock purchase warrants to purchase shares of common stock. The warrants are exercisable at a price of $1.50 per share for a period of three years.

April 2005 Private Placement

We conduced an offering of up to 535,702 units at a per unit price of $5.60 with each unit consisting of four shares of common stock, $.001 par value per share and two common stock purchase warrants exercisable at $1.25 per share to accredited investors. The warrants are exercisable for three years from the date of issuance.

On March 30, 2005, we completed a closing of the offering. Pursuant to the closing, we sold an aggregate of 113,214 units resulting in the issuance of 452,855 shares of common stock and warrants to purchase 226,427 shares of common stock to five accredited investors. As a result of the closing, investors have subscribed for an aggregate amount totaling $634,000.00. Subsequent to the closing, we terminated the offering.

November 2005 Private Placement

On November 8, 2005, to obtain funding for acquisitions and working capital, we entered into Subscription Agreements with Renaissance U.S. Growth Investment Trust, PLC, BFS US Special Opportunities Trust PLC, Heller Capital Investments, LLC, and Richard Molinsky (the "November Investors") on November 8, 2005 for the aggregate sale of 320,000 units with each unit including five shares of common stock and two common stock purchase warrants resulting in the issuance of 1,600,000 shares of common stock and common stock purchase warrants to purchase 640,000 shares of our common stock. We closed this financing pursuant on November 8, 2005 and received gross proceeds in the amount of $2,000,000.

The warrants are exercisable until three years from the date of issuance at an exercise price of $1.75 per share. In the event that our closing bid price is equal to or greater than $2.25 for a period of five consecutive days, then, at our election, the warrant holder is required to exercise its warrants within ten days from receipt of an automatic exercise notice from us. If the holder fails to exercise its warrants within ten days from receipt of an automatic exercise notice from our company, then the warrants will expire. We have agreed to register the shares and the shares of common stock issuable upon exercise of the warrants on this registration statement.

CAMOFI Private Placement

On October 27, 2005, to obtain funding for the acquisition of processing merchant contracts, we entered into a Securities Purchase Agreement ("CAMOFI Purchase Agreement") with CAMOFI Master LDC (the "CAMOFI") on October 27, 2005 for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "CAMOFI Note") and (ii) stock purchase warrants (the "CAMOFI Warrant") to purchase 910,000 shares of our common stock. The obligations under the CAMOFI Note are subordinated to Wachovia Bank. We closed the financing pursuant to the CAMOFI Purchase Agreement on October 27, 2005.

The CAMOFI Note bears interest at 9%, matures on October 27, 2010 and is convertible into our common stock, at CAMOFI's option, at a conversion price of $1.45. We are permitted to require CAMOFI to convert a portion of the CAMOFI
Note in the event that the following conditions are satisfied:

      o our average daily trading volume exceeds 300,000 shares of common stock,

      o the amount of shares to be converted does not exceed 25% of the volume for any previous 10 trading days for the 20 consecutive trading days immediately prior to the mandatory conversion notice,

      o the mandatory conversion does not exceed the 4.9% limitation described below, and

      o there is no event of default in existence, all previous conversion notices shall have been honored, all liquidated damages and other penalties shall have been paid, an effective registration statement covering CAMOFI's shares is current, our common stock is trading on our trading market and there is a sufficient number of authorized but unissued shares available.

If the above conditions are met, then we can require that CAMOFI convert the following:

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.18 for 20 consecutive trading days,

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.90 for 20 consecutive trading days and providing that the conversion does not result in excess of 50% of the original aggregate principal amount of the CAMOFI Note being converted,

      o 25% of the CAMOFI Note outstanding in the event that the market price exceeds $3.63 for 20 consecutive trading days and providing that the conversion does not result in excess of 75% of the original aggregate principal amount of the CAMOFI Note being converted, and

      o 100% of the CAMOFI Note outstanding in the event that the market price exceeds $4.35 for 20 consecutive trading days.

We are required to pay interest on a monthly basis and on each conversion date in cash. All interest outstanding as of the maturity date is due in full. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum.

We may prepay all or part of the CAMOFI Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the CAMOFI Note is due upon default under the terms of Note. In addition, we granted CAMOFI a security interest in substantially all of our assets and intellectual property as well as registration rights.

The CAMOFI Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event we issue common stock at a price below the exercise price.

CAMOFI has contractually agreed to restrict its ability to convert the CAMOFI Note and exercise the Warrant and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

The CAMOFI Note and CAMOFI Warrant were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

* Unless indicated otherwise, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Global Axcess or executive officers of Global Axcess, and transfer was restricted by Global Axcess in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Global Axcess Corp., Inc., a Nevada corporation.

Exhibit Description No.

3.1 Articles of Incorporation - Restated and Amended May 30, 2001(Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

3.2 ByLaws of Global Axcess Corp. - As Amended (Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003);

3.3 Amendment to the Articles of Incorporation (Incorporated by reference to Form 8-K filed with the SEC on May 3, 2005)

4.1 Securities Purchase Agreement dated March 11, 2005 of Global Axcess Corp (Incorporated by reference to Form 8-K filed with the SEC on April 4,
      2005)

4.2 Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K filed with the SEC on April 4, 2005)

4.3 Securities Purchase Agreement dated October 27, 2005 entered by and between the Company and the Investor (1)

4.4 9% Senior Subordinated Secured Convertible Note dated October 27, 2005 issued by the Company to the Investor (1)

4.5 Common Stock Purchase Warrant dated October 27, 2005 issued by the Company to the Investor (1)

4.6 Registration Rights Agreement dated October 27, 2005 entered by and between the Company and the Investor (1)

4.7   Subsidiary Guarantee dated October 27, 2005 (1)

4.8 Subordination Agreement dated October 27, 2005 entered by and between the Company, the Investor and Wachovia (1)

4.9 Security Agreement dated October 27, 2005 entered by and between the Company and the Investor (1)

4.10 Third Amended and Restated Loan Agreement dated October 27, 2005 entered by and between the Company and Wachovia (1)

4.11  Promissory Note dated October 27, 2005 issued by the Company to Wachovia
      (1)

4.12  Form of Subscription Agreement dated November 8, 2005 (2)

4.13  Form of Common Stock Purchase Warrant dated November 8, 2005 (2)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on June 18, 2004)

10.1 Agreement entered into with Food Lion, LLC and Nationwide Money Services, Inc dated October 5, 2001 (Incorporated by reference to form 10KSB filed with the SEC on April 16, 2002)

10.2 Asset Purchase Agreement dated October 28, 2005 by and between the Company and Amer-E-Com Digital Corporation (1)

10.3 Distributor ATM Processing Agreement between Nationwide Money Services and Genpass Technologies LLC dated December 15, 2005 (3)

14.1 Code of Ethics and Business Conduct of Officers, Directors and Employees of Global Axcess Corp. (Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

16.1 Letter from L.L. Bradford & Company, LLC (incorporated by reference form 8-K current report filed with the SEC on July 1, 2003)

16.2 Letter from Weinberg & Company, P.A. (incorporated by reference form 8-K current report filed with the SEC on October 17, 2005)

21.1 List of Subsidiaries (Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on June 18, 2004)

23.1  Consent of Weinberg & Company, P.A.

23.2  Consent of Kirkland, Russ, Murphy & Tapp, P.A.

23.3  Consent of legal counsel (see Exhibit 5.1).

-----------------------------------------------------

(1) Incorporated by reference to the Form 8K Current Report filed with the Securities Exchange Commission on November 1, 2005

(2) Incorporated by reference to the Form 8K Current Report filed with the Securities Exchange Commission on November 15, 2005

(3) Incorporated by reference to the Form 8K Current Report filed with the Securities Exchange Commission on December 20, 2005

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Ponte Vedra Beach, State of Florida, on January 10, 2006.

                                         GLOBAL AXCESS CORP.

                                         By: /s/ Michael Dodak
                                             -----------------
                                             Name: Michael Dodak
                                             Title: CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Dodak as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement was signed by the following persons in the capacities and on January 10, 2006.

Signature                                       Title
---------                                       -----

/s/Michael Dodak
----------------
Michael Dodak                              CEO, Chairman

/s/David Fann
----------------
David Fann                                 President, Director


----------------
Lock Ireland                               Director

/S/ Robert Landis
----------------
Robert Landis                              Director


----------------
Robert Pearson                             Director

/S/ Alan W. Rossiter
----------------
Alan W. Rossiter                           Director

/s/ Joseph M. Loughry, III
----------------
Joseph M. Loughry, III                     Director

/S/ David J. Surette
----------------
David J. Surette                           Chief Financial Officer and Chief
                                           Accounting Officer